===================================================================


Counterpart no. __ of __ serially numbered manually executed counterparts. To the extent that this document constitutes chattel paper under the Uniform
Commercial Code, no security interest in this document may be created through the transfer and possession of any counterpart other than Counterpart No. 1.

                           Lease Intended as Security







                          Dated as of January 15, 1998



                                      among


                               Apogee Coal Company
                              Catenary Coal Company
                               Hobet Mining, Inc.
                                   as Lessees


                    First Security Bank, National Association
                                    as Lessor





                                       and





                     The persons listed on Schedule I hereto
                            as Certificate Purchasers

      ===================================================================

                                Table of Contents

                                                                          Page

Parties....................................................................1

Article I       Definitions................................................2


Article II      Acquisition and Lease; General Provisions.................21

    Section 2.1.  Funding; Payment of Purchase Price......................21
    Section 2.2.  Application of Funds; Sale and Lease
                  of Units................................................22
    Section 2.3.  Time and Place of Delivery Date.........................22
    Section 2.4.  Postponement of Delivery Date...........................22
    Section 2.5.  Nature of Transaction...................................23
    Section 2.6.  Replacements............................................23
    Section 2.7.  No Warranty.............................................23
    Section 2.8.  Legal and Tax Representation............................24
    Section 2.9.  Computations; Conclusive Determinations.................24

Article III     Conditions to Delivery Date...............................25

    Section 3.1.  Delivery Date Notice....................................25
    Section 3.2.  Appraisal...............................................25
    Section 3.3.  Lease...................................................26
    Section 3.4.  Trust Agreement.........................................26
    Section 3.5.  Bills of Sale...........................................26
    Section 3.6.  Acceptance Certificate..................................26
    Section 3.7.  Search Reports..........................................26
    Section 3.8.  Financing Statements....................................26
    Section 3.9.  Transaction Costs; Fees.................................26
    Section 3.10. Opinions of Counsel.....................................27
    Section 3.11. Corporate Status and Proceedings........................27
    Section 3.12. Consents and Approvals..................................28
    Section 3.13. Payment of Impositions..................................28
    Section 3.14. Insurance...............................................28
    Section 3.15. Absence of Material Adverse Effect......................28
    Section 3.16. No Casualty.............................................28
    Section 3.17. Representations and Warranties True;
                  Absence of Defaults.....................................28
    Section 3.18. Certificates............................................28
    Section 3.19. Guaranty Agreements.....................................29
    Section 3.20. Terminations and Releases...............................29
    Section 3.21. Dal-Tex Bill of Sale....................................29
    Section 3.22. Proceedings Satisfactory, Etc...........................29

Article IV      Lease Term, Rent and Payment..............................29

    Section 4.1.  Lease Term..............................................29
    Section 4.2.  Lease Renewal...........................................29
    Section 4.3.  Rent Payments...........................................29
    Section 4.4.  Place and Manner of Payment.............................29
    Section 4.5.  Net Lease...............................................30
    Section 4.6.  Overdue Amounts.........................................31
    Section 4.7.  No Termination or Abatement.............................31
    Section 4.8.  Joint and Several Liability of Lessees..................31
    Section 4.9.  Appointment of Parent Guarantor as
                  Lessees' Agent for Lessees..............................33

Article V       Possession, Assignment, Use and
                Maintenance of Units......................................33

    Section 5.1.  Possession and Use of Units;
                  Compliance with Laws....................................33
    Section 5.2.  Subleases and Assignments...............................34
    Section 5.3.  Maintenance.............................................35
    Section 5.4.  Alterations, Modifications, etc.........................36
    Section 5.5.  Liens...................................................37
    Section 5.6.  Identifying Numbers; Legend; Changes;
                  Inspection..............................................37

Article VI      Risk of Loss; Insurance...................................38

    Section 6.1.  Casualty................................................38
    Section 6.2.  Insurance Coverages.....................................40
    Section 6.3.  Insurance Certificates..................................41

Article VII     Indemnification...........................................42

    Section 7.1.  General Indemnification.................................42
    Section 7.2.  General Tax Indemnity...................................43
    Section 7.3.  Excessive Use Indemnity.................................46
    Section 7.4.  Gross Up................................................46
    Section 7.5.  Increased Capital Costs.................................46
    Section 7.6.  LIBO Rate Illegal, Unavailable or
                  Impracticable...........................................47
    Section 7.7.  Funding Losses..........................................47
    Section 7.8.  Actions of Affected Certificate
                  Purchasers..............................................48

Article VIII    Events of Default; Remedies...............................48

    Section 8.1.  Events of Default.......................................48
    Section 8.2.  Remedies................................................51
    Section 8.3.  Sale of Collateral......................................52
    Section 8.4.  Application of Proceeds.................................52
    Section 8.5.  Right to Perform Obligations............................53
    Section 8.6.  Power of Attorney.......................................53
    Section 8.7.  Remedies Cumulative; Consents...........................53

Article IX      Lessor....................................................54

    Section 9.1.  Compensation of Lessor..................................54
    Section 9.2.  Limitations.............................................54

Article X       Distributions to Certificate Purchasers...................55


Article XI      Lease Termination.........................................55

    Section 11.1. Lessees' Options........................................55
    Section 11.2. Election of Options.....................................56
    Section 11.3. Sale Option Procedures..................................56
    Section 11.4. Appraisals..............................................57
    Section 11.5. Early Termination.......................................57

Article XII     Representations and Warranties............................59

    Section 12.1. Representations and Warranties of
                  Lessees.................................................59
    Section 12.2. Representations and Warranties of
                  Certificate Purchasers..................................64
    Section 12.3. Representations and Warranties of
                  Certificate Trustee.....................................65

Article XIII    Covenants.................................................66

    Section 13.1. Covenants of Lessees....................................66
    Section 13.2. Covenants of Certificate Trustee........................69
    Section 13.3. Covenants of Certificate Purchasers.....................69

Article XIV     Assignment By Certificate Purchasers;
                Participations............................................70

    Section 14.1. Assignments.............................................70
    Section 14.2. Participations..........................................71

Article XV      Ownership and Grant of Security Interest..................71

    Section 15.1. Grant of Security Interest..............................71
    Section 15.2. Retention of Proceeds...................................72

Article XVI     Intentionally Omitted]....................................72


Article XVII    Miscellaneous.............................................72

    Section 17.1. Payment of Transaction Costs and Other
                  Costs...................................................72
    Section 17.2. Effect of Waiver........................................72
    Section 17.3. Survival of Covenants...................................73
    Section 17.4. Applicable Law..........................................73
    Section 17.5. Effect and Modification.................................73
    Section 17.6. Notices.................................................73
    Section 17.7. Consideration for Consents to Waivers
                  and Amendments..........................................73
    Section 17.8. Counterparts............................................74
    Section 17.9. Severability............................................74
    Section 17.10.Successors and Assigns..................................74
    Section 17.11.No Third-Party Beneficiaries............................74
    Section 17.12.Brokers.................................................74
    Section 17.13.Captions; Table of Contents.............................74
    Section 17.14.Schedules and Exhibits..................................74
    Section 17.15.Submission to Jurisdiction..............................74
    Section 17.16.Jury Trial..............................................75
    Section 17.17.License to Enter Land...................................75

Schedule I     List of Certificate Purchasers; Addresses for
               Payment and Other Communications to all Parties

Schedule II    A. Description of Units
               B. Rental Schedule

Schedule III   Filings and Recordings

Schedule IV    Governmental Actions

Exhibit A      Form of Bill of Sale
Exhibit B      Form of Acceptance Certificate
Exhibit C-1    Form of Opinion of Lessees' General Counsel
Exhibit C-2    Form of Opinion of Local Counsel
Exhibit C-3    Form of Opinion of Lessor's Counsel
Exhibit C-4    Form of Opinion of Certificate Purchasers' Special Counsel
Exhibit D      Form of Delivery Date Notice
Exhibit E-1    Form of Officer's Certificate
Exhibit E-2    Form of Secretary's Certificate
Exhibit E-3    Form of Guarantor's Officer's Certificate
Exhibit E-4    Form of Guarantor's Secretary's Certificate
Exhibit E-5    Form of Certificate Trustee's Officer's Certificate
Exhibit F      Form of Assumption Agreement

                           Lease Intended As Security

     This Lease Intended as Security (as amended and supplemented from time to time, this "Lease") is entered into as of January 15, 1998 among: Apogee Coal Company, a Delaware corporation ("Apogee"), with its principal office at Pyatt Black Top Road, Percy, Illinois 62272, Catenary Coal Company, a Delaware corporation ("Catenary") with its principal office at 5914 Cabin Creek Road, Eskdale, West Virginia 25122, and Hobet Mining, Inc., a West Virginia corporation with its principal office at State Route 119, South Schaffer Road, Madison, West Virginia 25130 ("Hobet") (Hobet, Apogee and Catenary are each a "Lessee" and collectively, "Lessees"); First Security Bank, National Association, a national banking association (in its individual capacity, "First Security"), not in its individual capacity (except as specifically set forth herein) but solely in its capacity as certificate trustee under the Trust Agreement referred to below, as lessor ("Certificate Trustee" or "Lessor"); and the Persons listed in Schedule I hereto as certificate purchasers (each individually a "Certificate Purchaser" and collectively, together with any permitted successors or assigns, the "Certificate Purchasers"; provided that no such reference shall be deemed to refer to any Person who is not a holder of a Certificate at the date of determination, other than for purposes of Article VII hereof).


                                    Recitals:

     Whereas, on the Delivery Date, Lessor, on behalf of the Certificate Purchasers, will purchase from each Lessee, and each Lessee will transfer to Lessor, for the benefit of Certificate Purchasers, the items of personal property described on Schedule II hereto set forth under such Lessee's name (each such item, together with any replacement Units that may be hereafter substituted for any thereof and subject to this Lease from time to time, being referred to collectively as the "Units" and individually as a "Unit"); and

     Whereas, upon the transfer of the Units on the Delivery Date, Lessor, on behalf of the Certificate Purchasers, will lease the Units described on Schedule II hereto set forth under each Lessee's name to such Lessee and each Lessee will lease the Units described on Schedule II hereto set forth under such Lessee's name from Lessor, for the benefit of the Certificate Purchasers, pursuant to the terms of this Lease, upon the terms and conditions hereinafter set forth; and

     Whereas, each Certificate Purchaser shall hold an undivided interest in each Unit equal to such Certificate Purchaser's Investment Percentage, which interest shall be represented by a Certificate registered in such Certificate Purchaser's name;

     Now Therefore, in consideration of the mutual terms and conditions herein contained, the parties hereto agree as follows:

Arch Coal Trust No. 1998-1                        Lease Intended as Security


                                    Article I

                                   Definitions

     In this Lease and each other Operative Document, unless the context otherwise requires:

          (a) any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

          (b) words importing the singular include the plural and vice versa;

          (c) words importing a gender include any gender;

          (d) a  reference  to a part,  clause,  section,  article,  exhibit  or schedule is a reference to a part, clause, section and article of, and exhibit and schedule to, such Operative Document;

          (e) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws amending, supplementing, supplanting, varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

          (f) a reference to a document includes any amendment or supplement to, or replacement or novation of, that document;

          (g) a reference to a party to a document includes that party's successors and permitted assigns;

          (h) a reference to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement followed by or referable to an enumeration of specific matters to matters similar to those specifically mentioned; and

          (i) except as otherwise provided in the Operative Documents, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to the Operative Documents shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Article IV of the Parent Guaranty (and all defined terms used in the definition of any accounting term used in Article IV of the Parent Guaranty shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the financial information referred to in clause (p) of Article IV of the Parent Guaranty. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Article IV of the Parent Guaranty based upon Parent Guarantor's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Lease that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with Parent Guarantor's financial statements at that time.

     Further, each of the parties to the Operative Documents and their counsel have reviewed and revised the Operative Documents, or requested revisions thereto, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in construing and interpreting the Operative Documents.

     "Acceptance Certificate" is defined in Section 3.5.

     "Accrual Rent" means, with respect to each Rent Period, an amount equal to interest accrued on the Lease Balance outstanding during such period at the Interest Rate.

     "Administrative Charge" means an amount equal to the amount, if any, required to compensate each Certificate Purchaser for any losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by such Certificate Purchaser to fund its obligations under the Operative Documents) it may incur as a result of (i) any Lessee's payment of Rent other than on a Payment Date, (ii) any Lessee's payment of the Lease Balance on any date other than a Payment Date, or (iii) any condition described in Article VII hereof.

     "Affiliate" as to any Person means any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

     "Applicable Administrative Charge" means, as of any date of determination in respect of any event, any Administrative Charge determined to be due and owing in respect of such event.

     "Applicable Laws and Regulations" means all existing and future applicable laws (including Environmental Laws), rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment), to which any Lessee or any Unit is subject.

     "Applicable Percentage" means, as of the end of the Base Term and each Renewal Term, the percentage set forth opposite each such date on Schedule II to this Lease.

     "Applicable Percentage Amount" means, as of any date of determination, the product obtained by multiplying the aggregate original Purchase Price of the Units then subject to this Lease by the Applicable Percentage for the period in which such date occurs.

     "Appraisal" means each appraisal of the Units from an Appraiser received pursuant to the terms of this Lease.

     "Appraised Value" means, with respect to any Unit as of any date of determination, the Fair Market Value of such Unit as set forth in the Appraisal therefor.

     "Appraiser" means Marston & Marston, Inc., or such other Person as may be selected by Lessor.

     "Assumption Agreement" means an assumption agreement in the form of Exhibit F attached hereto or otherwise acceptable to Lessor entered into pursuant to
Section 14.1.

     "Authority" means any applicable foreign, Federal, state, county, municipal or other government or governmental, quasi-governmental or regulatory authority, agency, board, body, commission, instrumentality, court or tribunal, or any political subdivision of any thereof, or arbitrator or panel of arbitrators.

     "Authorized Trustee Officer" means any officer in the corporate trust administration department of the Certificate Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Certificate Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "B of A" means Bank of America National Trust & Savings Association.

     "BALCAP" is defined in Section 3.9.

     "Base Rate" means, relative to any day during any Rent Period or portion thereof with respect to the Lease Balance, the rate of interest publicly announced from time to time by B of A in San Francisco, California as its
"Reference Rate" on such day of such Rent Period, with any change in the "Reference Rate" to take effect on the day specified in such public announcement. The "Reference Rate" is set by B of A based on various factors, including B of A's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans (which loans may be priced at, above or below the "Reference Rate").

     "Base Term" is defined in Section 4.1.

     "Basic Rent" is defined in Section 4.3.

     "Benefit Arrangement" means at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by Parent Guarantor or any ERISA Affiliate.

     "Bill of Sale" is defined in Section 3.5.

     "Board of Directors" means, with respect to a corporation, either the board of directors or any duly authorized committee of that board of directors which, pursuant to the by-laws of such corporation, has the same authority as that board of directors as to the matter at issue.

     "Business Day" means any day on which Federal and state chartered banks in the States of Illinois, California, Missouri and Utah are all open for commercial banking business.

     "Capital Rent" means, for each Payment Date during the Base Term and each Renewal Term, that portion of the installment of Basic Rent payable on such Payment Date designated as Capital Rent on Schedule II.

     "Casualty" means any of the following events in respect of any Unit: (a) the total loss of such Unit, the total loss of use thereof due to theft, disappearance, destruction, damage beyond repair or the rendering of such Unit permanently unfit for normal use for any reason whatsoever; (b) any damage to such Unit which results in an insurance settlement with respect to such Unit on the basis of a total loss or a constructive total loss; (c) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, such Unit; or (d) as a result of any Applicable Laws and Regulations or other action by any Authority, the use of such Unit in the normal course of any Lessee's business shall have been prohibited, directly or indirectly, for a period equal to the lesser of 180 consecutive days and the remaining Lease Term.

     "Casualty Amount" means, with respect to any Unit as of any date specified for payment thereof, a portion of the Lease Balance equal to the product obtained by multiplying the entire outstanding Lease Balance by the Unit Value Fraction of such Unit, plus all Accrual Rent accrued on such portion of the Lease Balance to the date of payment, plus the Applicable Administrative Charge on such portion of the Lease Balance.

     "Casualty Recoveries" shall have the meaning provided in Section 6.1.

     "Certificate" is defined in Section 2.1(a) of the Trust Agreement.

     "Certificate Purchaser" is defined in the introductory paragraph.

     "Certificate Purchaser Amount" means at any time of determination, the aggregate amount funded by a Certificate Purchaser under Section 2.1 minus the aggregate amount of all distributions of invested capital (including a Certificate Purchaser's pro rata share of Capital Rent) actually received by such Certificate Purchaser.

     "Certificate Trustee" means First Security Bank, National Association, not in its individual capacity (except as expressly provided herein) but solely as Certificate Trustee under the Trust Agreement, and any successor or replacement Certificate Trustee expressly permitted under the Operative Documents.

     "Claims" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, utility charges, costs, fees, expenses and disbursements (including, without limitation, legal fees (including allocated time charges of internal counsel)) and expenses and costs of investigation which, in the case of counsel or investigators retained by an Indemnitee, shall be reasonable) of any kind and nature whatsoever.

     "Code" means the Internal Revenue Code of 1986.

     "Collateral" means all of each of Lessee's right, title and interest in and to each of the following, however arising and whether now existing or hereafter acquired or arising:

          (a) the Units (including all Parts thereof, accessions thereto and replacements and substitutions therefor);

          (b) the Subleases;

          (c) all contracts necessary to operate and maintain the Units;

          (d) any rights to a rebate, offset or other assignment, warranty or service under a purchase order, invoice or purchase agreement with any manufacturer of any Unit;

          (e) all books, manuals, logs, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing; and

          (f) all products, accessions, rents, issues, profits, returns, income, investment property and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d) and (e) above and, to the extent not otherwise included, all payments under insurance (whether or not Certificate Purchaser is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

     "Commitment" means, as to any Certificate Purchaser, such Certificate Purchaser's obligation to make amounts available for the purchase of Units, in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Certificate Purchaser's name on Schedule I.

     "Commitment Percentage" means, as to any Certificate Purchaser, at any date
of  determination,   the  percentage  of  the  aggregate   unfunded   Commitment
represented by such Certificate Purchaser's unfunded Commitment.

     "Consolidated Capitalization" means as of any date of determination, for Parent Guarantor and its Subsidiaries as of such date, determined and consolidated in accordance with GAAP, the sum of (i) total stockholders' equity, and (ii) Consolidated Debt.

     "Consolidated Debt" means as of any date of determination the aggregate of the following for Parent Guarantor and its Subsidiaries, as of such date, determined and consolidated in accordance with GAAP: (i) all indebtedness for borrowed money (including, without limitation, all subordinated indebtedness),
(ii) all amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) all indebtedness in respect of any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, and (iv) the amount of all indebtedness (whether matured or
unmatured,   liquidated  or  unliquidated,   direct  or  indirect,  absolute  or
contingent, or joint or several) in respect of all Guarantees of indebtedness for borrowed money. It is expressly agreed that the amount of the indebtedness in respect of the Guaranty by Parent Guarantor of the Port Bond shall be excluded from the amount determined under clause (iv) of the previous sentence. Further, it is expressly agreed that the difference between actual funded indebtedness and the fair market value of funded indebtedness recorded as required by Accounting Principles Board Opinion No. 16 (as in effect on the Delivery Date) will be excluded from indebtedness in the determination of Consolidated Debt.

     "Consolidated EBITDA" for any period of determination means the sum of income from operations before the effect of changes in accounting principles and extraordinary items, depreciation, amortization, depletion, net interest expense and income taxes, in each case of Parent Guarantor and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

     "Consolidated Tangible Net Worth" means, (i) the total assets of Parent Guarantor and its Subsidiaries which would be shown as assets on a consolidated balance sheet of Parent Guarantor and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus (ii)
(A) the total liabilities of Parent Guarantor and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of Parent Guarantor and its Subsidiaries as of such time prepared in accordance with GAAP and (B) the net book amount of all assets of Parent Guarantor and its Subsidiaries (after deducting any reserves applicable thereto) which would be shown as intangible assets on a consolidated balance sheet of Parent Guarantor and its Subsidiaries as of such time prepared in accordance with GAAP.

     "Dal-Tex Lease" means that certain Equipment Lease dated as of January 29, 1993 among First Trust National Association, as successor in interest to Continental Bank, National Association, as Trustee, as Lessor, Hobet Mining, Inc., as successor in interest to Dal-Tex Coal Corporation, and Ashland Coal, Inc.

     "Dal-Tex Security Agreement" means that certain Security Agreement dated as of January 29, 1993 from First Trust National Association, as successor in interest to Continental Bank, National Association, as Trustee, to Bank of America NT & SA, as successor in interest to Continental Bank, N.A., as Collateral Agent.

     "Debt/Capitalization Ratio" means the ratio of Consolidated Debt (as the numerator) to Consolidated Capitalization (as the denominator), expressed as a percentage.

     "Delivery Date" means the actual date on or prior to January 29, 1998 on which the transactions contemplated in Article II are completed.

     "Delivery Date Notice" is defined in Section 3.1.

     "Employee Benefit Plan" means an employee benefit plan (within the meaning of Section 3(3) of ERISA, including any multiemployer plan (within the meaning of Section 3(37) (A) of ERISA)), or any "plan" as defined in Section 4975(e) (1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect at the time of any determination under the Operative Documents. The assets of an Employee Benefit Plan shall be determined using the foregoing criteria, including on the date hereof the Department of Labor plan asset regulation (29 C.F.R. ss. 2510.3-101).

     "Environmental Laws" means and includes the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Hazardous Materials Transportation Act of 1975, the Toxic Substances Control Act, the Clean Air Act, the Federal Insecticide, Fungicide and Rodenticide Act and all similar Federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other Federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of a Unit or any facility or location at which Units are stored or serviced.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means each entity required to be aggregated with Parent Guarantor pursuant to the requirement of Section 414(b) or 414(c) of the Code.

     "Eurodollar Reserve Percentage" means the daily average for the applicable Rent Period of the maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Rent Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities," as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on the Lease Balance is determined or any category of extension of credit or other assets that include loans by non-United States offices of B of A or the LIBOR Office to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Lease Balance shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     "Event of Default" is defined in Section 8.1.

     "Excluded Amounts" means:

          (a) all indemnity payments and expenses to which Lessor, Certificate Trustee or any Certificate Purchaser (or the respective successors, assigns, agents, officers, directors or employees of any such Person) is entitled pursuant to the Operative Documents;

          (b) any amounts payable under any Operative Document to reimburse Lessor, Certificate Trustee or any Certificate Purchaser (including the reasonable expenses of Lessor, Certificate Trustee, and any Certificate Purchaser incurred in connection with any such payment) for performing any of the obligations of any Lessee under and as permitted by any Operative Document;

          (c) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies payable to Lessor, Certificate Trustee or any Certificate Purchaser (or the respective successors, assigns, agents, officers, directors or employees of any such Person);

          (d) any insurance proceeds under policies maintained by Lessor, Certificate Trustee or any Certificate Purchaser and not required to be maintained by Lessees under this Lease;

          (e) any amounts payable to Lessor, Certificate Trustee, First Security or any Certificate Purchaser pursuant to Section 3.9 or 9.1, whether or not such amounts are or can be characterized as Supplemental Rent; and

          (f) any payments of interest on payments referred to in clauses (a) through (e) above.

     "Fair Market Value" means, with respect to any Unit as of any date, the retail price which a purchaser would pay to purchase such Unit in an arm's-length transaction between a willing buyer and a willing seller, neither of them being under any compulsion to buy or sell. In making any determination of Fair Market Value, Appraiser may assume such Unit has been maintained in accordance with the requirements of this Lease and that such Unit is in the condition in which it is required to be hereunder as of the date for which such determination is made (unless such fair market value is being determined for purposes of Section 11.4, in which case the foregoing assumptions shall not be made and Appraiser shall determine the actual condition of each Unit). Appraiser shall use such reasonable methods of appraisal as are chosen by Lessor.

     "First  Security"  means First Security Bank,  National  Association or any
successor  financial   institution  acting  as  Certificate  Trustee  under  the
Operative Documents, in each case, in its individual capacity.

     "Funding" is defined in Section 2.1.

     "GAAP" means Generally Accepted Accounting Principles as are in effect from time to time, subject to the provisions of clause (i) of this Article I, and applied on a consistent basis both as to classification of items and amounts.

     "Governmental Action" means all applicable permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Authority, or required by any Applicable Laws and Regulations.

     "Guaranty" of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

     "Hazardous Material" means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any hazardous or solid waste, hazardous substance or chemical substance, as such terms are defined under the Resource Conservation and Recovery Act (42 U.S.C. Sections 4901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.) or any similar state law.

     "Incipient Default" means any condition, event or act, which with notice or lapse of time or both, would become an Event of Default.

     "Indebtedness" means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of any such Indebtedness.

     "Indemnitee" means each Certificate Purchaser, Lessor, Certificate Trustee, First Security and their respective Affiliates, successors, permitted assigns, permitted transferees, invitees, contractors, servants, employees, officers, directors, shareholders, partners, participants, representatives and agents; provided, however, that in no event shall any Lessee be an Indemnitee.

     "Insurance Requirements" means all terms and conditions of any insurance policy required by this Lease to be maintained or caused to be maintained by Lessees, and all requirements of the issuer of any such policy.

     "Interest Rate" means, with respect to any Rent Period or portion thereof, the rate per annum equal to the sum of (a) unless, per the terms of Section 2.9(c) or Section 7.6 hereof, the Base Rate is in effect, the LIBO Rate or (b) if the Base Rate is in effect, the Base Rate, in each case, for such Rent Period plus the number of basis points set forth below opposite Parent Guarantor's Debt/Capitalization Ratio as of the most recently ended fiscal quarter reported prior to the commencement of such Rent Period:

                      Ratio                    Basis Points
            Equal to or less than 30%               20
            Greater than 30% to 35%                 22.5
            Greater than 35% to 40%                 25
            Greater than 40% to 45%                 30
            Greater than 45% to 50%                 37.5
            Greater than 50% to 55%                 45
            Greater than 55%                        65

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

     "Investments"  means  collectively all of the following with respect to any
Person: (i) investments or contributions by any of any Lessee, Parent Guarantor or any Subsidiary Guarantor or their Subsidiaries directly or indirectly in or to the capital of or other payments to (except in connection with transactions for the sale of goods or services for fair value in the ordinary course of business) such Person, (ii) loans by any of any Lessee, Parent Guarantor or any Subsidiary Guarantor or their Subsidiaries to such Person, (iii) guaranties by any Lessee, Parent Guarantor or any Subsidiary Guarantor or any of their Subsidiaries directly or indirectly of the obligations of such Person, or (iv) other obligations, contingent or otherwise, of any Lessee, Parent Guarantor or any Subsidiary Guarantor or any of their Subsidiaries to or for the benefit of such Person. If the nature of an Investment is tangible property then the amount of such Investment shall be determined by valuing such property at fair value in accordance with the past practice of such Lessee, Parent Guarantor or such Subsidiary Guarantor, as applicable, and such fair values shall be satisfactory to Lessor, in its sole discretion.

     "Investment Percentage" means, as to any Certificate Purchaser, at a particular time, the percentage of the outstanding Lease Balances at such time represented by such Certificate Purchaser's Certificate.

     "Lease" is defined in the introductory paragraph.

     "Lease Balance" means, as of any date of determination, the aggregate Purchase Price less all payments of Capital Rent and payments thereof pursuant to Sections 6.1, 8.2 and 11.5 theretofore paid by Lessees.

     "Lease Term" is defined in Section 4.1.

     "Lessee" or "Lessees" is defined in the introductory paragraph.

     "Lessees' Agent" means Parent Guarantor.

     "Lessor" is defined in the introductory paragraph of this Lease.

     "Lessor Liens" means Liens on or against any Unit (a) which result from any act of, or any Claim against, Certificate Trustee (in its individual capacity or as Certificate Trustee or both), Lessor or any Certificate Purchaser unrelated to the transactions contemplated by the Operative Documents or (b) which result from any Tax owed by any such Person, except any Tax for which Lessees are obligated to indemnify.

     "LIBO Rate" means, relative to any Rent Period with respect to the Lease Balance, the rate per annum equal to the quotient obtained by dividing (i) the rate per annum at which deposits in United States Dollars appear on the Telerate page 3750 (or any successor page) at or about 11:00 a.m. London time two (2) Business Days prior to the beginning of such Rent Period for delivery on the first day of such Rent Period, and in an amount approximately equal to the amount of the Lease Balance and for a period approximately equal to such Rent Period, by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage.

     "LIBOR Office" means B of A's London, England branch, or such other office of B of A as designated from time to time by notice from Lessor to Certificate Purchasers, whether or not outside the United States, which shall be used for purposes of establishing LIBO Rates hereunder.

     "Lien" means any lien, mortgage, deed of trust, encumbrance, pledge, charge, lease, easement, servitude, right of others or security interest of any kind, including any thereof arising under any conditional sale or other title retention agreement.

     "Loan Documents" means the Revolving Credit Facility, the Administrative Agent's Letter (as defined in the Revolving Credit Facility), the Guaranty Agreement (as defined in the Revolving Credit Facility) and any other instruments, certificates or documents delivered or contemplated to be delivered thereunder or in connection therewith.

     "Major Unit" means each shovel, dragline and any Unit with an Appraised Value in excess of $2,000,000.

     "Material  Adverse Effect" means any set of  circumstances  or events which
(a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Lease or any other Operative Document, (b) is or could reasonably be expected to be materially adverse to the business, financial condition or results of operations of Lessees, Parent Guarantor and Subsidiary Guarantors taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of Lessees, Parent Guarantor and Subsidiary Guarantors taken as a whole to duly and punctually pay or perform their Obligations, or (d) impairs materially or could reasonably be expected to impair materially the ability of Lessor or any Certificate Purchaser, to the extent permitted, to enforce their legal remedies pursuant to this Lease or any other Operative Document.

     "Multiemployer Plan" has the meaning assigned to the term "multiemployer plan" in Section 3(37) of ERISA.

     "Multiple Employer Plan" means a Plan which has two or more contributing sponsors (including Parent Guarantor or any of its ERISA Affiliates) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

     "Obligation" means any obligation or liability of any Lessee, Parent Guarantor or any Subsidiary Guarantor to Lessor or any Certificate Purchaser, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Lease or any other Operative Document.

     "Officer's Certificate" of a Person means a certificate signed by a Responsible Officer of such Person.

     "Operative Documents" means this Lease (including all Annexes, Exhibits and Schedules hereto), the Parent Guaranty, the Subsidiary Guaranty, the Bills of Sale, the Certificates, the Acceptance Certificate, the Delivery Date Notice and any Assumption Agreement.

     "Parent Guarantor" means Arch Coal, Inc., a Delaware corporation.

     "Parent Guaranty" means that certain Guaranty and Suretyship Agreement dated as of January 15, 1998 by Parent Guarantor for the benefit of Lessor and Certificate Purchasers.

     "Part" is defined in Section 5.4.

     "Payment Date" means the last day of each Rent Period.

     "Payment Default" means an event described in Section 8.1(a) (without giving effect to any grace periods).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means, with respect to any Person, a "pension plan" as such term is defined in section 3(2) of ERISA which is subject to Title IV of ERISA and to which such Person may have any liability or contingent liability, including, but not limited to, liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason or being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Permitted Contest" means actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicability to any Unit or any interest therein of any Person of: (a) any law, regulation, rule, judgment, order, or other legal provision or judicial or administrative requirements; (b) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any authorization or other consent, approval or other action by any Authority; or
(c) any Lien or Tax; provided that the initiation and prosecution of such contest would not: (i) result in, or materially increase the risk of, the imposition of any criminal liability on any Indemnitee; (ii) materially and adversely affect the Liens created by the Operative Documents or the right, title or interest of Lessor or any Certificate Purchaser in or to any of the Units or the right of Lessor or any Certificate Purchaser to receive payment of all or any portion of any payment of Rent, Lease Balance, Administrative Charge or any other amount payable under the Operative Documents; (iii) permit, or pose a material risk of, the sale or forfeiture of, or foreclosure on, any Unit or
(iv) materially and adversely affect the fair market value, utility or remaining useful life of any Unit or any interest therein or the continued economic operation thereof; and provided further that in any event adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest.

     "Permitted Encumbrances" means:

          (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

          (ii) Pledges or deposits made in the ordinary course of business to secure payment of reclamation liabilities, worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

          (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

          (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business (it being understood that any appeal or similar bond (other than such a bond required pursuant to Applicable Laws and Regulations to secure in the ordinary course payment of worker's compensation or reclamation liabilities) in an amount exceeding $50,000,000 shall not be in the ordinary course of business);

          (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

          (vi) Liens on property leased by Parent Guarantor or any of its Subsidiaries under capital or operating leases (in either case, as the nature of such lease is determined in accordance with GAAP) securing obligations of Parent Guarantor or such Subsidiary to the lessor under such leases;

          (vii) Purchase Money Security Interests; and

          (viii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and they do not in the aggregate materially impair the ability of any Lessee, Parent Guarantor or any Subsidiary Guarantor to perform its Obligations hereunder or under the Operative Documents:

               (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that such Lessee, Parent Guarantor or such Subsidiary Guarantor maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

               (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

               (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

               (4) Liens resulting from judgments or orders described in Section 8.1(j);

      provided, however, that no such Permitted Encumbrance shall attach or extend to any Collateral.

     "Permitted Investments" shall mean (a) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States is pledged, (b) obligations fully guaranteed by the United States of America, (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including the Certificate Trustee if such conditions are met), (d) repurchase agreements with any financial institution having a combined capital and surplus of at least $650,000,000 fully collateralized by obligations of the type described in clauses (a) and (c) above and (e) any money market fund investing solely in investments of the type described in clause (a), (b) or (c) above (which shall not include any hedge, future or other contract relating thereto); provided that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal funds from an entity described in (c) above; and provided further that no investment shall be eligible as a "Permitted Investment" unless the final maturity or date of return of such investment is 91 days or less from the date of purchase thereof.

     "Permitted Liens" means (i) any rights in favor of Lessor and the Certificate Purchasers pursuant to this Lease or any other Operative Documents;
(ii) materialmen's, mechanics', workers', artisan's, repairmen's, employees' or other like Liens securing payment of the price of goods or services rendered in the ordinary course of business for amounts the payment of which is not overdue or is being contested pursuant to a Permitted Contest; (iii) any Lessor Lien;
(iv) Liens for current Taxes which are not delinquent or the validity of which is being contested pursuant to a Permitted Contest and (v) statutory Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default.

     "Person"  means an  individual,  corporation,  partnership,  joint venture,
association,    joint-stock   company,   trust,   limited   liability   company,
unincorporated organization or Authority.

     "Plan" means at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any ERISA Affiliate for employees of any ERISA Affiliate or (ii) has at any time within the preceding five years been maintained by any entity which was at such time an ERISA Affiliate for employees of any entity which was at such time an ERISA Affiliate.

     "Port Bond" means collectively, those certain Coal Terminal Revenue Refunding Bonds (Dominion Terminal Associates Project), Series 1987-A, B, C and D Bonds issued by Peninsula Ports Authority of Virginia, a political subdivision of the Commonwealth of Virginia, in the face amount of $89,600,000, together with any renewals thereof or replacements therefor so long as the face amount thereof is not in excess of $89,600,000.

     "Private Placement Agreement" means that certain Note Agreement for $50,000,000 of 7.79% Senior Notes of Arch Mineral Corporation, due January 31, 2003, as amended.

     "Proceeds" is defined in Section 11.1(c).

     "Prohibited  Transaction" means a transaction that is prohibited under Code
Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

     "Purchase Money Security Interest" shall mean Liens upon tangible personal property securing loans to Parent Guarantor or any of its Subsidiaries or deferred payments by Parent Guarantor or such Subsidiary for the purchase of such tangible personal property.

     "Purchase Option" is defined in Section 11.1(b).

     "Purchase Option Exercise Amount" means as of any date of determination, the sum of (a) the Lease Balance as of the date of purchase, plus (b) all accrued but unpaid Rent, plus (c) the Applicable Administrative Charge, if any, plus (d) all other sums then due and payable under the Operative Documents by Lessees or any of their Affiliates.

     "Purchase Price" for a Unit means the Appraised Value of such Unit, and the aggregate Purchase Price of all Units shall be the aggregate Appraised Value of the Units, not to exceed the Aggregate Commitment Amount.

     "Recourse Deficiency Amount" means, with respect to the exercise of the Sale Option, the difference between (X) the Purchase Option Exercise Amount at the last day of any Renewal Term in which such Sale Option was elected and (Y) the product obtained by multiplying 15% by the Appraised Value of all Units then subject to this Lease as of the first day of the Renewal Term in which the Sale Option was elected.

     "Regulated  Activity"  means  the  use,  Release,  generation,   treatment,
storage, recycling, transportation or disposal of Hazardous Material to the extent such activities are regulated by any Authority.

     "Release" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

     "Renewal Term" is defined in Section 4.2.

     "Rent" means Basic Rent and Supplemental Rent, collectively.

     "Rent Period" means, (i) for the Base Term or any Renewal Term the period beginning on the first day of the Base Term and ending on (but excluding) (A) with respect to the first Rent Period, the date which occurs three months after the third Business Day following the Delivery Date and (B) with respect to each other Rent Period, each consecutive three-month period thereafter, with each such period ending on the date which numerically corresponds to the date on which such period commenced; provided, however, that (a) if such Rent Period would otherwise end on a day which is not a Business Day, then such Rent Period shall be extended to the next following Business Day, unless (solely for purposes of determining Rent Periods in connection with calculating Accrual Rent on a LIBO Rate basis) the effect of such extension would be to carry such Rent Period into another calendar month, in which case such Rent Period shall end on the Business Day immediately preceding such numerically corresponding day, and
(b) no Rent Period may end later than the last day of the Lease Term.

     "Reportable Event" means a "reportable event" described in Section 4043 of ERISA and the regulations thereunder with respect to a Plan or Multiemployer Plan.

     "Required   Certificate   Purchasers"   means,   as  of  the  date  of  the
determination, holders of Certificates representing at least 51% of the then outstanding Lease Balance.

     "Responsible Officer" means the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President, Executive Vice President or the Treasurer.

     "Revolving Credit Facility" means that certain Credit Agreement dated as of July 1, 1997 by and among PNC Bank, National Association, as administrative and syndication agent, Morgan Guaranty Trust Company of New York, as documentation and syndication agent and the banks party thereto, as such agreement is amended, modified, restated, replaced or refinanced from time to time, including any similar successor agreement or agreements or arrangement or arrangements providing for revolving or working capital indebtedness, whether or not secured; provided that if B of A is no longer a lender thereunder, the term "Revolving Credit Facility" shall be deemed to refer to the last such agreement[s] or arrangement[s] to have been in effect, exclusive of any modification to the terms of such agreements or arrangements that were made in contemplation of the termination of such facility.

     "Sale Option" is defined in Section 11.1(c).

     "Sale Recourse Amount" is defined in Section 11.1(c).

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Significant Subsidiary" means any Subsidiary (other than a Lessee) of Parent Guarantor which at any time (i) has gross revenues equal to or in excess of five percent (5%) of the gross revenues of Parent Guarantor and its Subsidiaries on a consolidated basis, or (ii) has total assets equal to or in excess of five percent (5%) of the total assets of Parent Guarantor and its Subsidiaries, in either case, as determined and consolidated in accordance with GAAP.

     "Sublease" is defined in Section 5.2.

     "Subsidiary" of any Person at any time means (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries,
(iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

     "Subsidiary Guarantors" means Allegheny Land Company, Arch Coal Sales Company, Inc., Ark Land Company, Cumberland River Coal Company and Mingo Logan Coal Company and each other Person that joins the Subsidiary Guaranty as a Subsidiary Guarantor.

     "Subsidiary Guaranty" means that certain Guaranty and Suretyship Agreement dated as of January 15, 1998 made by the Subsidiary Guarantors for the benefit of Lessor and Certificate Purchasers.

     "Supplemental Rent" means any and all amounts, liabilities and obligations other than Basic Rent which Lessees assume or agree or are otherwise obligated to pay under this Lease or any other Operative Document (whether or not designated as Supplemental Rent) to Lessor, any Certificate Purchaser or any other Person, including, without limitation, any Administrative Charge, the Sale Recourse Amount, indemnities and damages for breach of any covenants, representations, warranties or agreements.

     "Taxes" and "Tax" means any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income (whether net, gross or adjusted gross), gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto.

     "Termination Date" means the date on which the Lease Term (including any Renewal Term) ends pursuant to (a) Article VIII in connection with an Event of Default, or (b) Section 11.5 in connection with an early termination, or (c)
Section 11.1 in connection with the exercise of the Purchase Option or Sale Option.

     "Transaction Costs" means

          (i) the reasonable fees and expenses of Chapman and Cutler and any local or special counsel incurred in connection with the negotiation, execution and delivery of the term sheet, the commitment letters, the Operative Documents, and the transactions contemplated thereby incurred through the Delivery Date (subject to the provisions of Section 3.9);

          (ii) the allocated reasonable internal counsel fees of B of A incurred in connection with the Operative Documents;

          (iii) the fees and expenses of the Appraiser and insurance consultant;

          (iv) the fees, costs and expenses of Lessor; and

          (v) all costs of searching and perfecting a first priority security interest in the Units.

     "Trust Agreement" means the Trust Agreement dated as of January 15, 1998, among the Certificate Purchasers and the First Security.

     "Trust Estate" means all estate, right, title and interest of Lessor in, to and under the Trust Agreement, the Lease and all of the other Operative Documents and in and to the Units, including (a) all amounts (other than Excluded Amounts) of Rent and other payments due or to become due of any kind under any Operative Document or for or with respect to the Units or payable under any of the foregoing, (b) any or all payments or proceeds received by Lessor after the termination of this Lease with respect to the Units as the result of the sale, lease or other disposition thereof, and (c) proceeds of the investments in the Certificates, together with any other moneys, proceeds or property received by Lessor under or in connection with the Operative Documents.

     "UCC" means the Uniform Commercial Code of Illinois or any other applicable jurisdiction.

     "Units" is defined in the Recitals.

     "Unit Value Fraction" means, with respect to any Unit, a fraction determined as of any Payment Date the numerator of which is the Purchase Price for such Unit and the denominator of which is the aggregate Purchase Price of all Units then subject to this Lease, including such Unit.

     "Welfare Plan" means, with respect to any Person, a "welfare plan" as such term is defined in section 3(1) of ERISA to which such Person or any ERISA Affiliate to such Person may have any liability or contingent liability.


                                   Article II

                    Acquisition and Lease; General Provisions

     Section 2.1. Funding; Payment of Purchase Price. (a) Subject to the terms and conditions hereinafter set forth, and in reliance on the representations and warranties contained herein or made pursuant hereto, upon receipt of the Delivery Date Notice, each Certificate Purchaser shall transfer to Lessor on the specified Delivery Date an amount equal to the product of the aggregate Purchase Price of the Units specified in the Delivery Date Notice, multiplied by such Certificate Purchaser's Commitment Percentage (each such transfer being referred to herein as a "Funding"). In no event shall any Certificate Purchaser be required to provide funds under this Lease in an aggregate amount exceeding such Certificate Purchaser's Commitment.

     (b) Remittances pursuant to this Section 2.1 shall be made in immediately available funds by wire transfer to the account of Lessor set forth below (or to such other account as specified by Lessor to each Certificate Purchaser from time to time not less than three Business Days prior to the date of the requested Funding) and must be received by Lessor by 11:00 a.m., Chicago time, on the specified Delivery Date:

      Bank:     First Security Bank, National Association

      ABA Routing #: 124-0000-12

      Account #:051-0922115
           Payee:         First Security Bank, N.A.
           Notify:        DeAnn Madsen (801) 246-5809

      Reference: Arch Coal Acct. No. 33833

     Section 2.2. Application of Funds; Sale and Lease of Units. On the Delivery Date, upon (a) receipt by Lessor of all amounts to be paid by the Certificate Purchasers pursuant to Section 2.1, and (b) satisfaction or waiver of each of the conditions set forth in Article III, (i) Lessor shall purchase, for the benefit of the Certificate Purchasers, from each Lessee the Units to be acquired on the Delivery Date from such Lessee, as specified in the Delivery Date Notice delivered pursuant to Section 3.1, (ii) in consideration therefor, Lessor, on behalf of the Certificate Purchasers, shall pay, from the funds made available by the Certificate Purchasers pursuant to Section 2.1, an amount equal to the aggregate Purchase Price of the Units being so sold and purchased in immediately available funds remitted by wire transfer in the amounts and to the accounts specified in the Delivery Date Notice, and (iii) Lessor, on behalf of the Certificate Purchasers, shall lease to each Lessee the Units to be leased to such Lessee set forth on Schedule II so purchased by Lessor and each Lessee shall accept delivery of and lease from Lessor such Units to be leased by such Lessee pursuant to this Lease. Each Certificate Purchaser shall hold an undivided interest in each Unit equal to such Certificate Purchaser's Investment Percentage.

     Section 2.3. Time and Place of Delivery Date. The Delivery Date shall take place on the Delivery Date set forth in the Delivery Date Notice, commencing at 9:00 a.m., Chicago time, at Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, subject to the following:

          (i) the Funding and Delivery Date shall occur on a Business Day on or after the date hereof and not later than January 29, 1998, it being understood that there may be a Funding without the consummation of a Delivery Date if Lessees have postponed the Delivery Date pursuant to
     Section 2.4, so long as the Delivery Date occurs not later than January 29, 1998; and

          (ii) in no event shall the aggregate amount advanced by the Certificate Purchasers exceed the total Commitment, nor shall the aggregate amount advanced by any Certificate Purchaser exceed such Certificate Purchaser's Commitment.

     Section 2.4. Postponement of Delivery Date. In the event that the Certificate Purchasers shall make the Funding requested pursuant to the Delivery Date Notice and the Delivery Date shall not have been consummated on the date specified in such Delivery Date Notice, Lessees shall pay to Lessor, for the benefit of the Certificate Purchasers, interest on the amount funded by each Certificate Purchaser at the Interest Rate, less any interest earned by investing such funded amounts, which interest shall be for the ratable benefit of the Certificate Purchasers; provided that this provision shall not be construed to require Lessor to invest such funds in interest-bearing accounts. Such interest shall be due and payable by Lessees upon the consummation of the Delivery Date and such payment shall be an additional condition precedent to such Delivery Date; provided, however, that no additional Delivery Date Notice shall be required to be given if such Delivery Date is postponed and thereafter consummated; and provided, further, that if such Delivery Date shall not have occurred by the first to occur of (a) the fifth (5th) Business Day following the Funding in respect thereof and (b) January 29, 1998, then all such interest shall be due and payable on such date, and Lessor shall refund to each Certificate Purchaser all amounts funded by such Certificate Purchaser, plus any amounts due pursuant to Section 7.7.

     Section 2.5. Nature of  Transaction.  It is the intent of the parties that:
(a) the transaction contemplated hereby constitutes an operating lease from Lessor to Lessees for purposes of each Lessee's financial reporting, (b) the transaction contemplated hereby preserves ownership in the Units to Lessees for all other purposes including Federal and state income tax, bankruptcy and UCC and state commercial law purposes, (c) this Lease grants a Lien in the Units and the other Collateral to Lessor, for the benefit of the Certificate Purchasers, and (d) the obligations of Lessees to pay Capital Rent and Accrual Rent shall be treated as payments of principal and interest, respectively. Except as specifically provided for herein, Lessor, for the benefit of the Certificate Purchasers, shall retain title to the Units, free and clear of all Liens other than Permitted Liens, as security for the obligations of Lessees under the Operative Documents. Lessees shall not have any right, title or interest in the Units except as expressly set forth in this Lease. Each of the parties to this Lease agrees that it will not, nor will any Person controlled by it, or under common control with it, directly or indirectly, at any time take any action or fail to take any action with respect to the filing of any income tax return, including an amended income tax return, inconsistent with the intention of the parties expressed in this Section 2.5.

     Section 2.6. Replacements. Certificate Purchasers hereby agree that they shall instruct Lessor to release a Part or Unit from this Lease and evidence such release by the execution and delivery of a termination statement release and such other documents as may be required to release the replaced Part or Unit from this Lease and which are in form and substance satisfactory to Lessor subject to the satisfaction of the conditions set forth herein with respect to the release of such Part or Unit.

     Section 2.7. No Warranty. The Units are leased by Lessees "as is" in their present or then condition, as the case may be, subject to (i) any rights of any parties in possession thereof, (ii) the state of title thereto existing at the time Certificate Purchasers acquire their respective interest in the Units,
(iii) any state of fact which an accurate physical inspection might show, and each Lessee confirms that its execution and delivery of the Acceptance Certificate shall constitute its certification that it has inspected and accepts, as between Lessor and such Lessee, each Unit which is the subject matter thereof, (iv) all Applicable Laws and Regulations, and (v) any violations of Applicable Laws and Regulations which may exist at the commencement of the related Lease Term. Each Lessee acknowledges and agrees that (a) each Unit leased by such Lessee is of a size, design, capacity and manufacture selected by such Lessee, (b) such Lessee is satisfied that the same is suitable for its purposes, (c) neither any Certificate Purchaser nor Lessor is a manufacturer thereof or a dealer in property of such kind, (d) neither any Certificate Purchaser nor Lessor shall be liable for any latent, hidden or patent defect in any Unit, or the failure of any Unit to comply with Applicable Laws and Regulations and (e) neither any Certificate Purchaser nor Lessor has made, or does or will make, (i) any representation or warranty or covenant, with respect to the title, merchantability, fitness for a particular purpose, condition, quality, description, durability or suitability of any such Unit in any respect or in connection with or for the purposes and uses of such Lessee or (ii) any other representation or warranty whatsoever, express or implied, with respect to any Unit, it being agreed that all risks, as between Certificate Purchasers and Lessor, on the one hand, and Lessees, on the other hand, shall be borne by Lessees. Each Lessee hereby assigns to Lessor as further security for such Lessee's obligations under this Lease, to the extent assignable, all of its interest, if any, in any warranties, covenants and representations of any vendor of any Unit and Lessor hereby assigns to such Lessee, to the extent assignable, all of Lessor's interest in such warranties, covenants and representations; provided that (x) such assignment by Lessor to such Lessee shall be effective only when no Event of Default has occurred and is continuing and (y) any action taken by such Lessee by reason thereof shall be at the expense of such Lessee and shall be consistent with such Lessee's obligations pursuant to this Lease.

     Section 2.8. Legal and Tax Representation. Each Lessee acknowledges and agrees that neither any Certificate Purchaser nor Lessor has made any representations or warranties concerning the tax, accounting or legal characteristics of this Lease and that such Lessee has obtained and relied on such tax, accounting and legal advice regarding this Lease and the other Operative Documents as it deems appropriate.

     Section 2.9. Computations; Conclusive Determinations.

     (a) All computations of accrued amounts pursuant to the Operative Documents shall be made on the basis of actual number of days elapsed in (i) a 360-day year with respect to any determination of LIBO Rate and (ii) a 365/366-day year with respect to any determination of Base Rate. Lessor shall, as soon as practicable but in no event later than 11:00 a.m Chicago time, one Business Day prior to the effectiveness of each Interest Rate, calculate such Interest Rate and notify Lessees' Agent and each Certificate Purchaser thereof; provided that the failure to give or receive any such notice shall not limit any Lessee's obligations under this Lease.

     (b) Each determination of the Interest Rate pursuant to any provisions of this Lease or any of the other Operative Documents shall be conclusive and binding on Lessees and Certificate Purchasers in the absence of manifest error.

     (c) Notwithstanding anything in this Lease to the contrary, the Base Rate shall be in effect for purposes of calculating the Interest Rate for each day from and including the Delivery Date to but excluding the third Business Day occurring thereafter and shall be determined on the Delivery Date.


                                   Article III

                           Conditions to Delivery Date

     The obligation of each Certificate Purchaser to make its Funding hereunder and of Lessor to purchase from, and lease to, each Lessee the Units to be purchased from and leased to such Lessee on the Delivery Date, shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to Lessor and each Certificate Purchaser), or the waiver in writing by Lessor and each Certificate Purchaser, of the conditions precedent set forth in this Article III on or prior to the Delivery Date (except that the obligation of any party hereto shall not be subject to the performance or compliance of such party or of any of such party's Affiliates).

     Section 3.1. Delivery Date Notice. Lessees' Agent shall have delivered to Lessor and each Certificate Purchaser, not later than 12:00 noon, Chicago time, not earlier than the tenth (10th) and not later than the third (3rd) Business Day prior to the proposed Delivery Date, an irrevocable notice substantially in the form of Exhibit D (a "Delivery Date Notice"), setting forth (i) the proposed Delivery Date, (ii) a description (including model, make and serial number) of each Unit to be purchased on the Delivery Date, (iii) the respective Purchase Prices of such Units, and (iv) wire transfer instructions for the disbursement of funds.

     Section 3.2. Appraisal. At least 3 Business Days prior to the Delivery Date, Lessor and each Certificate Purchaser shall have received an Appraisal to their satisfaction opining (by use of appraisal methods satisfactory to Certificate Purchasers):

          (a) that the Appraised Value of the Units is reasonably expected to be as follows:

                      Date
               Appraised Value on              Value
            the Delivery Date                $74,169,632
            End of Base Term                 $51,119,193
            End of First Renewal Term        $44,956,733
            End of Second Renewal            $40,217,422
            Term

          (b) that the remaining economic useful life of each Unit is not less than seven (7) years.

     Section 3.3. Lease. On or prior to the Delivery Date, Lessor and each Certificate Purchaser shall have received a fully executed counterpart of this Lease; provided, however, only Lessor shall receive the original counterpart marked "Counterpart No. 1 - Lessor's Original Copy".

     Section 3.4. Trust Agreement. On or prior to the Delivery Date, Lessor and each Certificate Purchaser shall have received a fully executed counterpart of the Trust Agreement.

     Section 3.5. Bills of Sale. On or prior to the Delivery Date, each Lessee shall have executed and delivered to Lessor a bill of sale (each a "Bill of Sale") with respect to each Unit to be sold by it to Lessor on the Delivery Date in the form of Exhibit A-1 hereto.

     Section 3.6. Acceptance Certificate. On or prior to the Delivery Date, each Lessee shall inspect to its satisfaction and accept the Units to be purchased from and leased to such Lessee by delivering to Lessor and the Certificate Purchasers an acceptance certificate (the "Acceptance Certificate") in the form of Exhibit B hereto whereupon (i) the Units shall immediately become subject to and be governed by all the provisions of this Lease and (ii) each Lessee shall be deemed by delivering such Acceptance Certificate to have reaffirmed each of its representations and warranties set forth in Section 12.1 hereof.

     Section 3.7. Search Reports. Prior to the Delivery Date, Lessor shall have received reports acceptable to Lessor and counsel to the Certificate Purchasers as to each Lessee and the Units from each appropriate state and county filing or recording office, each dated as close to the Delivery Date as practicable, in respect of a search of the applicable files and any indices of Liens maintained by such offices (including, if applicable, indices of judgment, revenue and tax liens), which search reports shall evidence Lessee's ownership of the Units to be delivered on the Delivery Date free and clear of all Liens (other than Liens arising under or relating to the Dal-Tex Lease or the Dal-Tex Security Agreement which will be released pursuant to Section 3.20), including, but not limited to any Lien as a result of any right, claim or interest in favor of any party owning or holding any interest in the real estate on which such Unit is then, or is to be, located.

     Section 3.8. Financing Statements. On or prior to the Delivery Date, Lessor shall have received from each Lessee (and each Certificate Purchaser shall have received a copy of) duly executed UCC financing statements identifying such Lessee as debtor and Lessor as secured party for the benefit of the Certificate Purchasers, and describing this Lease as a secured transaction, and such financing statements shall have been filed in each applicable jurisdiction.

     Section 3.9. Transaction Costs; Fees. On or prior to the Delivery Date, Lessees or Lessees' Agent shall have paid to Lessor, for the benefit of Lessor and the Certificate Purchasers, any Transaction Costs invoiced and not previously paid. Such payment shall be made by wire transfer of immediately available funds to the account specified for the person to whom payment is due. On or prior to the Delivery Date, Lessees or Lessees' Agent shall also have paid to BA Leasing & Capital Corporation (in its individual capacity, "BALCAP") the arrangement fee provided for in that certain letter agreement dated November 6, 1997, between Lessees' Agent and BALCAP.

     Section 3.10. Opinions of Counsel. On or prior to the Delivery Date, each Certificate Purchaser, Lessor and their respective counsel shall have received the opinions of (a) Jeffry N. Quinn, General Counsel of Lessees, Parent Guarantor and Subsidiary Guarantors, substantially to the effect of the matters set forth in Exhibit C-1, and (b) Jackson & Kelly, special local counsel to Lessees, substantially to the effect of the matters set forth in Exhibit C-2. On or prior to the Delivery Date, each Certificate Purchaser shall have received the opinion of Ray, Quinney & Nebeker, special counsel to Lessor, substantially to the effect of the matters set forth in Exhibit C-3. On or prior to the Delivery Date, each Certificate Purchaser shall have received the opinion of Chapman and Cutler, special counsel to the Certificate Purchasers, substantially to the effect of the matters set forth in Exhibit C-4. By its execution hereof, Lessees expressly instruct each such counsel to execute and deliver such opinions to the Persons designated in the preceding sentences.

     Section 3.11. Corporate Status and Proceedings. Lessor (except with respect to clauses (f), (g) and (h) below) and each Certificate Purchaser shall have received:

          (a) on or prior to the Delivery Date, certificates of existence and good standing with respect to each Lessee, Parent Guarantor and each Subsidiary Guarantor from the Secretary of State of the State of its incorporation, and, with respect to (i) Apogee, West Virginia and Illinois,
     (ii) Catenary, West Virginia, and (iii) Parent Guarantor, Missouri, dated no earlier than the 15th day prior to such Delivery Date;

          (b) on or prior to the Delivery Date, an Officer's Certificate of each Lessee substantially in the form of Exhibit E-1, dated the Delivery Date, with respect to representations and warranties and absence of defaults;

          (c) on or prior to the Delivery Date, a Certificate of the Secretary or Assistant Secretary of each Lessee substantially in the form of Exhibit E-2, dated the Delivery Date, with respect to such Lessee's governing documents, resolutions and incumbent officers;

          (d) on or prior to the Delivery Date, an Officer's Certificate of Parent Guarantor and each Subsidiary Guarantor substantially in the form of Exhibit E-3, dated the Delivery Date, with respect to representations and warranties and absence of defaults;

          (e) on or prior to the Delivery Date, a Certificate of the Secretary or Assistant Secretary of Parent Guarantor and each Subsidiary Guarantor substantially in the form of Exhibit E-4, dated the Delivery Date, with respect to Parent Guarantor's or such Subsidiary Guarantor's, as the case may be, governing documents, resolutions and incumbent officers;

          (f) on or prior to the Delivery Date, a certificate of the Comptroller of Currency dated as of a recent date with respect to the good standing of Certificate Trustee as a national banking association;

          (g) on or prior to the Delivery Date, an Officer's Certificate of Certificate Trustee substantially in the form of Exhibit E-5, dated the Delivery Date, with respect to representations and warranties and absence of defaults; and

          (h) on or prior to the Delivery  Date, a  Certificate  of  Certificate
     Trustee  with  respect  to  Certificate   Trustee's  governing   documents,
     resolutions and incumbent officers.

     Section 3.12. Consents and Approvals. On or prior to the Delivery Date, all necessary consents, approvals and authorizations of, and declarations, registrations and filings with, Authorities and nongovernmental Persons required to consummate the transactions contemplated by this Lease shall have been obtained or made by Lessees, Parent Guarantor and Subsidiary Guarantors and shall be in full force and effect.

     Section 3.13. Payment of Impositions. All Taxes payable on or prior to the Delivery Date in connection with the execution, delivery, recording or filing of any of the Operative Documents, in connection with the filing of any of the financing statements and any other documents, in connection with the consummation of any other transactions contemplated hereby or by any of the other Operative Documents, shall have been paid in full by Lessees.

     Section 3.14. Insurance. On or prior to the Delivery Date, Lessor shall have received (and each Certificate Purchaser shall have received a copy of) a current certificate to the effect that insurance complying with Section 6.2 of this Lease is in full force and effect, and there shall be no past due premiums in respect of any such insurance.

     Section 3.15. Absence of Material Adverse Effect. Since December 31, 1996, no Material Adverse Effect shall have occurred.

     Section 3.16. No Casualty. No Casualty shall have occurred with respect to any Unit being delivered on the Delivery Date.

     Section 3.17. Representations and Warranties True; Absence of Defaults. Each of the representations and warranties made by or on behalf of Lessees, Parent Guarantor or Subsidiary Guarantors under the Operative Documents shall be true on and as of the Delivery Date, and there shall exist no Incipient Default or Event of Default.

     Section 3.18. Certificates. Each Certificate Purchaser shall have received from Certificate Trustee a Certificate duly executed by Certificate Trustee and registered in such Certificate Purchaser's name evidencing such Certificate Purchaser's right to receive in the aggregate such Certificate Purchaser's Investment Percentage of the payments (i) in respect of the Lease Balance and
(ii) in respect of the Rent hereunder, in each case as provided in this Lease and the Trust Agreement.

     Section 3.19. Guaranty Agreements. On or prior to the Delivery Date, Lessor and each Certificate Purchaser shall have received a fully executed counterpart of each of the Parent Guaranty and the Subsidiary Guaranty.

     Section 3.20. Terminations and Releases. On or prior to the Delivery Date, Lessor shall have received (i) a copy of UCC termination statements with respect to the Liens arising under or related to the Dal-Tex Lease or the Dal-Tex Security Agreement executed by the appropriate secured party thereunder and (ii) copies of releases by such secured party releasing all right, title and interest acquired by such secured party under either the Dal-Tex Lease or the Dal-Tex Security Agreement.

     Section 3.21. Dal-Tex Bill of Sale. On or prior to the Delivery Date, Lessor shall have received a copy of a bill of sale executed by the lessor under the Dal-Tex Lease conveying all right, title and interest of such lessor in the Equipment leased under the Dal-Tex Lease.

     Section 3.22. Proceedings Satisfactory, Etc. All proceedings taken in connection with the Delivery Date and all documents relating thereto shall be reasonably satisfactory to Lessor, each Certificate Purchaser and their respective counsel, and each such Person shall have received copies of such documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to each such Person.


                                   Article IV

                          Lease Term, Rent and Payment

     Section 4.1. Lease Term. Unless earlier terminated, the term of this Lease shall consist of (a) a base period commencing on and including the Delivery Date and ending on but not including the third anniversary thereof (the "Base Term") and (b) any exercised Renewal Terms (collectively, the "Lease Term").

     Section 4.2. Lease Renewal. Lessees may elect to renew this Lease for up to two (2) successive one-year renewal terms with respect to all, but not less than all, of the Units then subject to this Lease (each, a "Renewal Term") as provided in Article XI.

     Section 4.3. Rent Payments. On each Payment Date during the Lease Term, Lessees shall, on a joint and several basis, pay to Lessor, for the benefit of the Certificate Purchasers, a payment of rent consisting of (a) Capital Rent as set forth opposite the applicable Payment Date on Schedule II hereto and (b) Accrual Rent for the applicable Rent Period on the outstanding Lease Balance (collectively, "Basic Rent"). Scheduled installments of Basic Rent may be adjusted pursuant to Section 6.1 and Section 11.5.

     Section 4.4. Place and Manner of Payment. Rent and all other sums due to Lessor or any Certificate Purchaser hereunder shall be paid in immediately available funds and if payable to Lessor or to a Certificate Purchaser, at the office of Lessor or such Certificate Purchaser specified on Schedule I, or at such other office of Lessor or any Certificate Purchaser as such Person may from time to time specify to Lessees' Agent in a notice pursuant to this Lease. All such payments shall be received by Lessor or Certificate Purchaser, as applicable, not later than 10:00 a.m., Salt Lake City, Utah time, on the date due; funds received after such time shall for all purposes under the Operative Documents be deemed to have been received by Lessor on the next succeeding Business Day. Any payments received by Lessor not later than 10:00 a.m., Salt Lake City, Utah time, shall be paid by Lessor to the Certificate Purchasers in immediately available funds no later than Noon, Salt Lake City, Utah time, on the same day and any payments received by Lessor from or on behalf of Lessees after 10:00 a.m., Salt Lake City, Utah time, shall be paid to Certificate Purchasers as soon after receipt as practicable, but not later than Noon, Salt Lake City, Utah time, on the next succeeding Business Day.

     Section 4.5. Net Lease. This Lease is a net lease and Lessees' obligation to pay all Rent, Administrative Charges, indemnities and other amounts payable hereunder shall be joint and several, absolute and unconditional under any and all circumstances and, without limiting the generality of the foregoing, Lessees shall not be entitled to any abatement or reduction of Rent or any setoff against Rent, Administrative Charge, indemnity or other amount, whether arising by reason of any past, present or future claims of any nature by any Lessee against Lessor or any Certificate Purchaser, or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessees be otherwise affected: (a) by reason of any defect in the condition, merchantability, design, construction, quality or fitness for use of, damage to, or loss of possession or use, obsolescence or destruction, of any or all of the Units, however caused; or (b) by the taking or requisitioning of any or all of the Units by condemnation or otherwise; or (c) by the invalidity or unenforceability or lack of due authorization by Lessor, any Certificate Purchaser or any Lessee or other infirmity of this Lease or any other Operative Document; or (d) by the attachment of any Lien of any third party to any Unit; or (e) by any prohibition or restriction of or interference any Lessees' use of any or all of the Units by any Person; or (f) by the insolvency of or the commencement by or against Lessor or any Certificate Purchaser of any bankruptcy, reorganization or similar proceeding; or (g) by any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties that all Rent, Administrative Charges, indemnities and other amounts payable by Lessees hereunder shall be payable in all events in the manner and at the times herein provided unless Lessees' obligations in respect thereof have been terminated or modified pursuant to the express provisions of this Lease. To the extent permitted by Applicable Laws and Regulations, each Lessee hereby waives any and all rights which it may now have or which may at any time be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease, in whole or in part, except strictly in accordance with the express terms hereof. Each rental, indemnity or other payment made by Lessees hereunder shall be final, and no Lessee shall seek to recover (except as expressly provided in this Lease) all or any part of such payment from Lessor for any reason whatsoever. Without affecting Lessees' obligation to pay Rent, Administrative Charges or other amounts payable hereunder, Lessees may seek damages for a breach by Lessor or any Certificate Purchaser of its obligations under this Lease.

     Section 4.6. Overdue Amounts. Lessees shall pay, on a joint and several basis, to Lessor, on demand, interest at the rate per annum which is 2% above the Interest Rate in effect from time to time on any overdue amount of Rent, Lease Balance, Administrative Charge, Casualty Amount or any other payment due under this Lease and (to the extent permitted by Applicable Laws and Regulations) interest from the date due (not taking into account any grace period) until payment is made.

     Section 4.7. No Termination or Abatement. Lessees shall remain jointly and severally obligated under this Lease in accordance with its terms and, consistent with the intention of the parties expressed in Sections 2.5 and 15.1, shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Lessor or any Certificate Purchaser, or any action with respect to this Lease which may be taken by any custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person. Each Lessee hereby waives all right
(i) to terminate or surrender this Lease (except as provided herein) or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Each Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessees shall be bound by all of the terms and conditions contained in this Lease.

     Section 4.8. Joint and Several Liability of Lessees. (a) Each Lessee is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by Certificate Purchasers under this Lease, for the mutual benefit, directly and indirectly, of each Lessee and in consideration of the undertakings of each Lessee to accept joint and several liability for the obligations of each of them.

     (b) Each Lessee jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Lessees with respect to the payment and performance of all of the Obligations arising under this Lease and the other Operative Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Lessee without preferences or distinction among them.

     (c) If and to the extent that any Lessee shall fail to make any payment with respect to any of the obligations hereunder as and when due then in each such event, the other Lessees will make such payment with respect to such obligation.

     (d) The obligations of each Lessee under the provisions of this Section 4.8 constitute full recourse obligations of such Lessee, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Lease or any other circumstances whatsoever.

     (e) Except as otherwise expressly provided herein, each Lessee hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Incipient Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Lease), or of any demand for any payment under this Lease, notice of any action at any time taken or omitted by Lessor or any Certificate Purchaser under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Lease. Each Lessee hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the
Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lessor or any Certificate Purchaser at any time or times in respect of any default by any Lessee in the performance or satisfaction of any term, covenant, condition or provision of this Lease, any and all other indulgences whatsoever by Lessor or any
Certificate Purchaser in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Lessee. Without limiting the generality of the foregoing, each Lessee assents to any other action or delay in acting or any failure to act on the part of Lessor or any Certificate Purchaser, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations hereunder which might, but for the provisions of this Section 4.8, afford grounds for terminating, discharging or relieving such Lessee, in whole or in part, from any of its obligations under this Section 4.8, it being the intention of each Lessee that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Lessee under this Section 4.8 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Lessee under this Section 4.8 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Lessee or Lessor or any Certificate Purchaser. The joint and several liability of Lessees hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Lessee or Lessor or any Certificate Purchaser.

     (f) The provisions of this Section 4.8 are made for the benefit of Lessor and Certificate Purchasers and their respective successors and assigns, and may be enforced in accordance with the terms hereof from time to time against any Lessee as often as occasion therefor may arise and without requirement on the part of Lessor or any Certificate Purchaser first to marshal any of its claims or to exercise any of its rights against any of the other Lessees or to exhaust any remedies available to it against any of the other Lessees or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 4.8 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be
restored  or  returned  by  Lessor  or  any  Certificate   Purchasers  upon  the
insolvency, bankruptcy or reorganization of any Lessee, or otherwise, the provisions of this Section 4.8 will forthwith be reinstated and in effect as though such payment had not been made.

     (g) Notwithstanding any provision to the contrary contained herein or in any other of the Operative Documents, the obligations of each Lessee hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

     Section 4.9. Appointment of Parent Guarantor as Lessees' Agent for Lessees. Each Lessee hereby appoints Parent Guarantor to act as its agent for all purposes under this Lease and the other Operative Documents. Each Lessee acknowledges and agrees that (a) Parent Guarantor may execute such documents on behalf of all Lessees as Parent Guarantor deems appropriate in its sole discretion and each Lessee shall be bound by and obligated by all of the terms of any such document executed by Parent Guarantor on its behalf, (b) any notice or other communication delivered by Lessor or any Certificate Purchaser hereunder to Parent Guarantor shall be deemed to have been delivered to each Lessee and (c) Lessor and each Certificate Purchaser shall accept (and shall be permitted to rely on) any document or agreement executed by Parent Guarantor on behalf of Lessees (or any of them).


                                    Article V

              Possession, Assignment, Use and Maintenance of Units

     Section 5.1. Possession and Use of Units; Compliance with Laws. (a) Each Lessee agrees that the Units will be used and operated in compliance with any and all Applicable Laws and Regulations. Each Lessee shall procure and maintain in effect all licenses, registrations, certificates, permits, approvals and consents required by Applicable Laws and Regulations or by any Authority in connection with the ownership, delivery, installation, use and operation of each Unit leased by such Lessee. No Lessee shall (a) use, operate, maintain or store any Unit or any portion thereof in violation of Section 5.3 or any Insurance Requirement; (b) sublease, assign or otherwise permit the use of any Unit except as may be permitted by Section 5.1(b), Section 5.2 and Article IV of the Parent Guaranty; (c) except as set forth in Section 5.1(b), Section 5.2 and Article IV of the Parent Guaranty, sell, assign or transfer any of its rights hereunder or in any Unit, or directly or indirectly create, incur or suffer to exist any Lien on any of its rights hereunder or in any Unit, except for Permitted Liens; or
(d) except in connection with any maintenance or repair thereof, permit any Unit or any Part relating to such Unit to be located at any location other than on real property owned by such Lessee or on which such Lessee has the right to place such Unit in West Virginia, Virginia or Kentucky; provided that if such Lessee wishes to move any such Unit after the Closing Date, such Lessee agrees to comply with the provisions of Section 13.1(h) and provided further that if the new location is in Virginia or Kentucky, such Lessee agrees to provide an opinion of local counsel in Virginia or Kentucky, as the case may be, in form and substance satisfactory to Lessor and Certificate Purchasers. Lessees will, for the benefit of the Certificate Purchasers, defend Lessor's title to all the Units.

     (b) So long as no Incipient Default or Event of Default shall have occurred and be continuing, any Lessee may, upon prior written notice to Lessor and compliance with the provisions of Section 13.1(h), use and lease any Unit or Units leased by any other Lessee hereunder.

     Section 5.2. Subleases and Assignments. No Lessee shall, without the prior written consent of Lessor and the Required Certificate Purchasers, sublease or otherwise relinquish possession of any Unit, or assign, transfer or encumber its rights, interests or obligations hereunder and any attempted sublease, relinquishment, assignment, transfer or encumbering by any lessee shall be null and void, except as provided in this Section 5.2 or pursuant to a transaction permitted under clause (e) of Article IV of the Parent Guaranty. Each sublease entered into in accordance with this Section 5.2 shall be referred to as a "Sublease". So long as no Incipient Default or Event of Default shall have occurred and be continuing, any Lessee may (i) sublease any Unit or Units to a, direct or indirect, wholly-owned Subsidiary of Parent Guarantor without the prior written consent of Lessor or (ii) sublease all but not less than all of the Units leased by such Lessee to any corporation organized under the laws of the United States or any State thereof with the prior written consent of Lessor, which consent shall not be unreasonably withheld, if the Sublessee is not the subject of any case or proceeding under any bankruptcy, insolvency or similar law; provided, that any Sublease entered into pursuant to this Section 5.2 must satisfy each of the following conditions:

          (a) such Sublease shall (i) automatically expire upon the termination of this Lease, (ii) be expressly subordinate and subject to this Lease and the Liens created hereunder and (iii) expressly require the Units to be returned as directed by Lessor or the Required Certificate Purchasers upon notice to the sublessee that an Event of Default shall have occurred and be continuing;

          (b) such Sublease shall be in writing and shall expressly prohibit any further assignment, sublease or transfer;

          (c) such Sublease shall not contain a purchase option in favor of the Sublessee or any other provision pursuant to which the Sublessee may obtain record or beneficial title to any Unit leased thereunder from such Lessee;

          (d) such Sublease shall prohibit the Sublessee from making any alterations or modifications to any Unit that would violate this Lease;

          (e) such Sublease shall require the Sublessee to maintain each Unit subleased thereunder in accordance with Section 5.3;

          (f) all of such Lessee's rights, title and interest in, to and under such Sublease shall be pledged by such Lessee to Lessor, for the benefit of Certificate Purchasers, as collateral for Lessees' obligations under the Operative Documents, by delivery of an executed original counterpart upon the execution and delivery thereof, marked as the sole original execution counterpart for Uniform Commercial Code purposes, to Lessor, and such Lessee shall, at its own cost and expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which Lessor or Certificate Purchasers may reasonably request in order to create, perfect, preserve and protect Lessor's and Certificate Purchasers' Lien in such Sublease;

          (g) such Lessee shall not, without Lessor's prior written consent, permit or consent to any renewal or extension of a Sublease at any time when an Incipient Default or Event of Default has occurred and is continuing; and

          (h) such Lessee shall notify Lessor and each Certificate Purchaser in writing not less than 30 days prior to entering into any Sublease, which notice shall include (i) a description of the Unit or Units to be leased thereunder, and (ii) the street address, city, county and State where such Unit or Units will be located during the term of such Sublease.

     The liability of each Lessee with respect to this Lease and each of the other Operative Documents to which it is a party shall not be altered or affected in any way by the existence of any Sublease.

     Section 5.3. Maintenance. At all times during the term of this Lease, each Lessee shall, at its own cost and expense:

          (a) keep, repair, maintain and preserve each of the Units leased by such Lessee in at least as good order and operating condition, repair and appearance as when originally delivered, ordinary wear and tear excepted, and in conformance with (i) such maintenance and repair standards and procedures as are set forth in the manufacturer's manuals pertaining to such Units, (ii) such standards or procedures as may be required to enforce warranty claims against each vendor and manufacturer of each such Unit,
     (iii) such maintenance and repair standards used by such Lessee or any of its Affiliates for similar equipment owned or leased by it, and (iv) all Applicable Laws and Regulations and Insurance Requirements, and in the event that Applicable Laws and Regulations require any alteration, replacement or addition of or to any Part on any Unit, such Lessee will conform therewith at its own expense;

          (b) (i) conduct all scheduled maintenance of each Unit leased by such Lessee in conformity with such Lessee's and its Affiliates' past practices, and manufacturer's maintenance and repair guidelines, for similar equipment (including, without limitation, such Lessee's and its Affiliates' maintenance program for such equipment) and (ii) maintain each such Unit so as to preserve its remaining economic useful life, utility and residual value;

          (c) cause each Unit leased by such Lessee to continue to have at all times the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was specifically designed.

     Each Lessee shall prepare and deliver to Lessor and the Certificate Purchasers within a reasonable time prior to the required date of filing (or, to the extent permissible, file on behalf of Lessor and the Certificate Purchasers) any and all reports to be filed by Lessor or any Certificate Purchaser with any Authority by reason of the ownership by Lessor or any Certificate Purchaser of the Units or the leasing thereof to such Lessee. Lessor and each Certificate Purchaser agrees to inform such Lessee of any request for such reports received by it. Each Lessee shall maintain or cause to be maintained, all records, logs and other materials required by any Authority having jurisdiction over the Units leased by such Lessee or such Lessee. Each Lessee shall permit Lessor and each Certificate Purchaser to inspect any and all records, logs and other materials maintained by such Lessee or any of its Affiliates in respect of each Unit. Each Lessee hereby waives any right now or hereafter conferred by law to make repairs on the Units at the expense of Lessor or any Certificate Purchaser.

     Section 5.4. Alterations, Modifications, etc. In case any Unit, or any item of equipment, part or appliance therein (each, a "Part") is required to be altered, added to, replaced or modified in order to comply with any Applicable Laws and Regulations (a "Required Alteration") pursuant to Sections 5.1 or 5.3 hereof, the Lessee of such Unit agrees to make such Required Alteration at its own expense. The Lessee of any Unit shall have the right to make any modification, alteration or improvement to such Unit (herein referred to as a "Permitted Modification"), or to remove any Part which has become worn out, broken or obsolete, provided in each case that such Lessee continues to be in compliance with Sections 5.1 and 5.3 hereof and that such action (a) will not decrease the economic value of the applicable Unit or impair its originally intended use or function or decrease its economic useful life and (b) will not cause such Unit to become suitable for use only by such Lessee or only in the business in which such Lessee is engaged. In the event any Permitted Modification (i) is readily removable without impairing the value or use which the Unit would have had at such time had such Part not been affixed or placed to or on such Unit (a "Removable Part"), (ii) is not a Required Alteration and
(iii) is not a Part which replaces any Part originally incorporated or installed in or attached to such Unit on the date on which such Unit became subject to this Lease, or any Part in replacement of or substitution for any such original Part (each an "Original Part"), any such Permitted Modification, if no Event of Default is continuing, shall be and remain the property of the Lessee of such Unit. To the extent such Permitted Modification is not a Removable Part, or is a Required Alteration or an Original Part, and, to the extent a Removable Part is not the property of the Lessee of any Unit because of the continuance of an Event of Default, the same shall immediately and automatically be and become the property of Lessor, for the benefit of Certificate Purchasers, and subject to the terms of this Lease. Any Required Alterations, and any Parts installed or replacements made by any Lessee upon any Unit pursuant to its obligation to maintain and keep the Units in good order, operating condition and repair under
Section 5.3 (collectively, "Replacement Parts") and all other Parts which become the property of Lessor shall be considered, in each case, accessions to such Unit and title thereto or security interest therein shall be immediately and automatically vested in Lessor, for the benefit of Certificate Purchasers. All Replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts and the relevant Units were immediately prior to such replacement or the event or events necessitating such replacement in the condition and repair required to be maintained by the terms hereof. Any Part at any time removed from any Unit shall remain subject to the interests of Lessor and Certificate Purchasers under the Operative Documents, no matter where located, until such time as such Part shall be replaced by a Part which has been incorporated or installed in or attached to such Unit and which meets the requirements for a Replacement Part specified above. No later than 45 days after the end of each fiscal quarter of any Lessee, such Lessee shall deliver to Lessor, for the benefit of Certificate Purchasers, a Bill of Sale evidencing the conveyance by such Lessee to Lessor, for the benefit of Certificate Purchasers, of each Replacement Part not previously evidenced by a Bill of Sale (provided that any Replacement Part with a Fair Market Value of less than $250,000 need not be specifically described in such Bill of Sale) and such other documents in respect of such Part or Parts as Lessor may reasonably request in order to confirm that title to such Part or Parts has passed to Lessor, for the benefit of Certificate Purchasers, as hereinabove provided. Any such Replacement Part, regardless of whether evidenced by a Bill of Sale, shall become subject to this Lease and shall be deemed part of such Unit, for all purposes hereof to the same extent as the Parts originally incorporated or installed in such Unit, and title to such Replacement Part shall thereupon vest in Lessor. All replacements pursuant to this Section 5.4 shall be purchased by Lessees with their own funds. There shall be no obligation on the part of Lessor or any Certificate Purchaser to pay for or otherwise finance any such replacement.

     Section 5.5. Liens. No Lessee will directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to (i) any Unit or any Part thereof or any other Collateral, Lessor's or any Certificate Purchaser's title thereto, or any interest therein or (ii) this Lease or any of Lessor's or any Certificate Purchaser's interests hereunder. Each Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep this Lease and the Units free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Lessor, any such Lien not excepted above if the same shall arise at any time. Each Lessee will notify Lessor or each Certificate Purchaser and each assignee in writing promptly upon becoming aware of any Tax or other Lien (other than any Lien excepted above) that shall attach to the Units or any Unit leased by such Lessee, and of the full particulars thereof. Without limiting the foregoing, no Lessee shall assign or pledge any of its rights under any Sublease to any Person other than Lessor, for the benefit of Certificate Purchasers.

     Section 5.6. Identifying Numbers; Legend; Changes; Inspection. Within 60 days after the Delivery Date, each Lessee will cause each Unit leased by such Lessee to be kept numbered with the identification number as shall be set forth on Schedule II, and each Lessee will at all times keep and maintain, plainly, distinctly, permanently and conspicuously marked on each side of each Unit leased by such Lessee that is a Major Unit, in letters not less than one inch in height, the words "subject to a security interest in favor of First Security Bank, National Association, as Trustee for others under a Trust Agreement and a Lease Intended as Security each dated as of January 15, 1998" or other appropriate words designated by Lessor or the Required Certificate Purchasers, with appropriate changes thereof and additions thereto as from time to time may be required by law in order to protect Lessor's right, title and interest, for the benefit of the Certificate Purchasers, in such Unit. Each Lessee will replace promptly any such words on any Unit leased by such Lessee which may be removed, defaced, obliterated or destroyed. No Lessee will change the identification number of any Unit unless and until (i) a statement of new number or numbers to be substituted therefor shall have been delivered to Lessor and the Certificate Purchasers and filed, recorded and deposited by such Lessee in all public offices where this Lease shall have been filed, recorded and deposited or any financing statement has been filed in respect thereof and (ii) such Lessee shall have furnished Lessor and the Certificate Purchasers an opinion of counsel in form and substance reasonably satisfactory to Lessor to the effect that such statement has been so filed, recorded and deposited, such filing, recordation and deposit will protect the right, title and interest of Lessor, on behalf of the Certificate Purchasers in such Units and that no other filing, recording, deposit or giving of notice with or to any other Federal, state or local government or agency thereof is necessary to protect such right, title and interest. The Units leased by any Lessee may be lettered with the names or initials or other insignia customarily used by such Lessee or its permitted sublessees but such Lessee will not allow the name of any other Person to be placed on any Unit as designation that might be interpreted as a claim of ownership. Upon the request of Lessor or the Required Certificate Purchasers, each Lessee shall make the Units leased by such Lessee available to Lessor or any Certificate Purchaser, its agents, or its Assignees for inspection at reasonable times and at reasonable locations and upon reasonable notice and shall also make such Lessee's records pertaining to the Units available for inspection, provided that from and after the occurrence of an Event of Default, all costs and expenses of Lessor or any Certificate Purchaser in connection with such inspection shall be borne, jointly and severally, by Lessees.


                                   Article VI

                             Risk of Loss; Insurance

     Section 6.1. Casualty. Upon the occurrence of a Casualty prior to or during the term of this Lease, the Lessee of the Unit or Units suffering such Casualty or Lessee's Agent shall give Certificate Purchasers and Lessor prompt notice thereof (a "Casualty Notice"). The Casualty Notice shall specify whether:

          (a) Lessees will, on a joint and several basis, pay to Lessor, for the benefit of the Certificate Purchasers, the Casualty Amount of the Unit suffering such Casualty, which payment shall be made no later than the next scheduled Payment Date occurring after such Casualty or, if such Casualty occurs during the last 5 Business Days prior to a Payment Date, then no later than the second Payment Date (the "Casualty Settlement Date"), provided that in any event the Casualty Settlement Date shall be no later than the last day of the Lease Term; or

          (b) such Lessee will replace the Unit with respect to which the Casualty has occurred pursuant to the following provisions of this Section 6.1, provided that upon the occurrence and during the continuance of an Event of Default or an Incipient Default, Lessees shall be jointly and severally obligated, at the option of Lessor, to make the payments referred to in clause (a) above and shall not be entitled to exercise any right or election of replacement pursuant to this clause (b).

     If such Lessee has elected, or is required, to pay the Casualty Amount pursuant to clause (a) above, Lessees, on a joint and several basis, shall continue to make all payments of Rent due under this Lease until and including the Casualty Settlement Date. Upon payment of the Casualty Amount in respect of any Unit suffering a Casualty on such Casualty Settlement Date, the remaining scheduled payments of Capital Rent, if any, as well as the amount of the Lease Balance remaining following the payment of the final installment of Capital Rent at the end of the Lease Term (assuming the exercise of all possible Renewal Terms) shall each be reduced by an amount equal to the product of the scheduled amount of such Capital Rent payment or such remaining Lease Balance, as the case may be (determined in each case prior to the receipt of such Casualty Amount), multiplied by the Unit Value Fraction of the Unit suffering such Casualty.

     If such Lessee or Lessees' Agent has given notice that such Lessee intends to replace the Unit suffering such Casualty, and such replacement is permitted under the foregoing clause (b), such Lessee may make subject to this Lease, not more than 60 days after the date of such Casualty Notice, a replacement for such Unit meeting the suitability standards hereinafter set forth. To be suitable as a replacement Unit, an item must be of the same general type, year of construction (or a later year of construction), function, utility, state of repair and operating condition (immediately preceding the Casualty assuming that such Unit had been maintained in accordance with the terms of Section 5.3) as the Unit suffering the Casualty, must have a Fair Market Value of not less than the Fair Market Value (immediately preceding the Casualty assuming that such Unit had been maintained in accordance with the terms of Section 5.3) of the Unit suffering the Casualty and be free and clear of any Liens other than Permitted Liens. Such Lessee shall cause a Bill of Sale and Acceptance
Certificate to be executed and delivered to Lessor and the Certificate Purchasers in order to subject such replacement item to this Lease, and upon such execution and delivery and the receipt by Lessor and the Certificate Purchasers of (i) evidence reasonably satisfactory to Lessor of such Lessee's compliance with the insurance provisions of Section 6.2 with respect to such replacement item, and (ii) an opinion of counsel to such Lessee in form and substance reasonably satisfactory to Lessor opining, among other things, to the effect that all appropriate filings, recordings and other acts have been taken to protect the right, title and interest of Lessor, on behalf of the Certificate Purchasers, in such replacement item and that no other filing, recording, deposit, or giving of notice with or to any Authority is necessary to protect such right, title and interest in such replacement item, such replacement item shall be deemed a "Unit" for all purposes hereof.

     If Lessor has received the amount payable with respect to the Casualty and all other amounts due hereunder and no Event of Default or Incipient Default exists, the applicable Lessee shall be entitled to receive from Lessor the proceeds of any recovery in respect of the Unit from insurance or otherwise ("Casualty Recoveries"), and Lessor, subject to the rights of any insurer insuring the Units as provided herein, shall execute and deliver to such Lessee, or to its assignee or nominee, a quitclaim bill of sale (without representations or warranties except that the Unit is free and clear of Lessor Liens) for the Unit, and such other documents as may be required to release the Unit from the terms of this Lease, in such form as may reasonably be requested by such Lessee. All fees, costs and expenses relating to a substitution as described herein shall be borne by Lessees. Except as otherwise provided in this Section 6.1, Lessees shall not be released from their obligations hereunder in the event of, and shall bear the risk of, any Casualty to any Unit prior to or during the term of this Lease and thereafter until all Lessees' obligations hereunder are fully performed.

     All Casualty Recoveries (or other payments (including, without limitation, insurance proceeds) received at any time by Lessor or any Lessee from any Authority or other party with respect to any loss or damage to any Unit or Units not constituting a Casualty) (collectively, "Casualty Proceeds") shall be deposited into a deposit account established by Lessor for the benefit of the Certificate Purchasers (the "Deposit Account"). Any Casualty Proceeds in the Deposit Account shall be remitted promptly to the Lessee of the damaged Unit or Units after either (i) with respect to a Casualty, Lessees' compliance with the requirements of clause (a) or clause (b), as applicable, of this Section 6.1 or
(ii) with respect to any other loss or damage,  Lessees'  full  compliance  with
Section 5.3.

     Lessees hereby assume all risk of loss, damage, theft, taking, destruction, confiscation, requisition, commandeering, taking by eminent domain or condemnation, partial or complete, of or to each Unit, however caused or occasioned, such risk to be borne by Lessees with respect to each Unit from the date of this Lease, and continuing until such Unit has been returned to Lessor in accordance with the provisions of Article XVI. Lessees agree that no occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of Lessees under this Lease, including, without limitation, the obligation to pay Rent.

     Section 6.2. Insurance Coverages. Each Lessee shall at all times, at its expense, cause to be carried and maintained with financially sound and reputable insurers, insurance against loss or damage to the Units leased by such Lessee, of the kinds and in the amounts customarily maintained by prudent corporations in similar circumstances carrying on similar businesses, provided that in any event each Lessee will maintain:

          (a) Property Insurance -- insurance against risks of physical loss or damage with respect to the Units (including, without limitation, earthquake insurance) with deductibles customarily maintained by prudent corporations in similar circumstances carrying on similar businesses and in such minimum amounts as are consistent with industry standards; provided, however, that at no time shall the amount of coverage be less than the sum of (x) the outstanding Lease Balance and (y) an amount equal to the aggregate amount of Accrual Rent to be accrued under this Lease for 90 days following the date of determination;

          (b) Public Liability Insurance -- combined single limit insurance against claims for bodily injury, death or property damage in amounts at least equal to $35,000,000 single limit per occurrence and with deductibles not to exceed $1,000,000 per occurrence; and

          (c) Other Insurance -- such other insurance, including comprehensive motor vehicle, worker's compensation and business interruption insurance, in each case of the kinds and, in such amounts and against such risks as are customarily maintained by prudent corporations in similar circumstances carrying on similar businesses, including, with respect to worker's compensation insurance, self-insurance to the extent customarily maintained by prudent corporations in similar circumstances carrying on similar businesses.

     Such insurance shall be written by reputable insurance companies that are financially sound and solvent, rated in Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) with a general policyholder rating of "A" and a financial rating of at least "X" or otherwise acceptable to Lessor. All such insurance shall name Lessor and the Certificate Purchasers as additional insureds or as loss-payees, as their respective interests may appear, and, as sole loss payees to the extent such claims relate to the Units subject to this Lease. Each policy referred to in this Section 6.2 shall provide that (i) it will not be cancelled or its limits reduced, or allowed to lapse without renewal or changed in any material manner, except after not less than 30 days' written notice to Lessor and the Certificate Purchasers; (ii) the interests of Lessor and the Certificate Purchasers shall not be invalidated by any act or negligence of, or breach of representation or warranty by, any Lessee or any Person having an interest in any Unit; (iii) such insurance is primary with respect to any other insurance carried by or available to Lessor and/or any Certificate Purchaser; (iv) the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Lessor and the
Certificate Purchasers; (v) the insurer shall waive any right to claim any premiums or commission against Lessor or any Certificate Purchaser; and (vi) such policy shall contain a cross-liability clause providing for coverage of Lessor and each Certificate Purchaser as if separate policies had been issued to each of them. Lessees or Lessees' Agent will notify Lessor and Certificate Purchasers promptly of any policy cancellation, reduction in policy limits, or of any modification or amendment which could adversely affect Lessor or Certificate Purchasers.

     Section 6.3. Insurance Certificates. Prior to the initial Delivery Date, and thereafter not less than 15 days prior to the expiration dates of the expiring policies theretofore delivered pursuant to Section 6.2, Lessees shall deliver to Lessor and the Certificate Purchasers certificates issued by the insurer(s) for the insurance maintained pursuant to Section 6.2; provided, however, that if the delivery of any certificate is delayed, Lessees shall not be deemed to be in violation of the obligation to deliver such certificate if, within such 15 day period, Lessees deliver an executed binder with respect thereto and thereafter delivers the certificate upon receipt thereof. Upon the request of Lessor or the Required Certificate Purchasers, Lessees will furnish to Lessor and the Certificate Purchasers a certificate of an independent insurance broker of recognized standing evidencing the maintenance of all insurance required hereunder.


                                   Article VII

                                 Indemnification

     Section 7.1. General Indemnification. Whether or not the transactions contemplated hereby are consummated, to the fullest extent permitted by Applicable Laws and Regulations, Lessees hereby, jointly and severally

          (x) waive and release any Claims now or hereafter existing against any Indemnitee on account of, and

          (y) assume liability for and agree to indemnify, protect, defend, save and keep harmless each Indemnitee on an after-tax basis (in accordance with Section 7.4) from and against,

any and all Claims of every kind and nature whatsoever that may be imposed on, incurred by, or asserted against any Indemnitee, which are not directly and primarily caused by the gross negligence or willful misconduct of the Indemnitee (provided that the indemnification provided under this Section 7.1 shall specifically include matters based on or arising from the negligence of any Indemnitee), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Delivery Date or after the Termination Date, and which relates in any way to or arises in any way out of:

          (a) any of the Operative Documents or any of the transactions contemplated thereby, or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof;

          (b) the Units or any Part thereof or interest therein;

          (c) the acquisition, mortgaging, design, manufacture, re-manufacture, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, titling or retitling, transfer of title, registration or re-registration, redelivery, use, operation, condition, financing, refinancing, sale (including, without limitation, any sale pursuant to Section 11.1 of this Lease), return or other application or disposition of the Units or any Unit or Part thereof or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) on any of the Units, including, without limitation, (i) Claims or penalties arising from any violation of Applicable Laws and Regulations or in tort (strict liability or otherwise), (ii) loss of or damage to the environment (including, without limitation, investigation costs, cleanup costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, and all other damages, costs, fees and expenses, fines and penalties, including natural resource damages), or death or injury to any Person, and any mitigative action required by or under Environmental Laws, (iii) latent or other defects, whether or not discoverable, and (iv) any Claim for patent, trademark or copyright infringement;

          (d) the sale or other disposition of any of the Units, including, without limitation, any disposition pursuant to the Sale Option, Purchase Option or as a result of the exercise of remedies;

          (e) the offer, issuance, sale or delivery of the Certificates;

          (f) the breach or alleged breach by any Lessee, Parent Guarantor or any Subsidiary Guarantor of any representation or warranty made by it or deemed made by it in any Operative Document;

          (g) the transactions contemplated hereby or by any other Operative Document in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

          (h) any Claims related to the Release from any Unit of any substance into the environment, including (without limitation) Claims arising out of the use of any Unit for the transportation or storage of any Hazardous Material;

          (i) any failure on the part of any Lessee, Parent Guarantor or any Subsidiary Guarantor to perform or comply with any of the terms of any Operative Document to which it is a party; or

          (j) any other agreement entered into or assumed by any Lessee in connection with any Unit.

     It is expressly understood and agreed that this Section 7.1 shall not apply to Claims in respect of:

          (A) Taxes (such Claims being subject to Section 7.2), except with respect to (1) taxes or penalties included in Claims described in clause
     (g)  above,  and (2) any  payment  necessary  to make  payments  under this
     Section 7.1 in accordance with Section 7.4;

          (B) as to an Indemnitee, Lessor Liens which such Indemnitee is responsible for discharging under the Operative Documents; and

          (C) the gross negligence or willful misconduct of such Indemnitee or any Affiliate, agents, officers directors, servants or employees thereof.

     Section 7.2. General Tax Indemnity. (a) Lessees shall, jointly and severally, pay, defend and indemnify and hold each Indemnitee harmless on an after-tax basis (in accordance with Section 7.4) from any and all Federal, state, local and foreign Taxes imposed on or with respect to or in connection with any Indemnitee, the Units or any portion thereof, any Operative Document, any Lessee or any sublessee or user of any Unit, howsoever imposed, whether levied or imposed upon or asserted against any Indemnitee, any Unit, or any Part thereof, by any taxing Authority (including any Federal, state or local government or taxing Authority in the United States and any taxing Authority or governmental subdivision of a foreign country), upon or with respect to:

          (i) the acquisition, mortgaging, design, manufacture, re-manufacture, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, titling or retitling, transfer of title, registration or re-registration, redelivery, use, operation, condition, financing, refinancing, sale, return or other application or disposition of the Units or any Unit or Part thereof or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon,

          (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to the Units or any Unit or any Part thereof, or any interest therein or any applications or dispositions thereof,

          (iii) any other amount paid or payable pursuant to this Lease, the Certificates or any other Operative Documents,

          (iv) the Units or any Unit or any Part thereof or any interest therein,

          (v) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto, and

          (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents;

provided, however, that the indemnification obligation of this Section 7.2(a) shall not apply to (1) Taxes which are based upon or measured by the Indemnitee's net income or which are expressly in substitution for, or relieve Indemnitee from, any actual Tax based upon or measured by Indemnitee's net income (other than any such Taxes imposed by means of withholding); (2) Taxes characterized under local law as franchise, net worth, or shareholder's capital (excluding, however, any value-added, license, property or similar Taxes); and
(3) if no Event of Default exists, Taxes based upon the voluntary transfer, assignment or disposition by Lessor or any Certificate Purchaser of any interest in any of the Units (other than transfers pursuant to the exercise of the Sale Option or the Purchase Option, or any other transfer to any Lessee or otherwise pursuant to this Lease). Notwithstanding the proviso of the preceding sentence of this Section 7.2(a), Lessees shall, jointly and severally, pay or reimburse, and indemnify and hold harmless,

          (A) any Indemnitee against any Tax based on, or measured by the net income of, such Indemnitee imposed by any Federal, state or local taxing Authority in the United States (or any taxing Authority in any other jurisdiction in which such Indemnitee maintains its principal place of business) to the extent such Tax would not have been imposed if on the Delivery Date the Certificate Purchasers had advanced funds directly to Lessees in the form of a loan secured by the Units in an amount equal to the aggregate amount funded by the Certificate Purchasers on the Delivery Date, with the debt service for such loan equal to the rents provided under this Lease and a principal balance due at the end of such term in an amount equal to the Lease Balance remaining at the end of the Lease Term, or

          (B) any Indemnitee which is not incorporated under the laws of the United States or a state thereof and which has complied with Section 7.2(c), from any deduction or withholding of any United States Federal income tax.

     All of the indemnities contained in this Section 7.2 shall continue in full force and effect notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the termination of this Lease with respect to any Unit or all of the Units, and are expressly made for the benefit of, and shall be enforceable by, each Indemnitee.

     (b)  Lessees  or  Lessees'  Agent  will  promptly   notify  Lessor  or  the
Certificate Purchasers of all reports or returns required to be made with respect to any Tax with respect to which Lessees are required to indemnify hereunder, and will, if permitted by Applicable Laws and Regulations, file the same. If Lessees are not permitted to so file, Lessees shall prepare such reports or returns for signature by Lessor or the applicable Certificate Purchaser and shall forward the same, together with immediately available funds for payment of any Tax due, to Lessor or such Certificate Purchaser, at least ten (10) days in advance of the date such payment is to be made. Upon written request, Lessees shall furnish Lessor or any Certificate Purchaser with copies of all paid receipts or other appropriate evidence of payment for all Taxes paid by Lessees pursuant to this Section 7.2.

     (c) At least five (5) Business Days prior to the first date on which any payment is due under this Lease for the account of any Certificate Purchaser not incorporated under the laws of the United States or a state thereof, such Certificate Purchaser agrees that it will have delivered to Lessees' Agent and Lessor two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Certificate Purchaser is entitled to receive payments under the Operative Documents without deduction or withholding of any United States Federal income taxes, or at a reduced rate, if applicable. Each Certificate Purchaser which so delivers a Form 1001 or 4224 further undertakes to deliver to Lessees' Agent and Lessor two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Lessees' Agent or Lessor, in each case certifying that such Certificate Purchaser is entitled to receive payments under the Operative Documents without deduction or withholding of any United States Federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Certificate Purchaser from duly completing and delivering any such form with respect to it and such Certificate Purchaser advises Lessees' Agent and Lessor that it is not capable of receiving payments without any withholding of United States Federal income tax.

     Section 7.3. Excessive Use Indemnity. In the event that at the end of the Lease Term: (a) Lessees elects the Sale Option; and (b) after paying to Lessor, for the benefit of the Certificate Purchasers, any amounts due under Section 11.1(c), Proceeds and the Sale Recourse Amount, the Lease Balance shall not have been reduced to zero, then Lessees shall promptly pay over to Certificate Purchasers the shortfall unless Lessees deliver a report from an independent appraiser in form and substance satisfactory to Lessor which establishes that the decline in value in the Units from the aggregate amount anticipated for such date in the Appraiser's report delivered with respect to each Unit on the Delivery Date was not due to the excessive use of any Unit, failure to maintain any Unit, modifications or alteration which reduce the value of any Unit, any adverse change in the environmental condition of any Unit, any defect or exception to title of any Unit or any other cause or condition within the power of Lessees to control or affect, differing from ordinary wear and tear.

     Section 7.4. Gross Up. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or Tax which Lessees are required to pay or reimburse under any other provision of this
Article VII (each such payment or reimbursement under this Article VII, an "original payment") and which original payment constitutes income to such Indemnitee, then Lessees shall pay to such Indemnitee on a joint and several basis on demand the amount of such original payment on a gross-up basis such that, after subtracting all Taxes imposed on such Indemnitee with respect to such original payment by Lessees (including any Taxes otherwise excluded from the indemnification provided under Section 7.2 and assuming for this purpose that such Indemnitee was subject to taxation at the highest Federal, state or local marginal rates applicable to widely held corporations for the year in which such income is taxable), such payments shall be equal to the original payment to be received (net of any credits, deductions or other tax benefits then actually recognized that arise from the payment by such Indemnitee of any amount, including taxes, for which the payment to be received is made).

     Section  7.5.   Increased   Capital  Costs.   If  any  change  in,  or  the
introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank regulator or other Authority ("Change in Law") affects or would affect the amount of capital required or expected to be maintained by any Certificate Purchaser directly or by its parent company (including, without limitation, any reserve requirements specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities" as defined in Regulation D of such Board of Governors) and such Certificate Purchaser determines (in its sole and absolute discretion) that the rate of return on it or its parent's capital as a consequence of any Funding made by such Certificate Purchaser hereunder to pay its share of the Purchase Price is reduced to a level below that which such Certificate Purchaser or its parent could have achieved but for the occurrence of any such circumstances, then, in any such case, upon written notification from time to time by such Certificate Purchaser to Lessees' Agent, Lessees shall, within five (5) Business Days following receipt of the statement referred to in the next sentence, pay on a joint and several basis directly to such Certificate Purchaser, as Supplemental Rent, additional amounts sufficient to compensate Certificate Purchaser or its parent for such reduction in rate of return (subject to Section 7.4). A statement of a Certificate Purchaser as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessees. In determining such amount, each Certificate Purchaser shall use any method of averaging or attribution that it (in its reasonable discretion) shall deem applicable.

     Section 7.6. LIBO Rate Illegal, Unavailable or Impracticable. If any Certificate Purchaser shall determine in good faith (which determination shall, upon notice thereof to Lessees' Agent, be conclusive and binding on Lessees) that

          (a) a change in law makes it unlawful, or the central bank or other Authority asserts that it is unlawful, for such Certificate Purchaser to make, continue or maintain any amount of such Certificate Purchaser's investment hereunder on a LIBO Rate basis,

          (b) deposits in Dollars (in the applicable amounts) are not being offered to such Certificate Purchaser in the relevant market for the applicable Rent Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, or

          (c) the LIBO Rate, as determined by Lessor, will not adequately and fairly reflect the cost to such Certificate Purchaser of maintaining or funding its investments for the applicable Rent Period, or that the making or funding of such Certificate Purchaser's investment hereunder on a LIBO Rate basis has become impracticable as a result of an event occurring after the date of this Lease which in the opinion of such Certificate Purchaser materially changes such investment, then the obligations of such Certificate Purchaser to make, continue or maintain any such investment shall, upon such determination, forthwith be suspended until such Certificate Purchaser shall notify Lessees' Agent that such circumstances no longer exist, and all Accrual Rent allocable to such Certificate Purchaser shall automatically be determined on a Base Rate basis beginning on the next immediately succeeding Payment Date with respect thereto or sooner, if required by such law, assertion or determination.

     Section 7.7. Funding Losses. Lessees agree, on a joint and several basis, to reimburse any Certificate Purchaser for any loss or expense incurred (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Certificate Purchaser to make, continue or maintain any portion of its investment hereunder on a LIBO Rate basis) as a result of (i) the failure of the transaction contemplated by
Article II to occur on or before the Delivery Date specified in the Delivery Date Notice or (ii) any payment of all or any portion of the Lease Balance for any reason on a date other than a Payment Date. Certificate Purchaser shall promptly notify Lessees' Agent in writing of the amount of any claim under this
Section 7.7, the reason or reasons therefor and the additional amount required fully to compensate such Certificate Purchaser for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessees.

     Section 7.8. Actions of Affected Certificate Purchasers. Each Certificate Purchaser shall use reasonable efforts (including reasonable efforts to change the booking office for this transaction) to avoid or minimize any amounts which might otherwise be payable pursuant to Section 7.5; provided, however, that such efforts shall not be deemed by such Certificate Purchaser, in its sole discretion, to be disadvantageous to it. In the event that such reasonable efforts are insufficient to avoid or minimize such amounts that might be payable pursuant to Section 7.5, then such Certificate Purchaser (the "Affected
Certificate Purchaser") shall use its reasonable efforts to transfer to any other Certificate Purchaser approved by Lessees' Agent (which itself is not then an Affected Certificate Purchaser) its rights and obligations hereunder; provided, however, that such transfer shall not be deemed by such Affected Certificate Purchaser, in its sole discretion, to be disadvantageous to it (other than the economic disadvantage of ceasing to be a Certificate Purchaser). In the event that the Affected Certificate Purchaser is unable, or otherwise is unwilling, so to transfer its rights and obligations, Lessees' Agent may designate an alternate financial institution to purchase the Affected Certificate Purchaser's rights and obligations hereunder, at the amount of the portion of the then outstanding Lease Balance allocable to such Certificate Purchaser plus accrued Accrual Rent on such portion of the Lease Balance, indemnities, and other amounts owing to such Certificate Purchaser and, subject to the provisions of Section 7.7 and Article XIV, the Affected Certificate Purchaser shall transfer its rights and obligations to such alternate financial institution and such alternate financial institution shall become a Certificate Purchaser hereunder.


                                  Article VIII

                           Events of Default; Remedies

     Section 8.1. Events of Default. The following shall constitute events of default (each an "Event of Default") hereunder:

          (a) any payment of Rent, Lease Balance, Administrative Charge or any other payment payable by any Lessee hereunder or under any other Operative Document (including without limitation, any amount payable pursuant to Article VII) or any amounts payable by Parent Guarantor under the Parent Guaranty or any Subsidiary Guarantor under the Subsidiary Guaranty shall not be paid when due, and such payment shall be overdue for a period of 3 Business Days;

          (b) Any representation or warranty of any Lessee, Parent Guarantor or any Subsidiary Guarantor contained herein, in any other Operative Document or in any document furnished to any Certificate Purchaser or Lessor in connection herewith is incorrect, incomplete or misleading in any material respect when made, deemed made or reaffirmed, as the case may be;

          (c) Any Lessee shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Section 5.2, Section 5.5, Section 6.2 or Article XI or
     Section 13.1(d);

          (d) Parent Guarantor shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under clauses (c) through (n) of Article IV of the Parent Guaranty;

          (e) Any Lessee, Parent Guarantor or any Subsidiary Guarantor shall default in the performance or observance of any other term, covenant, condition or agreement on its part to be performed or observed hereunder or under any other Operative Document (and not constituting an Event of Default under any other clause of this Section 8.1), and such default shall continue unremedied for a period of 30 days after the earlier to occur of
     (i) written notice thereof by Lessor or any Certificate Purchaser to Lessees' Agent, Parent Guarantor or such Subsidiary Guarantor, as the case may be, or (ii) a Responsible Officer of any Lessee or Lessee's Agent, Parent Guarantor or such Subsidiary Guarantor, as the case may be, has knowledge thereof;

          (f) (i) Any Lessee, Parent Guarantor or any of its Subsidiaries shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, agent, custodian, liquidator or similar Person for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, agent, custodian, liquidator or similar Person for itself or a substantial portion of its property, assets or business, or (ii) action shall be taken by any Lessee, Parent Guarantor or any of its Subsidiaries for the purpose of effectuating, authorizing or furthering any of the foregoing;

          (g) involuntary proceedings or an involuntary petition shall be commenced or filed against any Lessee, Parent Guarantor or any of its Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of such Lessee, Parent Guarantor or such Subsidiary or the appointment of a receiver, agent, custodian, liquidator or similar Person for any Lessee, Parent Guarantor or any of its Subsidiaries or of a substantial part of the property, assets or business of such Lessee, Parent Guarantor or such Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of such Lessee, Parent Guarantor or such Subsidiary, and such proceedings or petition shall not be dismissed or stayed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be;

          (h) there shall have occurred any event of default in the performance or observance of any obligation or condition with respect to any amount or amounts of Indebtedness or other amounts under a synthetic lease owing by or guaranteed by any Lessee, Parent Guarantor or any of its Subsidiaries the effect of which is to cause or permit the acceleration of the maturity of Indebtedness having a principal amount or other amounts under a synthetic lease in excess of $10,000,000 (individually or in the aggregate) prior to its expressed or stated maturity or to permit the beneficiary of any such guarantee of indebtedness having a principal amount or other amounts under a synthetic lease in excess of $10,000,000 (individually or in the aggregate) to make a demand for payment or performance thereunder;

          (i) any of the following occurs: (A) any Reportable Event, which Lessor determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (B) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (C) a trustee shall be appointed to administer or liquidate any Plan; (D) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (A), (B), (C) or (D) above, Lessor determines in good faith that the amount of Parent Guarantor's liability is likely to exceed 10% of its Consolidated Tangible Net Worth;
     (E) Parent Guarantor or any of its ERISA Affiliates shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (F) Parent Guarantor or any of its ERISA Affiliates shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (G) Parent Guarantor or any of its ERISA Affiliates shall withdraw completely or partially from a Multiemployer Plan; (H) Parent Guarantor or any of its ERISA Affiliates shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (I) any applicable laws are adopted, changed or interpreted by any Authority with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (E), (F),
     (G), (H) or (I), Lessor determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by Parent Guarantor and its ERISA Affiliates;

          (j) any Operative Document or the Lien granted under this Lease shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Lessee, Parent Guarantor or any Subsidiary Guarantor, as the case may be, or any Lessee, Parent Guarantor, any Subsidiary Guarantor or any of their Affiliates shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability thereof; or the Lien securing Lessees' obligations under the Operative Documents shall, in whole or in part, cease to be a perfected first priority security interest;

          (k) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against any Lessee, Parent Guarantor or any of its Subsidiaries and such judgment or judgments remain undischarged, unbonded or unstayed for a period (during which execution shall not be effectively stayed) of 30 days; provided, that the aggregate of all such judgments exceeds $10,000,000; or

          (l) any Event of Default (as defined in the Revolving Credit Facility) shall have occurred under the Revolving Credit Facility.

     Section 8.2. Remedies. If any Event of Default exists, Lessor shall have the rights, options and remedies of a secured party under the UCC (regardless of whether the UCC or a law similar thereto has been enacted in a jurisdiction wherein the rights or remedies are asserted), and, without limiting the foregoing, Lessor also may exercise, at the direction of the Required Certificate Purchasers, in any order one or more or all of the following remedies (it being understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute): (i) terminate this Lease by notice in writing to Lessees' Agent, but Lessees shall remain liable as hereinafter provided; (ii) declare the entire outstanding Lease Balance to be due and payable, together with accrued unpaid Rent, any Applicable Administrative Charge, and any other amounts payable under the Operative Documents (and the payment of such amounts shall be the joint and several obligations of Lessees); (iii) enforce the Lien given hereunder pursuant to the UCC or any other law; (iv) enter upon the premises where any of the Collateral may be and take possession of all or any of such Collateral; (v) proceed by appropriate court action or actions either at law or in equity, to enforce performance by Lessees of the applicable covenants of this Lease or to recover damages for the breach thereof; and (vi) require Lessees to assemble and return the Units as provided below.

     If Lessor exercises the option set forth in clause (vi) above, Lessees shall, at their own expense, forthwith deliver exclusive possession of the Units to Lessor for the benefit of the Certificate Purchasers, at a location or locations designated by Lessor in the 48 contiguous United States, together with a copy of an inventory list of the Units then subject to this Lease, all then current plans, specifications and operating, maintenance and repair manuals relating to the Units that have been received or prepared by Lessees and their Affiliates, appropriately protected and in the condition required by Article V hereof (and in any event in condition to be placed in immediate revenue service) and free and clear of all Liens (other than the Liens described in clauses (i) through (iv) of the definition of Permitted Liens). In addition, Lessees shall, for 180 days after redelivery of the Units, maintain (or cause to be maintained) the Units in the condition required by Article V and free and clear of all Liens (other than the Liens described in clauses (i) through (iv) of the definition of Permitted Liens), store the Units without cost to Lessor or any Certificate Purchaser and keep all of the Units insured in accordance with Section 6.2. This paragraph shall survive termination of this Lease.

     Notwithstanding the foregoing,

          (a) if any Event of Default described in Section 8.1(a) shall have occurred and be continuing Lessor may, by notice to Lessees' Agent, declare the then outstanding Lease Balance to be due and payable together with all accrued Accrual Rent, any Applicable Administrative Charge, any amounts payable pursuant to Section 7.7, and any other amounts accrued and payable under the Operative Documents (and the payment of such amounts shall be the joint and several obligations of Lessees); and

          (b) if any Event of Default described in Section 8.1(f) or 8.1(g) shall have occurred and be continuing, then the entire outstanding Lease Balance, any Applicable Administrative Charge, and all accrued Accrual Rent and other amounts payable under the Operative Documents shall automatically and immediately become due and payable, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived.

     Section 8.3. Sale of  Collateral.  In addition to the remedies set forth in
Section 8.2, if any Event of Default shall occur, Lessor may, but is not required to, sell the Collateral in one or more sales. Any Certificate Purchaser and Lessor may purchase all or any part of the Collateral at such sale. Each Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Collateral, or at public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by Lessor shall be deemed reasonably and properly given if given at least 10 days before such disposition.

     Section 8.4. Application of Proceeds. The proceeds of such sale or exercise of other remedies shall be applied in the following order:

          (a) First, to the payment of costs and expenses of each Certificate Purchaser and Lessor in exercising remedies, including expenses of foreclosure or suit, if any, and of any sale, and of all other proper fees, expenses, liabilities and advances (including reasonable legal expenses and attorneys' fees) of each Certificate Purchaser and Lessor and of all taxes, assessments or liens superior to the lien of these presents, except any taxes, assessments or superior lien subject to which any sale of Collateral may have been made;

          (b) Second, to the other amounts, except those specified in clause (c) below, which under the terms of this Lease have accrued;

          (c) Third, to the aggregate outstanding Lease Balance, plus any due but unpaid Administrative Charge or Rent, plus any unpaid interest accruing because of the late payment of the Lease Balance or any Administrative Charge to the date of distribution, in each case, in accordance with
     Section 3.2 of the Trust Agreement; and

          (d) Fourth, to the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same (including Lessees), or, if no other Person is lawfully entitled to such surplus, to Lessees.

     If there is a deficiency in any amounts due hereunder after Lessor has exercised remedies, Lessees will promptly pay the same to Lessor.

     Section 8.5. Right to Perform Obligations. If any Lessee fails to perform any of its agreements contained herein, whether or not an Event of Default exists, Lessor may perform such agreement, and the fees and expenses incurred by Lessor in connection with such performance together with interest thereon shall be payable by Lessees upon demand. Interest on fees and expenses so incurred by Lessor shall accrue as provided in Section 4.6 from the date such expense is incurred until paid in full.

     Section 8.6. Power of Attorney. Each Lessee unconditionally and irrevocably appoints Lessor as its true and lawful attorney-in-fact, with full power of substitution, to the extent permitted by Applicable Laws and Regulations, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery hereunder, if an Event of Default occurs, whether pursuant to foreclosure or power of sale or otherwise, and in connection therewith to execute and deliver all such deeds, bills of sale, assignments, releases (including releases of this Lease on the records of any Authority) and other proper instruments as Lessor may reasonably consider necessary or appropriate. Each Lessee ratifies and confirms all that such attorney or any substitute shall lawfully do by virtue hereof. If requested by Lessor or any purchaser, Lessees shall ratify and confirm any such lawful sale, assignment, transfer or delivery by executing and delivering to Lessor or such purchaser, all deeds, bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

     Section 8.7. Remedies Cumulative; Consents. To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws and Regulations, each and every right, power and remedy herein specifically given to Lessor or any Certificate Purchaser or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor or the Certificate Purchasers, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. Lessor's or the Certificate Purchasers' consent to any request made by Lessees shall not be deemed to constitute or preclude the necessity for obtaining Lessor's or the Certificate Purchasers' consent, in the future, to all similar requests. To the extent permitted by Applicable Laws and Regulations, each Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor or the Certificate Purchasers to sell, lease or otherwise use the Units, any Unit or any Part thereof in mitigation of Lessor's or the Certificate Purchasers' damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of Lessor's or the Certificate Purchasers' rights or remedies under this Section 8.


                                   Article IX

                                     Lessor

     Section 9.1. Compensation of Lessor. Lessees shall, on a joint and several basis, pay Lessor its reasonable fees, costs and expenses for the performance of Lessor's obligations hereunder.

     Section 9.2. Limitations. It is expressly understood and agreed by and among the parties hereto that, except as otherwise provided herein or in the other Operative Documents: (a) this Lease and the other Operative Documents to which Lessor is a party are executed by Lessor, not in its individual capacity (except with respect to the representations and covenants of Lessor in Sections
12.3 and 13.2), but solely as Lessor under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such Lessor; (b) each and all of the undertakings and agreements herein made on the part of Lessor are each and every one of them made and intended not as personal undertakings and agreements by Lessor, or for the purpose or with the intention of binding Lessor personally, but are made and intended for the purpose of binding only the
Collateral unless expressly provided otherwise; (c) actions to be taken by Lessor pursuant to its obligations under the Operative Documents may, in certain circumstances, be taken by Lessor only upon specific authority of the Certificate Purchasers; (d) nothing contained in the Operative Documents shall be construed as creating any liability on Lessor, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director, employee or agent of, Lessor to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any Person claiming by, through or under them; and (e) so far as Lessor, individually or personally, is concerned, the other parties hereto and any Person claiming by, through or under them shall look solely to the Collateral and Lessees for the performance of any obligation under any of the instruments referred to herein; provided, however, that nothing in this Section 9.2 shall be construed to limit in scope or substance the general corporate liability of Lessor in respect of its gross negligence or willful misconduct or those representations, warranties and covenants of Lessor in its individual capacity set forth herein or in any of the other agreements contemplated hereby.


                                    Article X

                     Distributions to Certificate Purchasers

     All amounts of money received or realized by Lessor pursuant to this Lease which are to be distributed to any Certificate Purchaser (as distinguished from Lessees or any other Person) shall be distributed in accordance with Section 3.2 of the Trust Agreement.


                                   Article XI

                                Lease Termination

     Section 11.1. Lessees' Options. Not later than 360 days prior to the last day of the Base Term or any Renewal Term then in effect, Lessees shall, by delivery of written notice from Lessees' Agent to Lessor and the Certificate Purchasers, exercise one of the following options (provided that Lessees may not exercise the Renewal Option if such exercise would result in more than two Renewal Terms):

          (a) renew this Lease with respect to all, but not less than all, (except with respect to Units for which there has been an early termination pursuant to Section 11.5) of the Units then subject hereto for an additional one year Renewal Term (the "Renewal Option") on the terms and conditions set forth herein and the other Operative Documents; or

          (b) purchase for cash for the Purchase Option Exercise Amount all, but not less than all, of the Units then subject to this Lease on the last day of the Base Term or Renewal Term with respect to which such option is exercised (the "Purchase Option"); or

          (c) sell on behalf of the Certificate Purchasers for cash to a purchaser or purchasers not in any way affiliated with any Lessee all, but not less than all, of the Units then subject to this Lease on the last day of the Base Term or of any Renewal Term then in effect with respect to which such option is exercised (the "Sale Option"). Simultaneously with a sale pursuant to the Sale Option, Lessees shall, on a joint and several basis, pay to Lessor, as Supplemental Rent for the benefit of the
     Certificate Purchasers, from the gross proceeds of the sale of the Units, without deductions or expense reimbursements (the "Proceeds"), the aggregate outstanding Lease Balance as of the Termination Date (as determined after any payment of Rent on such date). If the Proceeds exceed the aggregate outstanding Lease Balance, Lessees will retain the portion of the Proceeds in excess thereof. If the Proceeds are less than the aggregate outstanding Lease Balance, Lessees will, on a joint and several basis, pay or will cause to be paid to Lessor, as Supplemental Rent for the benefit of the Certificate Purchasers, on the Termination Date, in addition to the Proceeds, the Sale Recourse Amount, it being understood, however, that the amount payable pursuant to this Section 11.1(c) shall in no event be construed to limit any other obligation of any Lessee under the Operative Documents, including, without limitation, pursuant to Article VII and Sections 11.3, 11.4, 11.5 and 17.1. The "Sale Recourse Amount" shall be, at the option of Lessor, (x) the Applicable Percentage Amount or (y) the Recourse Deficiency Amount; provided, however, that in no event shall the Sale Recourse Amount exceed the Lease Balance (after taking into account all payments of Rent and Proceeds applied against the Lease Balance on the Termination Date). Lessor, on behalf of the Certificate Purchasers, shall notify Lessees' Agent in writing not later than five Business Days prior to the Termination Date whether the Sale Recourse Amount shall be determined pursuant to clause (x) or clause (y) of the preceding sentence. In addition to the amount determined to be payable by Lessees pursuant to the foregoing provisions of this Section 11.1(c), Lessees shall, on a joint and several basis, pay to Lessor, for the benefit of the Certificate Purchasers, the Applicable Administrative Charge, if any, on the sum of the Proceeds, the Sale Recourse Amount and any amount payable pursuant to the last sentence of Section 11.4. The obligation of any Lessee to pay the amounts determined pursuant to this Section 11.1(c) shall be a recourse obligation of such Lessee and shall be payable on the Termination Date. All amounts paid to Lessor pursuant to this Section 11.1(c) shall be distributed in accordance with Section 3.2 of the Trust Agreement.

     Section 11.2. Election of Options. Lessees' election of the Purchase Option will be irrevocable at the time made, but if Lessees fail to make a timely election, Lessees will be deemed, in the case of the Base Term and each Renewal Term then in effect (other than the last Renewal Term) to have irrevocably elected the Renewal Option and, in the case of the last Renewal Term, Lessees will be deemed to have irrevocably elected the Purchase Option. In addition, the Sale Option shall automatically be revoked if there exists an Incipient Default or Event of Default at any time after the Sale Option is properly elected and Lessor shall be entitled to exercise all rights and remedies provided in Article
VIII. Lessees may not elect the Sale Option or the Renewal Option if there exists on the date the election is made an Event of Default or an Incipient Default.

     Section 11.3. Sale Option Procedures. If Lessees elect the Sale Option, Lessees shall use their best commercial efforts to obtain the highest all cash purchase price for the Units. All costs reasonably related to such sale and delivery, including, without limitation, the cost of sales agents, removal of the Units, delivery of documents and Units to any location designated by a buyer within the continental United States, certification and testing of the Units in any location chosen by the buyer or prospective buyer, legal costs, costs of notices, any advertisement or other similar costs, or other information and of any parts, configurations, repairs or modifications desired by a buyer or prospective buyer shall be borne entirely by Lessees, without regard to whether such costs were incurred by Lessor, Lessees or any potentially qualified buyer, and shall in no event be paid from any of the Proceeds. Neither Lessor nor any Certificate Purchaser shall have any responsibility for procuring any purchaser. If, nevertheless, Lessor at the direction of any Certificate Purchaser, undertakes any sales efforts, Lessees shall, on a joint and several basis, promptly reimburse Lessor and/or any such Certificate Purchaser for any charges, costs and expenses incurred in such effort, including any allocated time charges, costs and expenses of internal counsel or other attorneys' fees. Upon a sale pursuant to the Sale Option, the Units shall be (i) in the condition required by Article V (and, in any event, in condition to be placed in immediate revenue service), (ii) free and clear of any Liens (other than Liens described in clauses (i) through (iv) of the definition of Permitted Liens) and (iii) accompanied by all then current plans, specifications and operating maintenance and repair manuals relating to such Units. Lessor shall determine whether to accept the highest all cash offer for the Units. Any purchaser or purchasers of the Units shall not in any way be affiliated with any Lessee or have any understanding or arrangement with any Lessee regarding the future use of the Units. On the Termination Date, so long as no Event of Default or Incipient Default exists: (i) Lessees shall transfer all of Lessees' right, title and interest in the Units, or cause the Units to be so transferred, to such purchaser or purchasers, if any, in accordance with all of the terms of this Lease; (ii) subject to the simultaneous payment by Lessees of all amounts due under clause (iii) of this sentence, Lessor shall, without recourse or warranty, except as to the absence of Lessor Liens, transfer by quitclaim Lessors' right, title and interest in and to the Units to such purchaser or purchasers; and
(iii) Lessees shall, on a joint and several basis, simultaneously pay to Lessor all of the amounts contemplated in Section 11.1(c).

     Section 11.4. Appraisals. If Lessees exercise the Sale Option and the sum of the Proceeds from the sale of all Units subject to this Lease plus the Applicable Percentage Amount are less than the outstanding Lease Balance, Lessor (upon direction from any Certificate Purchaser) shall engage an appraiser of nationally recognized standing, at Lessees' expense, to determine (by appraisal methods satisfactory to the Certificate Purchasers) the Fair Market Value of the Units then subject to this Lease as of (a) the first day of any Renewal Term in which the Sale Option was elected, and (b) the Termination Date. The Appraiser's conclusion relating to the first day of the Renewal Term shall be used in calculating the "Recourse Deficiency Amount". If the Sale Option is elected, Lessees will indemnify and hold harmless Lessor and each Certificate Purchaser, to the extent the Lease Balance remains outstanding, after application of all Proceeds and the Applicable Percentage Amount or the Recourse Deficiency Amount, as applicable, against any Claims resulting from Lessees' sale of the Units for less than their Fair Market Value, as of the last day of the Lease Term, without prior written consent of Lessor.

     Section 11.5. Early Termination.

     (a) Early Termination for Operational Reasons. If no Incipient Default or Event of Default shall exist, on any scheduled Payment Date (the "Early Termination Date"), if any Lessee has made a good faith determination that any Unit leased by such Lessee should be replaced or removed from this Lease for operational reasons (as evidenced by a resolution of the Board of Directors of such Lessee), upon at least 30 days' advance written notice to Lessor and the Certificate Purchasers, such Lessee may either:

          (i) purchase such Unit for a purchase price equal to the Casualty Amount of such Unit; or

          (ii) replace such Unit  pursuant to the  following  provisions of this
     Section 11.5.

     If such Lessee has elected to pay the  Casualty  Amount  pursuant to clause
(i) above, Lessees shall continue to make all payments of Rent with respect to such Unit due under this Lease until and including the Early Termination Date. Upon payment of the Casualty Amount in respect of such Unit on such Early Termination Date, (x) the remaining scheduled payments of Capital Rent shall be proportionately reduced by an amount equal to the product of the scheduled amount of such Capital Rent payment (determined in each case prior to the receipt of such Casualty Amount), multiplied by the Unit Value Fraction of such Unit and the Lease Balance shall be appropriately adjusted to reflect such reduction in the remaining scheduled payments of Capital Rent.

     If any Lessee has given notice that it intends to replace such Unit on or before the Early Termination Date, then such Lessee shall make subject to this Lease, a replacement for such Unit meeting the suitability standards hereinafter set forth. To be suitable as a replacement Unit, an item must be of the same general type, year of construction (or a later year of construction), function, utility, state of repair and operating condition (immediately preceding such termination assuming that such Unit had been maintained in accordance with the terms of Section 5.3) as the Unit being replaced, must have a Fair Market Value of not less than the Fair Market Value (immediately preceding such replacement assuming that such Unit had been maintained in accordance with the terms of
Section 5.3) of the Unit being replaced and be free and clear of any Liens other than Permitted Liens. Such Lessee shall cause a Bill of Sale and an Acceptance Certificate to be executed and delivered to Lessor and the Certificate Purchasers in order to subject such replacement item to this Lease, and upon such execution and delivery and the receipt by Lessor and the Certificate Purchasers of (i) evidence reasonably satisfactory to them of such Lessee's compliance with the insurance provisions of Section 6.2 with respect to such replacement item, and (ii) an opinion of counsel to such Lessee in form and substance reasonably satisfactory to Lessor and the Certificate Purchasers opining, among other things, to the effect that all appropriate filings, recordings and other acts have been taken to protect the right, title and interest of Lessor, on behalf of the Certificate Purchasers, in such replacement item and that no other filing, recording, deposit, or giving of notice with or to any Authority is necessary to protect such right, title and interest in such replacement item, such replacement item shall be deemed a "Unit" for all purposes hereof.

     Notwithstanding anything contained herein to the contrary, Lessees' right to exercise the option set forth in clause (i) of the first paragraph of this
Section 11.5 is limited in the aggregate to Units having a Purchase Price equal to or less than 10% of the Purchase Price for all Units.

     (b) Early Purchase Option. If no Incipient Default or Event of Default shall exist on any Payment Date (the "Early Purchase Date"), upon at least 30 days' advance written notice from Lessees' Agent to Lessor and the Certificate Purchasers, Lessees may purchase all but not less than all of the Units subject to this Lease for a purchase price equal to the entire outstanding Lease Balance, plus all Accrual Rent accrued on the Lease Balance, plus the Applicable Administrative Charge on the Lease Balance, plus all other sums then due and payable under the Operative Documents by Lessees, Parent Guarantor or any Subsidiary Guarantor.


                                   Article XII

                         Representations and Warranties

     Section 12.1. Representations and Warranties of Lessees. As of the date hereof and the Delivery Date, each Lessee makes the representations and warranties set forth in this Section 12.1 to each of the other parties hereto.

          (a) Due Organization, etc. Such Lessee is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Lessee has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Such Lessee is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary or which its failure to be so qualified would have a Material Adverse Effect (including each state or other jurisdiction in which the Units or any thereof will be located).

          (b) Authorization; No Conflict. Such Lessee has full power to enter into, execute, deliver and carry out this Lease and the other Operative Documents to which it is a party, to lease the Units to be leased by such Lessee as contemplated by this Lease and to perform its obligations under the Operative Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part. Neither the execution and delivery of this Lease or the other Operative Documents by such Lessee, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by such Lessee will (i) conflict with, constitute a default under or result in any breach of (A) the terms and conditions of the certificate of incorporation, bylaws or other organizational documents of such Lessee or
     (B) any Applicable Laws and Regulations or any material agreement or instrument or order, writ, judgment, injunction or decree to which such Lessee is a party or by which such Lessee is bound or to which such Lessee is subject, (ii) result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of such Lessee (other than Liens granted under the Operative Documents) or
     (iii) require any Governmental Action by any Authority or any consent or approval of any non-governmental Person (including any action necessary to rebut the presumption of fraud discussed in subsection (f) below), except for (A) the filings and recordings listed on Schedule III to perfect the rights of Lessor (for the benefit of the Certificate Purchasers) intended to be created by the Operative Documents, and (B) those Governmental Actions required with respect to such Lessee or any of its Affiliates listed on Schedule IV, each of which have been duly effected and are, or on the Delivery Date will be, in full force and effect.

          (c) Enforceability, etc. This Lease has been duly and validly executed and delivered by such Lessee, and each other Operative Document which such Lessee is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Lessee on the required date of delivery of such Operative Document. This Lease and each other Operative Document constitutes, or will constitute, legal, valid and binding obligations of such Lessee which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Lessee in accordance with its terms, except to the extent that enforceability of any of such Operative Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

          (d) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of such Lessee, threatened against such Lessee at law or equity before any Authority which individually or in the aggregate could reasonably be expected to result in any Material Adverse Effect. Lessee is not in violation of any order, writ, injunction or any decree of any Authority which could reasonably be expected to result in any Material Adverse Effect.

          (e) Title; Liens. As of the Delivery Date, such Lessee has good and marketable title to each Unit to be sold by such Lessee and delivered to Lessor on the Delivery Date, free and clear of all Liens (including, but not limited to, any Lien as a result of any right, claim or interest in favor of any party owning or holding any interest in the real estate on which such Unit is then, or is to be, located) other than Permitted Liens. Such Lessee has not granted, nor will it grant, any Lien on any Unit, any other Collateral or this Lease, to any Person other than Lessor or the Certificate Purchasers or any Permitted Lien; and no Lien, other than the Lien granted to Lessor and the Certificate Purchasers hereunder (and any Lien hereafter granted by Lessor and the Certificate Purchasers) (including, but not limited to, any Lien as a result of any right, claim or interest in favor of any party owning or holding any interest in the real estate on which such Unit is then, or is to be, located) and any Permitted Lien, has attached to the Unit, any other Collateral or this Lease, or in any manner has affected adversely Lessor's and the Certificate Purchasers' rights and Lien herein.

          (f) Title to Subject Items. On the Delivery Date, Lessor, on behalf of the Certificate Purchasers, will have good and marketable title to all of the Units to be sold by such Lessee, free and clear of all Liens other than Permitted Liens. Without limiting the generality of the foregoing, the transactions contemplated hereby shall not be deemed fraudulent or void as against any present or future creditor of such Lessee under the laws of the states where such Units will, on the Delivery Date, be located, nor would any subsequent bona fide purchaser from such Lessee of such Units, in the event of any attempted subsequent sale thereof by such Lessee, acquire any title to or rights therein superior to Lessor's title thereto and rights therein.

          (g) Perfection of Security Interest. Upon the filing of appropriate UCC financing statements with the offices listed on Schedule III hereto, the payment of any applicable fees and taxes relating to any of the foregoing, and the payment of the aggregate Purchase Price for the Units by Lessor, Lessor will have an enforceable, perfected first priority security interest of record in the Collateral as against all Persons including such Lessee and its creditors.

          (h) The Units. The Purchase Price for each Unit does not exceed the Appraised Value of such Unit at the time of the sale to Lessor hereunder and the aggregate Purchase Price for all of the Units does not exceed the Appraised Value of all of the Units at the time of the sale to Lessor hereunder.

          (i) Assuming the accuracy of the representations of each Certificate Purchaser and Lessor contained in Sections 12.2 and 12.3, respectively, the consummation of the transactions provided for in this Lease and compliance by such Lessee with the provisions hereof and the Certificates issued hereunder will not involve any Prohibited Transaction.

          (j) No Transfer Taxes. No sales, use, excise, transfer or other tax, fee or imposition shall result from the sale, transfer or purchase of any Unit or any Certificate pursuant to Article II, except such taxes, fees or impositions that have been paid in full on or prior to the Delivery Date.

          (k) Rights in Respect of the Units. Such Lessee is not a party to any contract or agreement with respect to the sale by such Lessee of any interest in the Units or any part thereof other than pursuant to this Lease and the other Operative Documents to which it is a party.

          (l) Patents, Trademarks. Such Lessee has all patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Units to be leased by it that are necessary for such operation of the Units.

          (m) Defaults, Casualties, etc. As of the Delivery Date, no Incipient Default, Event of Default or Casualty has occurred and is continuing and there is no action pending or, to the best of such Lessee's knowledge, threatened by any Authority to initiate a Casualty. As of the Delivery Date, no condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute an event of default by such Lessee under any material indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other material agreement or instrument to which such Lessee is a party or by which it or any of its properties may be bound which individually or in the aggregate with all such events of default could reasonably be expected to have a Material Adverse Effect.

          (n) Chief Executive Office of Lessees. The principal place of business and chief executive office, as such terms are used in Section 9-103(3) of the UCC, of such Lessee are each located at such Lessee's address set forth in the introductory paragraph of this Lease.

          (o) Compliance With Law. The Units and the current use and operation thereof and thereon do not violate any Applicable Laws and Regulations, including, without limitation, any thereof relating to occupational safety and health or Environmental Laws.

          (p) Subjection to Government Regulation. Neither Lessor nor any Certificate Purchaser will, solely by reason of entering into the Operative Documents or consummating the transactions contemplated thereby, (i) become subject to ongoing regulation of its operations by any Authority (other than upon exercise of remedies under this Lease or upon the expiration hereof if Lessees do not consummate the Purchase Option); or (ii) become subject to ongoing regulation of its operations by any Authority upon exercise of remedies under this Lease or upon the expiration hereof (except for regulation the applicability of which depends upon the existence of facts in addition to the ownership of, or the holding the Units or any interest therein); or (iii) be required to qualify to do business in any jurisdiction.

          (q) Investment Company Act. Such Lessee is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (r) Public Utility Holding Company. Such Lessee is not subject to regulation as a "holding company", an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (s) Licenses, Registrations and Permits. All material licenses, approvals, authorizations, consents and permits required for the use and operation of each Unit have been irrevocably obtained from the appropriate Authorities having jurisdiction or from private parties, as the case may be.

          (t) Use of Proceeds; Federal Reserve Regulations. The proceeds of the sale of the Units and the Certificates will be used by Lessees to (i) repay a portion of debt outstanding pursuant to an existing synthetic lease, (ii) loan to Parent Guarantor in order for Parent Guarantor to repay a portion of debt outstanding under the Revolving Credit Facility and (iii) for other general corporate purposes. Neither such Lessee nor any Affiliate of such Lessee will, directly or indirectly, use any of the proceeds of the sale of the Units or the Certificates for the purpose of purchasing or carrying any "margin security" or "margin stock" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, respectively, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin security or margin stock or for any other purpose which might cause any of the transactions contemplated by this Lease or any other Operative Document to constitute a "purpose credit" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, or for the purpose of purchasing or carrying any security, and neither such Lessee nor any Affiliate of such Lessee has taken or will otherwise take or permit any action by such Lessee or any of its Affiliates in connection with any of the transactions contemplated by any of the Operative Documents which would involve a violation of Regulation G, T, U, or X, or any other regulation of the Board of Governors of the Federal Reserve System.

          (u) Disclosure. The information disclosed in writing by such Lessee or any of its Affiliates (or any Person authorized or employed by any such Person as agent or otherwise) to Lessor and the Certificate Purchasers in connection with the negotiation of the Operative Documents and the transactions contemplated thereby, when taken as a whole with all other written disclosures to such parties, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading. There is no particular fact of which such Lessee or any of its Affiliates has knowledge that has not been disclosed by such Lessee or any of its Affiliates (or by any Person authorized or employed by such Lessee or any of its Affiliates as agent or otherwise) in writing to the Certificate Purchasers that, as far as such Lessee or any of its Affiliates can reasonably foresee, could reasonably be expected to have a Material Adverse Effect.

          (v) Appraisal Data. The written information provided by such Lessee and its Affiliates to the Appraiser and forming the basis for the conclusions set forth in each Appraisal, taken as a whole, was true and correct in all material respects on the date so given and did not omit any information known and available to such Lessee necessary to make the information provided not misleading.

          (w) Solvency. The consummation by such Lessee of the transactions contemplated by the Operative Documents did not and will not render such Lessee insolvent, nor was it made in contemplation of such Lessee's insolvency; the value of the assets and properties of such Lessee at fair valuation and at their then present fair salable value is and, after such transactions, will be greater than such Lessee's total liabilities, including contingent liabilities, as they become due; and the property remaining in the hands of such Lessee was not and will not be an unreasonably small amount of capital.

          (x) Private Offering. Neither such Lessee nor anyone on its behalf has offered any interest in this Lease, the Rent, the Certificates or the Units or any similar security for sale to, or solicited offers to buy any thereof from, or otherwise directly or indirectly approached or negotiated with respect thereto with, any prospective purchaser other than Lessor, the Certificate Purchasers and not more than thirty-five (35) other institutional investors, each of which was offered such interest at a private sale for investment and each of which such Lessee had reasonable grounds to believe, and did believe, as to Lessor and the Certificate Purchasers, after reasonable inquiry does believe, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such an investment; and, assuming the truth and accuracy of the representations set forth in Section 12.2(b), the issuance, sale and delivery of the Certificates and the interests in this Lease represented thereby under the circumstances contemplated by this Lease do not require the registration of such Certificates or interests under the Securities Act or the qualification of any of the Operative Documents under the Trust Indenture Act of 1939, as amended.

          (y) Brokers, etc. Such Lessee has not engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or in any other like capacity in connection with any of the Operative Documents or the transactions contemplated thereby, other than BALCAP. Such Lessee shall be responsible for, and shall indemnify, defend and hold such Lessor and each Certificate Purchaser harmless from and against any and all claims, liabilities or demands by any Person for broker's, finder's, investment banker's or agent's fees, commissions or other entitlements with respect to the Operative Documents and the transactions contemplated thereby.

          (z) Real Property. Lessee has and will maintain the right to locate each Unit leased by such Lessee on, and to enter onto the property and disassemble and remove each such Unit from each parcel of real property where the Units leased by such Lessee will be located; and no such Unit will be or become subject to any Liens (other than the Lien described in clause (v) of the definition of Permitted Liens), as a result of such Unit being located upon such real property. The Units constitute and will constitute personal property and no Liens or other claims exist in respect of any Unit as a result of any right, claim or interest in favor of any party owning or holding any interest in the real estate on which such Unit is, or is to be, located (other than the Lien described in clause (v) of the definition of Permitted Liens). Any lease of land on which any Unit is located is in full force and effect and is for a term that exceeds the Lease Term.

          (aa) Representations. The representations and warranties with respect to such Lessee by Parent Guarantor in the Parent Guaranty are true and correct.

          (bb) Interdependent Business. Such Lessee's business and investments are interdependent with those of the other Lessees, the Subsidiary Guarantors and Parent Guarantor and such Lessee has received a direct and substantial benefit from the transactions contemplated by this Lease and the other Operative Documents.

     Section 12.2. Representations and Warranties of Certificate Purchasers. Each Certificate Purchaser represents and warrants, severally and only as to itself, to each of the other parties hereto as follows:

          (a) ERISA. Either (i) it is not and will not be purchasing any of its interest in the Units or the Certificates with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or a "plan" (as defined in Section 4975(e)(1) of the Code or (ii) the acquisition and holding of any Certificate will not result in a Prohibited Transaction, or (iii) it (A) is an insurance company, (B) is acquiring its Certificate with funds held in an insurance company general account (as defined in Section V(e) of the proposed Prohibited Transaction Class Exemption published on August 22, 1994 at 59 Federal Register 43134 (the "Proposed PTCE") and (C) is acquiring its Certificate in reliance on the availability of, and its qualification for, the exemptive relief contemplated in the Proposed PTCE.

          (b) Investment in Units and Certificates. (i) It is acquiring its interest in the Units (as represented by the Certificates) for its own account for investment, and if in the future it should decide to dispose of its interest in the Units, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the SEC thereunder and any applicable state securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any Certificate or any interest in the Units, the Collateral or this Lease to the registration requirements of
     Section 5 of the Securities Act. No representation or warranty contained in this Section 12.2(b) shall include or cover any action or inaction of any Lessee or any Affiliate thereof whether or not purportedly on behalf of any Certificate Purchaser or any of their Affiliates. Subject to the foregoing, and subject to the provisions of Article XIV hereof, it is understood among the parties that the disposition of each Certificate Purchaser's property shall be at all times within its control.

          (ii) It has not and will not borrow (other than pursuant to a transaction permitted by Article XIV) in excess of 97% of its interest in the Lease Balance in order to purchase its Certificate pursuant to a transaction in which the lender or lenders have recourse solely to its Certificate.

     Section 12.3. Representations and Warranties of Certificate Trustee. Certificate Trustee, in its individual capacity, hereby represents and warrants to the other parties as set forth in this Section 12.3.

          (a) Due Organization, etc. Certificate Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America; Certificate Trustee has full power and authority to enter into and perform its obligations under the Operative Documents to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Delivery Date in connection with or as contemplated by each such Operative Document to which it is or is to be a party; and the Operative Documents to which Certificate Trustee is a party, have been or will be duly executed and delivered by Certificate Trustee.

          (b) Authorization; No Conflict. The execution and delivery by Certificate Trustee of the Operative Documents to which it is or is to be a party, and the performance by Certificate Trustee of its obligations under such Operative Documents, have been duly authorized by all necessary action on its part, and do not and will not: (i) contravene any Federal laws or laws of the State of Utah governing the banking or trust powers of First Security; (ii) violate any provision of its charter or by-laws; (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement, or any other agreement or instrument to which Certificate Trustee, either in its individual capacity, as Certificate Trustee, or both, is a party or by which it or its properties may be bound or affected, which breaches or default would be reasonably likely to materially and adversely affect the ability of Certificate Trustee, either in its individual capacity, as Certificate Trustee, or both, to perform its obligations under any Operative Documents to which it is or will be a party; or (iv) require any authorizations, consents, approvals, licenses or formal exemptions from, nor any filings, declarations or registrations with, any Federal Authority or Authority of the State of Utah governing the banking or trust powers of First Security or any consent or approval of any non-governmental Person.

          (c) Enforceability, etc. Each Operative Document to which Certificate Trustee, either in its individual capacity, as Certificate Trustee, or both, is a party constitutes the legal, valid and binding obligation of Certificate Trustee, either in its individual capacity, as Certificate Trustee, or both, enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (d) Litigation. There is no action, proceeding or investigation pending or threatened which questions the validity of the Operative Documents to which Lessor or Certificate Trustee, in its individual capacity, as Certificate Trustee, or both, is a party or any action taken or to be taken pursuant to the Operative Documents to which Certificate Trustee, in its individual capacity, as Certificate Trustee, or both, is a party.

          (e) Lessor Liens. The Units and the other Collateral are free and clear of all Lessor Liens attributable to Lessor or to Certificate Trustee, in its individual capacity or as Certificate Trustee, or both.

          (f) Securities Act. None of Lessor or Certificate Trustee, in its individual capacity or as Certificate Trustee, or both, nor anyone authorized to act on behalf of any such Person has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Certificates, any of the Units or this Lease, or any interest therein, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases.


                                  Article XIII

                                    Covenants

     Section 13.1. Covenants of Lessees. Each Lessee covenants with each of the other parties hereto as follows:

          (a) Corporate Existence, etc. Subject to clause (e) of Article IV of the Parent Guaranty and any transaction permitted thereby pursuant to which such Lessee ceases to exist (in which case this subsection (a) shall apply to the surviving entity of such transaction), such Lessee shall preserve and keep in full force and effect its corporate existence, rights and powers and franchises and its power and authority to perform its obligations under the Operative Documents, including, without limitation, any necessary qualification or licensing in any foreign jurisdiction where a Unit is located and in any other foreign jurisdiction where the failure to be so qualified would have a Material Adverse Effect.

          (b) Compliance with Laws. Such Lessee shall comply with all Applicable Laws and Regulations (including, without limitation, Environmental Laws), except for such instances of non-compliance which would not have, individually or in the aggregate, a Material Adverse Effect.

          (c) Change of Name or Location. Such Lessee shall furnish to Lessor notice on or before the 30th day prior to any relocation of its chief executive office or principal place of business, or change of its name and shall comply with Section 13.1(h) prior to any such relocation or name change.

          (d) Notice of Defaults. Promptly after any Responsible Officer of such Lessee has learned of the occurrence of an Incipient Default or Event of Default, such Lessee shall deliver to Lessor and each Certificate Purchaser a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Lessee setting forth the details of such Incipient Default or Event of Default and the action which such Lessee proposes to take with respect thereto.

          (e) Inspection. Lessor or any Certificate Purchaser may visit and inspect the properties (including, without limitation, the Units) of such Lessee, examine and make abstracts from its books of record and accounts (including, without limitation, such Lessee's records pertaining to the Units), and discuss its affairs, finances and accounts with the officers and accountants of such Lessee (including but not limited to, its independent public accountants), all at such times as Lessor or the requesting Certificate Purchaser, as the case may be, may reasonably request; provided that, so long as no Incipient Default or Event of Default shall have occurred and be continuing, such inspections shall be limited to two per year. Upon such request, such Lessee shall make such properties and such books of record and accounts available to such Lessor or the requesting Certificate Purchaser, as the case may be, for inspection. Such Lessee will pay the reasonable expenses of Lessor and the Certificate Purchasers incurred in the exercise of the rights granted pursuant to this
     Section 13.1(e).

          (f) Notice of Litigation. Promptly after the commencement thereof or promptly after the determination thereof, notice of all actions, suits, proceedings or investigations before or by any Authority or any other Person against such Lessee with respect to the Units, which (x) involve or could be reasonably expected to involve assessments against such Lessee in excess of $10,000,000, individually or in the aggregate, or (y) involve a claim or series of claims which if adversely determined would constitute a Material Adverse Effect.

          (g) Reports to Certificate Purchasers. Such Lessee shall, concurrently with any notice, delivery or other communication to Lessor pursuant to any Operative Document, deliver a copy of such notice, delivery or other communication to each Certificate Purchaser at such Certificate Purchaser's current address.

          (h) Further Assurances. Such Lessee will, at its expense, promptly and duly do any further reasonable act and execute, acknowledge, deliver, file, register and record any further documents (including, without limitation, amendments to this Lease and Uniform Commercial Code financing statements and continuation statements) as Lessor or the Required Certificate Purchasers may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and the Certificate Purchasers, including the title to the Units and the first priority security interest in the Collateral of Lessor, on behalf of the Certificate Purchasers.

          (i) Environmental Matters. Such Lessee shall: (i) use and operate the Units in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Material in compliance with all applicable Environmental Laws; (ii) promptly notify Lessor and the Certificate Purchasers and provide copies upon receipt, of all written claims, complaints, notices or inquiries relating to the condition or compliance of the Units in so far as they relate to Environmental Laws, and promptly cure and have dismissed with prejudice to the satisfaction of the Required Certificate Purchasers any actions and proceedings relating to compliance with Environmental Laws with respect to the Units, provided, however, that such Lessee may contest in good faith by Permitted Contest any such actions or proceedings, provided further that Lessor, in its individual capacity and as Lessor, and the Certificate Purchasers have received reasonably sufficient security from such Lessee prior to the institution of any such Permitted Contest by such Lessee as any of them shall have reasonably requested; and (iii) provide such information and certifications which Lessor or any Certificate Purchaser may reasonably request from time to time to evidence compliance with this Section 13.1(i).

          (j) Securities. Such Lessee shall not, nor shall it permit anyone authorized to act on its behalf to, take any action which would subject the issuance or sale of the Certificates, any of the Units or the Lease, or any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items, to the registration requirements of Section 5 of the Securities Act or any state securities laws.

          (k) No Disposition of the Units. Except as permitted by Section 5.2 and Section 11.5, such Lessee shall not sell, contract to sell, assign, lease, transfer, convey or otherwise dispose of, or permit to be sold, assigned, leased, transferred, conveyed or otherwise disposed of, the Units or any part thereof.

          (l) Agreement to be bound by Parent Guaranty. Such Lessee acknowledges the covenants and agreements of the Parent Guaranty and agrees to conduct its business and operations in accordance with the covenants and agreements contained in the Parent Guaranty, including without limitation, the provisions of Article IV of the Parent Guaranty.

     Section 13.2. Covenants of Certificate Trustee. Certificate Trustee, in its individual capacity, covenants with each of the other parties hereto as follows, it being understood that the sole remedies for the breach of these covenants shall be to sue for damages or for specific performance and that any such breach shall not modify or terminate any Lessee's obligations under Section 4.5:

          (a) so long as this Lease remains in effect or so long as the obligations of any Lessee arising hereunder have not been fully and finally discharged, Certificate Trustee, in its individual capacity and as Certificate Trustee (including in its capacity as Lessor) (i) will keep this Lease and all Collateral free and clear of all Lessor Liens attributable to Certificate Trustee, in its individual capacity and/or in its capacity as Certificate Trustee (including in its capacity as Lessor), and shall indemnify, reimburse and hold each Certificate Purchaser and each Lessee harmless from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, or causes of action and all legal proceedings, and any costs or expenses in connection therewith, including reasonable legal fees and expenses, of whatever kind and nature, imposed on, incurred by or asserted against any Certificate Purchaser or any Lessee in any way relating to, or arising in any manner out of, failure by Certificate Trustee in its individual capacity or as Certificate Trustee (including in its capacity as Lessor) to comply with this Section 13.2(a) and (ii) will not, provided that no Incipient Default or Event of Default exists, through its own actions, interfere with any Lessee's (or any permitted sublessee's or assignee's) rights hereunder with respect to any Unit during the term of this Lease, except as permitted or required by the terms of this Lease; and

          (b) Certificate Trustee shall apply funds held by it in its capacity as Certificate Trustee hereunder as required by this Lease and the Trust Agreement.

     Section 13.3. Covenants of Certificate Purchasers. Each Certificate Purchaser, severally and not jointly, covenants with each of the other parties hereto as follows, it being understood that the sole remedies for the breach of these covenants shall be to sue for damages or for specific performance and that any such breach shall not modify or terminate any Lessee's obligations under
Section 4.5:

          (a) provided that no Incipient Default or Event of Default exists, it will not, through its own actions, interfere with any Lessee's (or any permitted sublessee's or assignee's) rights hereunder with respect to any Unit during the term of this Lease; and

          (b) it will keep the Units free and clear from all Lessor Liens attributable to it, provided that it may contest any such Lessor Lien pursuant to a Permitted Contest.


                                   Article XIV

              Assignment By Certificate Purchasers; Participations

     Section 14.1. Assignments. (a) All or any of the right, title or interest and obligations of any Certificate Purchaser in and to this Lease and the Trust Agreement and the rights, benefits, advantages and obligations of any Certificate Purchaser hereunder, including the rights to receive payment of rental or any other payment hereunder, and the rights, titles and interests in and to the Units, may be assigned or transferred by such Certificate Purchaser at any time by transfer of the Certificate representing such interest in accordance with the provisions of this Article XIV; provided, however, that (a) such assignee or transferee is a bank or other financial institution that, so long as no Incipient Default or Event of Default has occurred and is continuing, is satisfactory to Lessees' Agent, which consent shall not be unreasonably withheld, (b) the Certificate representing such interest and issued to such assignee or transferee shall be in an amount not less than the lesser of (i) $5,000,000 or (ii) the then outstanding amount of the Certificate held by such Certificate Purchaser immediately prior to such transfer or assignment, (c) such assignment or transfer shall comply with all applicable securities laws and (d) each assignee or transferee represents to Lessor, the other Certificate Purchasers and Lessees (i) as set forth in Section 12.2 with respect to such transferee and (ii) that, and also covenants to such Persons that, it will not transfer the Certificate unless the proposed transferee makes the foregoing representations and covenants.

     (b) Assumptions of Obligations. As a condition precedent to any assignment or transfer pursuant to this Section 14.1, any transferee pursuant to this
Section 14.1 shall execute and deliver to Lessees' Agent and Lessor an agreement in substantially the form of the Assumption Agreement attached hereto as Exhibit F and thereupon the obligations of the transferring Certificate Purchaser under the Operative Documents shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided, the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Documents to which its transferor was a party, shall be deemed the "Certificate Purchaser" for all purposes of the Operative Documents and shall be deemed to have made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Documents to the pertinent "Certificate Purchaser" shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any such transfer, Lessor shall deliver to each Certificate Purchaser and Lessees' Agent a new Schedule I to this Lease, revised to reflect the relevant information for such new Certificate Purchaser and the Commitment of such new Certificate Purchaser (and the revised Commitment of the transferor Certificate Purchaser if it shall not have transferred its entire interest).

     (c) Evidence of Withholding Tax Exemption. If the transferee is not incorporated under the laws of the United States or any state thereof, such transferee shall deliver to Lessees' Agent a properly completed and executed Internal Revenue Service Form 4224 or 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such transferee's compliance with Section 7.2(c).

     Section 14.2. Participations. Any Certificate Purchaser may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in all or a portion of its rights and obligations under this Lease, the other Operative Documents, the Units or its Certificate (including all or any portion of the Rent owing to it); provided, however, that:

          (a) no participation contemplated in this Section 14.2 shall relieve such Certificate Purchaser from its obligations hereunder or under any other Operative Document;

          (b) such Certificate Purchaser shall remain solely responsible for the performance of its Commitment and other obligations;

          (c) Lessees shall continue to deal solely and directly with such Certificate Purchaser in connection with such Certificate Purchaser's rights and obligations under this Lease and the other Operative Documents and such Certificate Purchaser shall have the sole right to enforce its rights under the Operative Documents; and

          (d) no Participant shall be entitled to any reimbursement for any Taxes, funding losses, additional costs, capital costs or reserve requirements pursuant to any of Sections 7.5, 7.6 and 7.8 in excess of a proportionate amount which would have been payable to the initial Certificate Purchaser from whom such Person directly or indirectly acquired its participation.


                                   Article XV

                    Ownership and Grant of Security Interest

     Section 15.1. Grant of Security Interest. Title to the Units shall remain in Lessor, for the benefit of the Certificate Purchasers, as security for the obligations of each Lessee hereunder and under the other Operative Documents to which it is a party until such Lessee has fulfilled all of its obligations hereunder and thereunder. Each Lessee hereby assigns, hypothecates, transfers and pledges to Lessor for the benefit of Certificate Purchasers and Lessor, and grants to Lessor a security interest for the benefit of Certificate Purchasers and Lessor in each Unit and in each Sublease covering any Unit that may be entered into from time to time in accordance with the provisions of this Lease, and each Lessee hereby grants to Lessor for the benefit of Certificate Purchasers and Lessor a continuing security interest in all of the other Collateral, to secure the payment of all sums due hereunder and under the other Operative Documents to which it is a party and the performance of all other obligations hereunder and under the other Operative Documents to which it is a party.

     Section 15.2. Retention of Proceeds. If any Lessee would be entitled to any amount (including any Casualty Recoveries) or title to any Unit hereunder but for the existence of any Event of Default or Incipient Default, Lessor shall hold such amount or Unit as part of the Collateral and shall be entitled to apply such amounts against any amounts due hereunder; provided, that Lessor shall distribute such amount or transfer such Unit, to the extent not theretofore applied, in accordance with the other terms of this Lease if and when no Event of Default or Incipient Default exists.


                                   Article XVI

                             [Intentionally Omitted]




                                  Article XVII

                                  Miscellaneous

     Section 17.1. Payment of Transaction Costs and Other Costs. If the transactions contemplated hereby are consummated, Lessees shall, jointly and severally, pay all Transaction Costs and the arrangement fee described in
Section 3.9 in accordance with Section 3.9, and in the event the transactions contemplated hereby do not close, Lessees shall, jointly and severally, pay such Transaction Costs promptly upon receipt of invoices therefor. In addition, Lessees shall, jointly and severally, pay or reimburse Lessor and the Certificate Purchasers for all other out-of-pocket costs and expenses (including allocated fees of internal counsel) reasonably incurred in connection with: (a) entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to the Operative Documents (including without limitation any legal services rendered in connection with or arising under Section 13.1); (b) any Casualty or termination of the Lease or any other Operative Document; (c) the negotiation and documentation of any restructuring or "workout", whether or not consummated, of any Operative Document; (d) the enforcement of the rights or remedies under the Operative Documents; (e) further assurances requested pursuant to Section 13.1(h) hereof or any similar provision in other Operative Documents; (f) any transfer by Lessor or a Certificate Purchaser of any interest in the Operative Documents during the continuance of an Event of Default; (g) the ongoing fees and expenses of Lessor under the Operative Documents; and (h) the Delivery Date.

     Section 17.2. Effect of Waiver. No delay or omission to exercise any right, power or remedy accruing to Lessor or any Certificate Purchaser upon any breach or default of any Lessee hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Certificate Purchasers or Lessor of any breach or default under this Lease must be specifically set forth in writing and must satisfy the requirements set forth in Section 17.5 with respect to approval by Certificate Purchasers and Lessor.

     Section 17.3. Survival of Covenants. All representations, warranties and covenants of each Lessee under Article IV, Article V, Article VII, Article XI,
Article XV, Sections 9.1, 12.1 and 13.1 shall survive the expiration or termination of this Lease to the extent arising prior to any such expiration or termination.

     Section 17.4. Applicable Law. This Lease shall be governed by and construed under the laws of Illinois without regard to conflict of law principles.

     Section 17.5. Effect and Modification. This Lease exclusively and completely states the rights of Lessor, Certificate Purchasers and Lessees with respect to the leasing of the Units and supersedes all prior agreements, oral or written, with respect thereto. No variation, modification amendment or waiver of this Lease or any other Operative Document shall be valid unless in writing and signed by Lessor and by Lessees.

     Section 17.6. Notices. All demands, notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or one Business Day after being sent by overnight delivery service or three days after being deposited in the mail, certified mail postage prepaid, or when sent by facsimile transmission, if confirmed by mechanical confirmation and if a copy thereof is promptly thereafter personally delivered, sent by overnight delivery service or so deposited in the mail, addressed to:
(A) Lessor or each Lessee at the address set forth below the signature of such party on the signature page hereof, or at such other address as may hereafter be furnished in accordance with this Section 17.6 by either party to the other and Lessees' Agent, (B) if to Lessees' Agent at Arch Coal, Inc., Cityplace One, Suite 300, St. Louis, Missouri 63141 or such other address as may hereafter be furnished in accordance with this Section 17.6 by Lessees' Agent to the parties hereto, and (C) each Certificate Purchaser at its address set forth in Schedule I hereto or in the register maintained pursuant to Section 2.8 of the Trust Agreement.

     Section 17.7. Consideration for Consents to Waivers and Amendments. Each Lessee hereby agrees that it will not, and that it will not permit any of its Affiliates to, offer or give any consideration or benefit of any kind whatsoever to any Certificate Purchaser in connection with, in exchange for, or as an inducement to, such Certificate Purchaser's consent to any waiver in respect of, any modification or amendment of, any supplement to, or any other consent or approval under, any Operative Document unless such consideration or benefit is offered ratably to all Certificate Purchasers.

     Section 17.8. Counterparts. This Lease has been executed in several numbered counterparts. Only the counterpart designated as counterpart "No. 1" shall evidence a monetary obligation of Lessees or shall be deemed to be an original or to be chattel paper for purposes of the Uniform Commercial Code, and such copy shall be held by Lessor.

     Section 17.9. Severability. Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under Applicable Laws and Regulations; but if any provision of this Lease shall be prohibited by or invalid under Applicable Laws and Regulations, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

     Section 17.10. Successors and Assigns. This Lease shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 17.11. No Third-Party Beneficiaries. Nothing in this Lease or the other Operative Documents shall be deemed to create any right in any Person not a party hereto or thereto (other than the permitted successors and assigns of Certificate Purchasers, Lessor and Lessees), and such agreements shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party except as aforesaid.

     Section 17.12. Brokers. None of the parties has engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or any other like capacity in connection with this Lease or the transactions contemplated hereby, except that Lessees have, through Parent Guarantor, engaged BALCAP pursuant to the letter agreement referred to in Section 3.9 hereof.

     Section 17.13. Captions; Table of Contents. Section captions and the table of contents used in this Lease (including the Schedules, Exhibits and Annexes hereto) are for convenience of reference only and shall not affect the construction of this Lease.

     Section 17.14. Schedules and Exhibits. The Schedules, Annexes and Exhibits hereto, along with all attachments referenced in any of such items are incorporated herein by reference and made a part hereof.

     Section 17.15. Submission to Jurisdiction. Any suit by Lessor or any Certificate Purchaser to enforce any claim arising out of the Operative Documents may be brought in any state or Federal court located in Illinois having subject matter jurisdiction, and with respect to any such claim, each party to this Lease hereby irrevocably: (a) submits to the jurisdiction of such courts; and (b) consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to such party at its address specified in this Lease, and agrees that such service, to the fullest extent permitted by law: (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding; and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Each Lessee irrevocably waives, to the fullest extent permitted by law: (A) any claim, or any objection, that it now or hereafter may have, that venue is not proper with respect to any such suit, action or proceeding brought in such a court located in Illinois including, without limitation, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum; and (B) any claim that such Lessee is not subject to personal jurisdiction or service of process in such forum. Such Lessee agrees that any suit to enforce any claim arising out of the Operative Documents or any course of conduct or dealing of Lessor or any Certificate Purchaser shall be brought and maintained exclusively in any state or Federal court located in Illinois. Nothing in this Section 17.15 shall affect the right of Lessor or any Certificate Purchaser to bring any action or proceeding against such Lessee or any Unit or other Collateral in the courts of any other jurisdiction. Such Lessee agrees that a final judgment in any action or proceeding in a state or Federal court within the United States may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

     Section 17.16.  Jury Trial.  Each Lessee,  each  Certificate  Purchaser and
Lessor waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Lease or any other Operative Document or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any relationship existing in connection with this Lease or any other Operative Document and agrees that any such action or proceeding shall be tried before a court and not before a jury.

     Section 17.17. License to Enter Land. Each Lessee hereby grants to Lessor (or such other Person as Lessor may designate) an irrevocable license to enter upon the land where any Unit is located; except that Lessor shall not be entitled to exercise such license unless an Event of Default exists and this Lease or such Lessee's rights of possession hereunder are terminated.

                  [remainder of page intentionally left blank]

     In Witness Whereof, the parties hereto have executed this Lease as of the day and year first above written.



Apogee Coal Company                   Hobet Mining, Inc.
  as Lessee                             as Lessee



By:/s/ Mark A. Luzecky                By: /s/ Mark A. Luzecky
Name: Mark A. Luzecky                 Name: Mark A. Luzecky
Title: Attorney-In-Fact               Title: VP

Address:                              Address:
c/o Arch Coal, Inc.                   c/o Arch Coal, Inc.
Cityplace One, Suite 300              Cityplace One, Suite 300
St. Louis, Missouri  63141            St. Louis, Missouri 63141
Attention:  Patrick A. Kriegshauser   Attention: Patrick A. Kriegshauser
314-994-2930                          314-994-2930
Facsimile: 314-994-2739               Facsimile: 314-994-2739



Catenary Coal Company                 First Security Bank, National
  as Lessee                             Association, not in its
                                        individual capacity except
                                        as expressly provided
                                        herein, but solely as
                                        Certificate Trustee, as
                                        Lessor


By:  /s/ Mark A. Luzecky              By:  /s/ Nancy M. Dahl
Name: Mark A. Luzecky                 Name: Nancy M. Dahl
Title:  VP                            Title: Vice President

Address:                              Address:
c/o Arch Coal, Inc.                   First Security Bank, National Association
Cityplace One, Suite 300              Corporate Trust Department
St. Louis, Missouri  63141            79 South Main Street
Attention:  Patrick A. Kriegshauser   Salt Lake City, Utah 84111
314-994-2930                          Attention: Corporate Trust Services
Facsimile: 314-994-2739               801-246-5630
                                      Facsimile:  801-246-5053


BA Leasing & Capital Corporation      First Union National Bank
  as Certificate Purchaser            as Certificate Purchaser


By: /s/ Mark A. Erickson              By: /s/ Laurence M. Levy
Name: Mark A. Erickson                Name: Laurence M. Levy
Title: Vice President                 Title:  Vice President


Barclays Bank PLC                     Bank of Montreal
  as Certificate Purchaser            as Certificate Purchaser


By: /s/ Thomas S. Olzenski            By: /s/ Michael P. Sassos
Name:  Thomas S. Olzenski             Name: Michael P. Sassos
Title:  Director                      Title: Director


Great-West Life & Annuity Insurance
  Company
as Certificate Purchaser


By: /s/ James G. Lowery
Name: James G. Lowery
Title: Assistant Vice President Investments

                    Schedule I to Lease Intended as Security
                          Dated as of January 15, 1998

      1.   Lessor

           First Security Bank, National Association

Address for all communications (except wire transfers):
First Security Bank, National Association
Corporate Trust Department
79 South Main Street
Salt Lake City, Utah  84111
Attention: Corporate Trust Services
Phone: 801-246-5630
Facsimile:  801-246-5053

Address for wire transfers:
see above address, Attention: DeAnn Madsen (801-246-5809)


Bank:  First Security Bank, National Association
ABA Routing #: 124-0000-12
Account #: 051-0922115
Payee:  First Security Bank, N.A.
Notify: DeAnn Madsen (801-246-5809)
Reference: Arch Coal Acct. No. 33833


Notices Relating to Payments:  see above address

     2.   Certificate Purchaser                         Commitment

     GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY        $19,778,568.53

Address for all communications (other than payment notices):
(except wire transfers):

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
3rd Floor, Tower 2
Englewood, Colorado 80111
Attention: Corporate Finance Investments
Facsimile: 303-689-6193
Tax I.D. #84-0467907

Address for wire transfers:

ABA #091-000-019 NW MPLS/TRUST CLEARING
ACCT #08-40-245 ATTN: Acct. #12468800
Special Instructions:    1)   security description (PPN: 33632* SU 2)
                         2)   allocation of payment between principal and
                              interest, and
                         3)   confirmation of principal balance

Address for payment notices:

Norwest Bank Minnesota, N.A.
733 Marquette Avenue, Investors Bldg., 5th Floor
Minneapolis, Minnesota 55479-0047
Facsimile: 612-667-3331
Attention:  Income Collections

     3.   Certificate Purchaser                         Commitment

          BANK OF MONTREAL                              $14,833,926.40

Address for all communications:
except wire transfers):

Mr. Ian Plester, Director
Bank of Montreal
430 Park Avenue, 14th Floor
New York, New York 10022
Phone: 212-605-1417
Facsimile: 212-605-1451
Tax I.D. #13-4941092

Address for wire transfers and payment notices:

Bank of Montreal
115 South LaSalle Street
Chicago, Illinois 60603
Attention: Client Services, Ms. Neelam Dass
Phone: 312-750-3852
Facsimile: 312-750-6061

Address for wire transfers:

Bank:  Harris Bank
ABA Routing #: 071 000 288
Account Name: Bank of Montreal
Account #: 1248566
Reference:  Arch Coal Lease Agr. [Int./Prin/Fee $$]
PPN: 33632* SU 2

     4.   Certificate Purchaser                         Commitment

          BARCLAYS BANK PLC                             $14,833,926.40

Address for all communications:
except wire transfers):

Barclays Bank PLC
222 Broadway, 11th Floor
New York, New York 10038
Attention: Tom Olzenski
Phone: 212-412-2981
Tax I.D. #134942190

Address for wire transfers:

Bank: Barclays Bank
ABA Routing #: 026002574
Clad Control Account 050019104
Reference: Arch Coal
PPN 3362* SU 2

Address for payment notices:

Barclays Bank PLC
75 Wall Street, 12th Floor
New York, New York 10265
Attention: Christine Francese
Phone: 212-412-3721
Facsimile: 212-412-5306/5307/5308

     5.   Certificate Purchaser                         Commitment

     FIRST UNION NATIONAL BANK                          $14,833,926.40

Address for all communications:
except wire transfers):

First Union National Bank
201 South Jefferson Street
VA-7406
Roanoke, Virginia 24011
Credit Contact: Larry Levy, Vice President
Phone: 540-563-7609
Facsimile: 540-563-6320
and
First Union National Bank
10 South Jefferson Street
VA-7628
Roanoke, Virginia 24011
Administrative Contact: Lisa Hodgdon, Participation Clerk
Phone: 540-857-4628
Facsimile: 540-857-4633
Tax I.D. #56-0900030

Address for wire transfers:

Bank:  First Union National Bank
ABA Routing #: 051400549
Account #: 145916 0000005

Attention: Lisa Hodgdon
Reference: Arch Coal Inc.
PPN: 33632* SU 2

      6.   Certificate Purchaser                         Commitment

           BA Leasing & Capital Corporation              $9,889,284.27

Address for all communications:
(except wire transfers):

BA Leasing & Capital Corporation
555 California Street, 4th Floor
San Francisco, CA  94104
Attn: Contract Administration
Facsimile: 415-765-7373
Tax I.D. #94-1627057

Address for wire transfers:

Bank:  Bank of America NT&SA
San Francisco Main Branch
San Francisco, California
ABA Routing #:  121 000 358
Account #: 06568-57503

Payee:     BA Leasing & Capital Corporation
Notify:    Richard Walter (415) 765-7476
Reference: Arch Coal Inc.
PPN: 33632* SU 2

                    Schedule II to Lease Intended as Security
                          Dated as of January 15, 1998

      A.   Description of Units.

     Leased by Apogee Coal Company

                                  RUFFNER MINE

                                        Mfr.            Co.
          Item      Mfr      Model     Serial No.     ID. No.
          ---------------------------------------------------

          Truck     Dresser   685E      GF31999        2430800
          Truck     Dresser   685E      GF32000        2430900
          Truck     Dresser   685E      GF32003        2431000
          Truck     Dresser   830E      GF32195        2450600
          Truck     Dresser   830E      GF32217        2450700
          Truck     Dresser   830E      GF32218        2450800
          Truck     Dresser   830E      GF32219        2450900
          Truck     Dresser   830E      GF32340        2451000
          Truck     Dresser   830E      23252          2451100
          Truck     Dresser   830E      23260          2451200
          Truck     Dresser   830E      32378          2451300
          Truck     Dresser   830E      32379          2451400
          Truck     Dresser   830E      32380          2451500

  Leased by Apogee Coal Company

                                  WYLO MINE

                                        Mfr.            Co.
          Item      Mfr      Model     Serial No.     ID. No.
          ---------------------------------------------------

          Shovel    P&H       4100      55273          2240100
          Truck     Dresser   830E      GF31970        2450100
          Truck     Dresser   830E      GF31971        2450200
          Truck     Dresser   830E      GF32071        2450300
          Truck     Dresser   830E      GF32072        2450400
          Truck     Dresser   830E      GF32073        2450500

     Leased by Catenary Coal Company

                                  SAMPLES MINE

                                        Mfr.            Co.
          Item      Mfr      Model     Serial No.     ID. No.
          ---------------------------------------------------

          Loader    LeToumeau L1400     CR-2024        2140200
          Shovel    B.E.*     495B      140964-6A      2240100
          Truck     Dresser   830E      GF32119        2450100
          Truck     Dresser   830E      GF32120        2450200
          Truck     Dresser   830E      GF32121        2450300
          Truck     Dresser   830E      GF32178        2450400
          Truck     Dresser   830E      GF32179        2450500
          Truck     Dresser   830E      GF32180        2450600
          Truck     Dresser   830E      GF32181        2450700
          Truck     Dresser   830E      GF32191        2450800
          Truck     Dresser   830E      GF32192        2450900
          Truck     Dresser   830E      GF32193        2451000
          Truck     Dresser   830E      GF32194        2451100
          Truck     Dresser   830E      GF32252        2451200


     Leased by Hobet Mining, Inc.


                                  HOBET 21 MINE

                                        Mfr.            Co.
          Item      Mfr      Model     Serial No.     ID. No.
          ---------------------------------------------------
          Truck     Dresser   830E      GF31859        12411700
          Shovel    B.E.*     495B      140931         12414100
          Truck     Dresser   830E      GF31904        12801500
          Truck     Dresser   830E      GF31905        12921600
          Truck     Dresser   830E      GF31906        13019200
          Truck     Dresser   830E      GF31907        13105900
          Truck     Dresser   830E      GF31974        13263200

     Leased by Hobet Mining, Inc.


                                  DAL-TEX MINE

                                        Mfr.            Co.
          Item      Mfr      Model     Serial No.     ID. No.
          ---------------------------------------------------

          Dragline  Marion    8200      23231          11341700
          Shovel    B.E.*     295B      140838         72229500
          Shovel    B.E.*     495B      140900         72274900
          Shovel    B.E.*     495B      14901          72275100
          Truck     Cat**     785       8GB0429        72289600
          Truck     Cat**     785       8GB0443        72289700
          Truck     Cat**     789       9CZ00540       76111000
          Truck     Cat**     789       9CZ00539       76111200
          Truck     Cat**     789       9CZ00541       76111800
          Truck     Cat**     793       3SJ00012       76114500
          Truck     Cat**     793       3SJ00013       76114600
          Truck     Cat**     793       3SJ00014       76114700
          Truck     Cat**     994       9YF00034       76119100
          Truck     Cat**     793       3SJ00041       76119200
          Truck     Cat**     793       3SJ00042       76119300
          Truck     Cat**     793       3SJ00045       76119400

*Bucyrus-Erie
**Caterpillar

                  Schedule II to Lease Intended as Security
                          Dated as of January 15, 1998

      B.   Rental Schedule:

     YEAR           RENT NUMBER         CAPITAL RENT        APPLICABLE
                                                            PERCENTAGE

     1                   1              1,920,858
                         2              1,920,858
                         3              1,920,858
                         4              1,920,858
     2                   5              1,920,875
                         6              1,920,875
                         7              1,920,875
                         8              1,920,875
     3                   9              1,920,877
                        10              1,920,877
                        11              1,920,877
                        12              1,920,877                53.92%
     4                  13              1,540,615
                        14              1,540,615
                        15              1,540,615
                        16              1,540,615                50.28%
     5                  17              1,184,828
                        18              1,184,828
                        19              1,184,828
                        20             41,402,250                45.13%


                            Filings and Recordings

JURISDICTION             TYPE OF FILING      DEBTOR                   SECURED PARTY
---------------------------------------------------------------------------------------------------------------
IL-Secretary of State    UCC-1               Apogee Coal Company      First Security Bank, National Association
WV-Secretary of State    UCC-1               Apogee Coal Company      First Security Bank, National Association
Boone County, WV         UCC-1               Apogee Coal Company      First Security Bank, National Association
Lincoln County, WV       UCC-1               Apogee Coal Company      First Security Bank, National Association
Logan County, WV         UCC-1               Apogee Coal Company      First Security Bank, National Association
Mingo County, WV         UCC-1               Apogee Coal Company      First Security Bank, National Association
WV-Secretary of State    UCC-1               Hobet Mining, Inc.       First Security Bank, National Association
Boone County, WV         UCC-1               Hobet Mining, Inc.       First Security Bank, National Association
Lincoln County, WV       UCC-1               Hobet Mining, Inc.       First Security Bank, National Association
Logan County, WV         UCC-1               Hobet Mining, Inc.       First Security Bank, National Association
Mingo County, WV         UCC-1               Hobet Mining, Inc.       First Security Bank, National Association
WV-Secretary of State    UCC-1               Catenary Coal Company    First Security Bank, National Association
Boone County, WV         UCC-1               Catenary Coal Company    First Security Bank, National Association
Lincoln County, WV       UCC-1               Catenary Coal Company    First Security Bank, National Association
Logan County, WV         UCC-1               Catenary Coal Company    First Security Bank, National Association
Mingo County, WV         UCC-1               Catenary Coal Company    First Security Bank, National Association



                                  Schedule III
                        (to Lease Intended as Security)

                    Schedule IV to Lease Intended as Security
                          Dated as of January 15, 1998

                              Governmental Actions

                                     None.

                     EXHIBIT A TO LEASE INTENDED AS SECURITY
                          DATED AS OF JANUARY 15, 1998


                              FORM OF BILL OF SALE

     [__________], a [__________] corporation ("Seller"), is the owner of the items (together with all repairs, parts, supplies, accessories, equipment and devices affixed thereto or installed thereon, and all warranties, covenants and representations of any manufacturer or vendor thereof, the "Units") of personal property described on Annex A hereto;

     Seller sells, grants, conveys, transfers and assigns title to the Units to First Security Bank, National Association, not individually but solely as Certificate Trustee ("Buyer") under that certain Lease Intended as Security dated as of January 15, 1998 (the "Lease") among Seller, Buyer, and the several Certificate Purchasers listed on Schedule I thereto; and; and

     Seller warrants to Buyer, its successors and assigns, that there is conveyed to Buyer good and marketable title to the Units, free and clear of all liens, claims, rights or encumbrances of others (except the rights of Seller pursuant to the Lease), and Seller will warrant and defend such title forever against all claims and demands whatsoever.

     Seller hereby assigns to Buyer, to the extent assignable, all of its interest, if any, in any warranties, covenants and representations of any vendor of any Unit.

     THIS BILL OF SALE shall be governed by the laws of the State of Illinois, without regard to conflict of law principles.

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and delivered by one of its duly authorized officers this ______ day of January, 1998.


                                         [-------------------------------------]




                                      By:___________________________________
                                         Name Printed:
                                         Title:








------------------------------------------

                                     ANNEX A
                                 TO BILL OF SALE



                              DESCRIPTION OF UNITS:

      1.

      2.

      3.

                    EXHIBIT B TO LEASE INTENDED AS SECURITY
                          DATED AS OF JANUARY 15, 1998

                         FORM OF ACCEPTANCE CERTIFICATE

to: First Security Bank, National Association, not in its individual capacity, but solely as Certificate Trustee (together with its successors, assigns and transferees, "Certificate Trustee") under that certain Trust Agreement, dated as of January 15, 1998, among Certificate Trustee and the several Certificate Purchasers named therein.

      Reference is hereby made to their certain Lease Intended as Security dated as of January 15, 1998 (the "Lease") among [__________________] ("Lessee"), the other Lessees named therein, Certificate Trustee, as lessor ("Lessor") and the several Certificate Purchasers named therein. Unless otherwise defined herein, or the context hereof otherwise requires, terms which are defined or defined by reference in the Lease shall have the same meanings when used herein.

      Lessee certifies to Lessor, and for the benefit of Certificate Purchasers (and their respective successors, assigns and transferees), as follows:

      1. That it has inspected, received, approved and accepted delivery of the Units listed under its name on Schedule II to the Lease which are all of the Units to be leased by it under the Lease.

      2. That the Units listed under its name on Schedule II to the Lease are subject to and governed by all of the provisions of the Lease.

      3. That the Units listed under its name on Schedule II to the Lease are in good operating order, repair, condition and appearance and that Lessee has no knowledge of any defect therein with respect to design, manufacture, condition (reasonable wear and tear excepted) or in any other respect.

      IN WITNESS WHEREOF, Lessee has caused this Acceptance Certificate to be duly executed and delivered by one of its officers thereunto duly authorized this _____ day of January, 1998.

                                      [-----------------------]



                                      By:___________________________________
                                         Name Printed:______________________
                                         Title:_____________________________

                        EXHIBIT C-1 TO LEASE INTENDED AS SECURITY
                               DATED AS OF JANUARY 15, 1998

                           FORM OF OPINION OF LESSEES' COUNSEL

                                      January_, 1998

The Parties Named on Schedule I
  Attached Hereto

        Re:    Arch Coal, Inc. Lease Intended As Security

Ladies and Gentlemen:

        I am General Counsel of Apogee Coal Company, a Delaware corporation, Catenary Coal Company, a Delaware corporation, and Hobet Mining, Inc., a West Virginia corporation (collectively, "Lessees"), Arch Coal, Inc., a Delaware corporation ("Parent Guarantor"), Allegheny Land Company, a Delaware
corporation, Arch Coal Sales Company, Inc., a Delaware corporation, Ark Land Company, a Delaware corporation, Cumberland River Coal Company, a Delaware corporation, and Mingo Logan Coal Company, a Delaware corporation (collectively, "Subsidiary Guarantors"). I have examined and am familiar with originals of or copies identified to my satisfaction of the Lease Intended as Security, dated as of January 15, 1998 (the "Lease"), among Lessees, First Security Bank, National Association, a national banking association, not in its individual capacity except as specifically set forth in the Trust Agreement, but solely in its capacity as Certificate Trustee ("Lessor"), and the Persons listed in Schedule I thereto, as Certificate Purchasers (each a "Certificate Purchaser" and collectively the "Certificate Purchasers"; provided that no such reference shall be deemed to refer to any Person who is not a holder of a Certificate at the date of determination, other than for purposes of Article VII of the Lease), each of the other Operative Documents, the original or certified certificate or articles of incorporation, as the case may be, and the by-laws of the Lessees, Subsidiary Guarantors and Parent Guarantor, and such other documents and proceedings as I have considered necessary for the purpose of rendering this opinion. In addition, I have examined and am familiar with such other legal and factual matters as I have deemed necessary for the purpose of rendering this opinion. Capitalized terms used in this opinion and not otherwise defined herein shall have the respective meanings specified in Article I of the Lease. This opinion is being furnished to you at the request of Lessees, the Parent Guarantor and the Subsidiary Guarantors pursuant to the Operative Documents.

        Reference in this opinion to "knowledge" means the knowledge of attorneys in my office which have devoted substantive attention to matters directly related to the Operative Documents.

        In rendering this opinion I have assumed: (a) the genuineness of the signatures on all documents and instruments (other than the signatures of officers of Lessees, Parent Guarantor and Subsidiary Guarantors on the Operative Documents to which any Lessee, Parent Guarantor or any Subsidiary Guarantor, as the case may be, is a party), the authenticity of all documents submitted as originals, and the conformity to originals of all documents submitted as photostatic or certified copies; and (b) that the Operative Documents constitute the legal, valid and binding obligations of the respective parties thereto, if any, other than Lessees, Parent Guarantor and Subsidiary Guarantors.

        Based upon and subject to the foregoing and the further limitations, qualifications and exceptions set forth below, I am of the opinion that:

        1. Each Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to conduct its business as presently conducted, to own or hold under lease or subleases its properties, to enter into, execute, deliver, and perform its obligations under the Operative Documents to which it is a party, and is duly qualified as a foreign corporation authorized to do business and is in good standing in every other jurisdiction in which its failure to be so qualified would have a Material Adverse Effect or prevent the enforcement of contracts to which such Lessee is a party.

        2. Parent Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as presently conducted, to own, lease, license or use its assets and carry on its business, to enter into, execute, deliver and perform its obligations under the Parent Guaranty and is duly qualified as a foreign corporation authorized to do business and is in good standing in every other jurisdiction in which its failure to be so qualified would have a Material Adverse Effect or prevent the enforcement of contracts to which Parent Guarantor is a party.

        3. Each Subsidiary Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to conduct its business as presently conducted, to own or hold under lease or sublease its properties, to enter into, execute, deliver and perform its obligations under the Subsidiary Guaranty and is duly qualified as a foreign corporation authorized to do business and is in good standing in every other jurisdiction in which its failure to be so qualified would have a Material Adverse Effect or prevent the enforcement of contracts to which such Subsidiary Guarantor is a party.

     4. The execution and delivery by each Lessee of, the consummation by such Lessee of the transactions provided for in, and the compliance by such Lessee with all of the provisions of, each Operative Document to which it is a party have been duly authorized by all necessary corporate action on its part; and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby (including, without limitation, the operation of the Units), nor compliance by such Lessee with any of the terms and provisions thereof (i) requires any approval of the stockholders of such Lessee, or approval or consent of any trustee or holder of any of such Lessee's indebtedness or obligations; (ii) contravenes or will contravene any applicable laws currently in effect applicable to or binding upon such Lessee or the Units;
(iii) conflicts with, results in any breach of or constitutes any default under, or results in the creation of any Lien (other than the respective rights and interest of such Lessee, Certificate Purchasers or Lessor as provided in the Operative Documents) upon any of such Lessee's property under, (A) any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other material agreement or instrument by which such Lessee or any of its properties may be bound or by which the Units may be materially adversely affected, (B) such Lessee's corporate charter or (C) such Lessee's by-laws; or (iv) requires or will require any Governmental Action, including, but not limited to, any Governmental Action to perfect the right of Certificate Purchasers and Lessor intended to be created by the Operative Documents other than as set forth in Paragraph 21 hereof.

        5. The execution and delivery by Parent Guarantor of, the consummation by Parent Guarantor of the transactions provided for in, and the compliance by Parent Guarantor with all of the provisions of, the Parent Guaranty have been duly authorized by all necessary corporate action on its part; and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by Parent Guarantor with any of the terms and provisions thereof (i) requires any approval of the stockholders of Parent Guarantor, or approval or consent of any trustee or holder of any of Parent Guarantor's indebtedness or obligations (other than that which has been obtained by Parent Guarantor); (ii) contravenes or will contravene any applicable laws currently in effect applicable to or binding upon Parent Guarantor; (iii) conflicts with, results in any breach of or constitutes any default under, or results in the creation of any Lien upon any of Parent Guarantor's property under, (A) any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other material agreement or instrument by which Parent Guarantor or any of its properties may be bound, (B) Parent Guarantor's Certificate of Incorporation or (C) Parent Guarantor's by-laws; or (iv) requires or will require any Governmental Action to perfect the right of Certificate Purchasers and Lessor intended to be created by the Operative Documents.

        6. The execution and delivery by each Subsidiary Guarantor of, the consummation by such Subsidiary Guarantor of the transactions provided for in, and the compliance by such Subsidiary Guarantor with all of the provisions of, the Subsidiary Guaranty have been duly authorized by all necessary corporate action on its part; and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by such Subsidiary Guarantor with any of the terms and provisions thereof (i) requires any approval of the stockholders of such Subsidiary Guarantor, or approval or consent of any trustee or holder of any of such Subsidiary Guarantor's indebtedness or obligations; (ii) contravenes or will contravene any applicable laws currently in effect applicable to or binding upon such Subsidiary Guarantor; (iii) conflicts with, results in any breach of or constitutes any default under, or results in the creation of any Lien upon any of such Subsidiary Guarantor's property under, (A) any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other material agreement or instrument by which such Subsidiary Guarantor or any of its properties may be bound, (B) such Subsidiary Guarantor's corporate charter or (C) such Subsidiary Guarantor's by-laws; or (iv) requires or will require any Governmental Action to perfect the right of Certificate Purchasers and Lessor intended to be created by the Operative Documents.

        7. Each Operative Document to which each Lessee is a party has been duly executed and delivered by such Lessee and constitutes its legal, valid and binding obligation, enforceable against such Lessee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and by general equitable principles.

        8. The Subsidiary Guaranty has been duly executed and delivered by each Subsidiary Guarantor and constitutes its legal, valid and binding obligation, enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and by general equitable principles.

        9. The Parent Guaranty has been duly executed and delivered by Parent Guarantor and constitutes its legal, valid and binding obligation, enforceable against Parent Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and by general equitable principles.

        10. There is no action, proceeding or investigation pending or, to the best of my knowledge, threatened which questions the validity of the Operative Documents to which any Lessee is a party or any action taken or to be taken pursuant thereto; nor is any action, proceeding or investigation pending or, to the best of my knowledge, threatened against any Lessee or its property which is reasonably likely to result, either in any case or in the aggregate, in a Material Adverse Effect.

        11. There is no action, proceeding or investigation pending or, to the best of my knowledge, threatened which questions the validity of the Parent Guaranty or Subsidiary Guaranty or any action taken or to be taken pursuant thereto; nor is any action, proceeding or investigation pending or, to the best of my knowledge, threatened against any Parent Guarantor or any Subsidiary
Guarantor or its respective property which is reasonably likely to result, either in any case or in the aggregate, in a Material Adverse Effect.

        12. No authorizations, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority (other than approval of the Board of Directors of each Lessee which has been obtained prior to the date hereof) is or will be required in connection with the execution and delivery by such Lessee of the Operative Documents, or the performance by such Lessee of its obligations under such Operative Documents or the ownership, operation and maintenance of the Units as contemplated by the

Operative Documents.

        13. No authorizations, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority (other than approval of the Board of Directors of Parent Guarantor or each Subsidiary Guarantor, as the case may be, which has been obtained prior to the date hereof) is or will be required in connection with the execution and delivery by Parent Guarantor or such Subsidiary Guarantor of the Parent Guaranty or Subsidiary Guaranty, as the case may be, or the performance by Parent Guarantor or such Subsidiary Guarantor of its obligations under Parent Guaranty or Subsidiary Guaranty, as the case may be.

        14. None of any Lessee, Parent Guarantor nor any Subsidiary Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The proceeds of the sale of the Units and the issuance of the Certificates, if used in accordance with the terms of the Operative Documents, will not result in a violation of Regulations G. T. U or X of the Board of Governors of the Federal Reserve System.

        15. None of any Lessee, Parent Guarantor nor any Subsidiary Guarantor is subject to regulation as a "holding company," an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        16. The registration of the Certificates or the interests of Certificate Purchasers under the Securities Act of 1933, as amended, is not required under the circumstances contemplated by the Lease; and no qualification of an indenture in respect of such Certificates or interests under the Trust Indenture Act of 1939, as amended, is required in connection therewith.

        17. The Lease is in form sufficient to create a valid security interest under Article 9 of the UCC in favor of Lessor for the benefit of Certificate Purchasers, as security for payment of each Lessee's obligations under the Lease, in those items and types of Collateral which are subject to the provisions of Article 9 of the UCC.

        18. Neither Lessor nor any Certificate Purchaser will become solely by reason of entering into the Lease or the consummation of the transactions contemplated thereby (other than upon the exercise of remedies under the Lease or upon the expiration thereof) subject to ongoing regulation of its operations by any Authority.

        19. The Bills of Sale are in form sufficient under the laws of the State of Missouri to convey valid title to the property described therein to Lessor.

        20. Each UCC financing statement listed on Schedule A hereto is in proper form for filing, and upon the due filing of such financing statements with the offices listed on Schedule A hereto, the security interest of Lessor, on behalf of Certificate Purchasers, in all the Collateral will be perfected to the extent that a security interest in such Collateral may be perfected under the UCC by so filing, and the description of such Collateral therein is adequate. No other filing, recordation or registration is necessary under the UCC in order to perfect Lessor's security interest in such Collateral.

        21. The payment by Lessees and the receipt by Lessor, for the benefit of Certificate Purchasers, of the Basic Rent, Supplemental Rent and all other amounts, fees or interest due and payable under the Lease and the other Operative Documents and any transactions described therein, and any interest rate cap fee paid or payable to Certificate Purchasers or their Affiliates, are not usurious under or otherwise in violation of the laws of the State of Missouri.

        22. No state or local recording tax, transfer tax, stamp tax or other similar fee, tax or governmental charge is required to be paid to the State of Missouri or any political subdivision thereof in connection with the execution, delivery, filing or recording of the Operative Documents or the transfer of the Units, other than statutory filing and recording fees that are to be paid upon the filing and recording, as applicable, of the UCC financing statements filed in connection with the transactions contemplated by the Operative Documents and transfer taxes that are to be paid by Lessees upon the transfer of the Units on the Delivery Date.

        23. In an action or proceeding arising out of or relating to the Operative Documents in any court in the State of Missouri (including any federal court located in such state), such court will recognize and give effect to the provisions therein wherein the parties agree that such documents shall be governed by and construed in accordance with the laws of the State of Illinois. I advise you that a court sitting in the State of Missouri would look to the conflict of laws principles of the State of Missouri to determine which law governs. Under Missouri law the parties to agreements such as the Operative Documents may agree that such agreements shall be governed by the law of a particular jurisdiction so long as some element of such agreement is property referable to that jurisdiction. Courts applying conflict of laws principles of the State of Missouri have not enforced agreements that the law of a particular jurisdiction governs an agreement when there was no logical basis for the agreement, when the agreement was made to evade otherwise applicable law or when the agreement infringed upon a fundamental policy of the State of Missouri. I have assumed that the basis for the selection of the substantive laws of the State of Illinois as the governing law of the Operative Documents is that the Operative Documents were negotiated and the transactions closed in Illinois and that the parties have not selected Illinois law in an effort to avoid otherwise applicable Missouri law. I am not aware of any fundamental policy of the State of Missouri which would be infringed by the selection of Illinois law as the governing law of the Operative Documents under those circumstances. Accordingly, assuming a court sitting in the State of Missouri would find that there is a logical basis for the parties' choice of Illinois law, I believe such court should give effect thereto.

        24. Assuming the due authorization, execution and delivery of the Trust Agreement by the parties thereto, (i) the Trust Agreement constitutes a legal, valid, binding and effective agreement and declaration of trust by First Security enforceable against First Security in accordance with the terms thereof and (ii) the Certificates constitute the legal, valid and binding obligations of First Security enforceable against First Security in accordance with their terms.

        The opinions contained herein are subject to the following limitations, assumptions and qualifications:

        A. The scope and enforceability of security interests in the collateral perfected under the UCC are subject to the following: (i) as to dispositions of collateral authorized by a secured party and as to proceeds, the limitations set forth in Section 9306 of the UCC, (ii) the rights of buyers of goods as set forth in Section 9307 of the UCC, (iii) the rights of purchasers of chattel paper and instruments as set forth in Section 9308 of the UCC, (iv) the rights of purchasers of instruments and documents as set forth in Section 9309 of the UCC, (v) as to accessions, the limitations set forth in Section 9314 of the UCC,
(vi) as to products, the limitations set forth in Section 9315 of the UCC, (vii) any right, defense or claim of an account debtor to which the rights of an assignee would be subject under Section 9318 of the UCC, and (viii) any right, defense or claim of a bona fide purchaser under Section 8313(b) of the UCC.

        B. This opinion is based on the states of law and fact as they exist on the date hereof. This opinion is not rendered with respect to any laws other than the Securities Act, the laws of the State of Missouri, federal laws of the United States of America, the General Corporation Law of the States of Delaware and West Virginia and the UCC of the State of Illinois, it being understood that I am not admitted to the practice of law in the States of Delaware, West Virginia and Illinois. I note that the Operative Documents provide that it is governed by and is to be construed and enforced in accordance with the substantive laws of the State of Illinois without giving effect to conflicts of law principles. However, in rendering the opinions expressed above, I have assumed, with your permission, that the substantive laws of the State of Illinois are identical to the substantive laws of the State of Missouri in all respects relevant to such opinions and, except as set forth in paragraph 23 above, I express no opinion as to which law any court construing any of the said agreements would apply.

        I am licensed to practice law in the States of Kentucky and Missouri.

        Only you, your successors, your participants in and assigns of, the Operative Documents and your and their counsel may rely upon this opinion letter and only in connection with the Operative Documents and the transactions contemplated hereby.

                                      Very truly yours,

                          EXHIBIT C-2 TO LEASE INTENDED AS SECURITY
                                 DATED AS OF JANUARY 15, 1998

                               FORM OF OPINION OF LOCAL COUNSEL

        1. Hobet Mining Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. Each other Lessee is duly qualified as a foreign corporation authorized to do business and is in good standing in the State of West Virginia.

        2. Neither the execution and delivery by each Lessee of, nor the consummation by such Lessee of the transactions provided for in, nor the compliance by such Lessee with all of the provisions of, each Operative Document to which it is a party (including, without limitation, the operation of the Units) (i) contravenes or will contravene any Applicable Laws and Regulations currently in effect applicable to or binding upon such Lessee or the Units; or
(ii) requires or will require any Governmental Action, including, but not limited to, any Governmental Action to perfect the right of Certificate Purchasers and Lessor intended to be created by the Operative Documents other than as set forth in Paragraph 9 hereof.

        3. The Lease constitutes the legal, valid binding obligation of each Lessee, enforceable against such Lessee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and by general equitable principles.

        4. No authorizations, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority of the State of West Virginia or any political subdivision thereof is or will be required in connection with the execution and delivery by Lessees of the Lease and the Bills of Sale, or the performance by Lessees of their obligations under the Lease and the Bills of Sale or the ownership, operation and maintenance of the Units as contemplated by the Lease.

        5. The Lease creates a valid security interest under the UCC in favor of Lessor for the benefit of Certificate Purchasers, as security for payment of each Lessee's obligations under the Lease, in all of each Lessee's right, title and interest in and to the Collateral.

        6. Neither Lessor nor any Certificate Purchaser will become solely by reason of entering into the Lease or the consummation of transactions contemplated thereby (other than upon the exercise of remedies under the Lease or upon the expiration thereof) subject to ongoing regulation of its operations by any Authority of the State of West Virginia or any political subdivision thereof.

        7. Neither First Security Bank, National Association nor any Certificate Purchaser is required under the laws of the State of West Virginia to qualify as a foreign corporation, foreign trust company or otherwise in the State of West Virginia solely as a result of its execution, delivery and performance of the Lease. First Security Bank, National Association is eligible to act as a fiduciary in the State of West Virginia.

        8. The Bills of Sale are in form sufficient under the laws of the State of West Virginia to convey valid title to the property described therein to Lessor.

        9. Each UCC financing statement listed on Schedule A hereto is in proper form for filing, and upon the filing of such financing statements with the offices listed on Schedule A hereto, the security interest of Lessor, on behalf of Certificate Purchasers, in all the Collateral will be perfected to the extent that a security interest in such Collateral may be perfected under the UCC by so filing, and the description of such Collateral therein is adequate. No other filing, recordation or registration is necessary in order to perfect Lessor's security interest in such Collateral under the UCC.

        10. The payment by Lessees and the receipt by Lessor, for the benefit of Certificate Purchasers, of the Basic Rent, Supplemental Rent and all the amounts, fees or interest due and payable under the Lease and any transactions described therein, and any interest rate cap fee paid or payable to Certificate Purchasers or their Affiliates, are not usurious under or otherwise in violation of the laws of the State of West Virginia.

        11. No state or local recording tax, stamp tax or other similar fee, tax or governmental charge is required to be paid to the State of West Virginia or any political subdivision thereof in connection with the execution, delivery, filing or recording of the Operative Documents or the transfer of the Units, other than statutory filing and recording fees that are to be paid upon the filing and recording, as applicable, of the UCC financing statements filed in connection with the transactions contemplated by the Operative Documents and transfer taxes to be paid by Lessees upon the transfer of the Units on the Delivery Date.

        12. The express choice of laws of the State of Illinois to govern the Lease is enforceable and will be recognized by West Virginia courts.

        13. The Units will be treated as "personal property" and will not be treated as "real property" or "fixtures" constituting a part of or affixed to real estate under the laws of the State of West Virginia, and accordingly, it is not necessary to file any fixture filings under the UCC in order to perfect any right, title or interest of the Lessor or the Certificate Purchasers in the Units.

         NOTE: Opinion to cover the laws of the State of West Virginia.


                                            C-2-2

                           EXHIBIT C 3 TO LEASE INTENDED AS SECURITY
                                  DATED AS OF JANUARY 15, 1998

                    FORM OF OPINION OF CERTIFICATE TRUSTEE'S SPECIAL COUNSEL













                                        January ___,1998

To Each of the Persons
Listed on Schedule A
Attached Hereto


Re:     ARCH COAL TRUST NO. 1998-1

Dear Sir or Madam:

We have acted as counsel to First Security Bank, National Association, a national banking association, in its individual capacity ("First Security") and in its capacity as Certificate Trustee (the "Certificate Trustee") under Trust Agreement (Arch Coal Trust No. 1998-1) dated as of January 15, 1998 (the "Trust Agreement"), among First Security, the Certificate Trustee and the Persons named on Schedule I thereto as Certificate Purchasers (the "Certificate Purchasers"), in connection with the transaction contemplated by the Lease Intended as Security dated as of January 15, 1998 (the "Lease"), among Apogee Coal Company, Catenary Coal Company and Hobet Mining, Inc., as Lessees, the Certificate Trustee as Lessor and the Certificate Purchasers.

In that connection, we have examined the Trust Agreement and the Lease, Certificates and the other related documents to which First Security or the Certificate Trustee, as applicable, is a party (the "Operative Documents"). We have also examined such other documents, records, matters of law and other matters we have considered necessary in connection with the expression of the opinions hereinafter set forth. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Lease.

Based upon the foregoing, we are of the opinion that:

        1. First Security is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, is authorized to transact the business of banking under the laws of the United States of America and has full power and authority to execute, deliver and perform its obligations under the Trust Agreement and, acting pursuant thereto, the Operative Documents.

        2. First Security has duly authorized, executed and delivered the Trust Agreement and, to the extent specifically provided therein, the Operative Documents, and each such document constitutes the legal, valid and binding obligation of First Security, enforceable against it in accordance with the terms thereof.

        3. The Certificate Trustee is duly authorized under the Trust. Agreement to execute, deliver and perform each of the Operative Documents, has duly executed and delivered each of the Operative Moments and each such Operative Document constitutes a regale valid and binding obligation of the Certificate Trustee, enforceable against the Certificate Trustee in accordance with its terms. The Certificates issued on the date hereof have been duly issued, executed and delivered by the Certificate Trustee, pursuant to authorization contained in the Trust Agreement, and constitute legal, valid and binding obligations of the Certificate Trustee, enforceable against the Certificate Trustee In accordance with their terms and the terms of the Trust Agreement.

        4. The Trust Agreement duly creates a legal and valid trust under Utah law; the trust created by the Trust Agreement exists for the benefit of the Certificate Purchasers as provided therein and creates for the benefit of the Certificate Purchasers the interest in the Trust Estate which the Trust Agreement by its terms purports to create.

        5. Neither the execution, delivery or performance by First Security or the Certificate Trustee, as the case may be, of the Operative Documents, the consummation by First Security or the Certificate Trustee, as the case may be, of any of the transactions contemplated thereby nor the compliance by First Security or the Certificate Trustee, as the case may be, with any of the terms and provisions thereof (i) requires any approval of its stockholders, or any consent or approval of or the giving of notice to any trustees or holders of any indebtedness or obligations of it known to us, (ii) violates its articles of association or by-laws, or contravenes or will contravene any provision of, or constitutes a default under, or results in any breach of, or results in the creation of any Lien (other than as permitted under the Operative Documents), upon property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, license or other agreement or instrument, in each case known to us, to which it is a party or by which it is bound or (iii) contravenes any Utah applicable law or United States applicable law governing the banking or trust powers of First Security or any judgment or order, in each case, known to us applicable to or binding on it.

        6. No consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Utah governmental authority or United States governmental authority regulating the baking or trust powers of First Security is required for the execution, delivery, validity or enforceability of the Operative Documents, or the carrying out by, First Security or the Certificate Trustee, as the case away be, of any of the transactions contemplated by the Operative Documents, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, gives or taken.

                                             C-3-2

        8. There are no fees, taxes or other charges payable by First Security or the Certificate Trustee imposed by the State of Utah or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by First Security or the Certificate Trustee of the Operative Documents (other than taxes based on or measured by any fees or compensation received by First Security, acting as the Certificate Trustee, for services rendered in connection with the transactions contemplated by the Operative Documents) solely because First Security or the Certificate Trustee, as the case may be, performs certain of its obligations under the Trust Agreement and the Operative Documents in Salt Lake City or the State of Utah.

        9. The Certificate Trustee has received such titles to the Units as were conveyed to it by Lessees, subject to the rights of Lessees under the Lease and to our knowledge, there exist no liens or encumbrances affecting the right, title and interest of the Certificate Trustee in and to the Trust Estate resulting from claims against First Security not related to the ownership of the Trust Estate or any other transaction contemplated by the Trust Agreement and the Operative Documents.

        10. There are no proceedings pending or, to our knowledge, threatened and, to our knowledge, there is no existing basis for any such proceedings against or affecting First Security or the Certificate Trustee, as the case may be, in or before any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, might, individually or in the aggregate, adversely affect or impair the ability of First Security or the Certificate Trustee, as the case may be, to enter into or to perform in obligations under the Trust Agreement or the Operative Documents.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

        A. The foregoing opinions are limited to the laws of the State of Utah and the federal laws of the United States of America governing the banking and trust powers of First Security. In addition, without limiting the foregoing we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended or (ii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the legally, validly, binding effect and enforceability of the documents involved in these transactions, which by their terms are governed by the laws of a state other than Utah, we have assumed that such documents constitute legal, valid, binding and enforceable agreements under the laws of such other state, as to which we express no opinion.

        B. The foregoing opinions regarding enforceability of any document or instrument are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        C. As to the documents involved in these transactions, we have assumed that each is a legal, valid and binding obligation of each party thereto, other than First Security or the Certificate Trustee, and is enforceable against each such party in accordance with their respective terms.

        D. We have assumed that all signatures, other than those of the Certificate Trustee or First Security, on documents and instruments involved in these transactions are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to US as copies conform with the originals, which facts we have not independently verified.

                                              C-3-3

        E. We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to the particular nature of the equipment involved in these transactions.

        F. We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the equipment involved in these transactions or the priority of any mortgage or security interest.

        G. We have assumed that the Trust Agreement, the Operative Documents and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

        H. In addition to any other limitation by operation of law upon the scope, meaning, or purpose of this opinion, this opinion speaks only as of the date hereof. We have no obligation to advise the recipients of this opinion (or any third party) of changes of law or fact that may occur after the date hereof even though the change may affect the legal analysis, a legal conclusion or an information confirmation herein.


                  [Rest of this page left intentionally blank]




























                                             C-3-4

        I. The opinions expressed in this letter are solely for the use of the parties to which it is addressed ha matters directly related to the Trust Agreement, the Operative Documents and the transactions contemplated thereunder and these opinions may not be relied on by any other persons or for any other purpose without our prior written approval. The opinions expressed in this letter are limited to the matter set forth in this letter, and Do other opinions should be inferred beyond the matters expressly stated.

        Although we have not verified the accuracy of any of the assumed conditions set forth in Paragraphs A through I, we have no knowledge of any inaccuracy in these assumptions.


                                       Very truly yours,



































                                             C-3-5

                           EXHIBIT C-4 TO LEASE INTENDED AS SECURE
                                 DATED AS OF JANUARY 15, 1998

                  FORM OF OPINION OF CERTIFICATE PURCHASER'S SPECIAL COUNSEL

                                      January ____, 1998

To the Parties Listed on
the Attached Schedule

        Re:    Synthetic Lease of Above-Ground Mining Equipment
               (Arch Coal. Inc.)

Ladies and Gentlemen:

        We have acted as your special counsel in connection with (i) your execution and delivery of the Lease Intended as Security dated as of January 15, 1998 (the "Lease") among Apogee Coal Company, Catenary Coal Company and Hobet Mining, Inc. (collectively, "Lessees"), First Security Bank, National Association, individually ("First Security") and as trustee under Arch Coal Trust 1998-1 ("Certificate Trustee"), providing, among other things, for your commitment to purchase up to $75,000,000 aggregate principal amount of Certificates of Certificate Trustee; and (ii) your purchase on the date hereof of $ in aggregate principal amount of the Certificates. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Lease.

        In that connection, we have examined executed counterparts of the Lease, Trust Agreement, the Subsidiary Guaranty and the Parent Guaranty (collectively referred to in this opinion as the "Operative Agreements"). The Operative Agreements to which Lessees are a party are referred to in this opinion as the "Lessee Agreements". We have also examined the Certificates issued to each of you on this date.

        We have also examined such other documents, records, matters of law and other matters as we have considered necessary in connection with the expression of the opinions hereinafter set forth. We have also relied upon the certificates of appropriate persons.

        Based upon the foregoing, we are of the opinion that:

        1. Each Lessee is a corporation validly existing and in good standing under the laws of the state of its incorporation and has the corporate power to enter into and perform the Lessee Agreements.

        2. Parent Guarantor is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power to enter into and perform the Parent Guaranty.

        3. Each Subsidiary Guarantor is a corporation validly existing and in good standing under the laws of the state of its incorporation and has the corporate power to enter into and perform the Subsidiary Guaranty.

        4. Each Lessee Agreement has been duly authorized, executed and delivered by each Lessee and constitutes the legal, valid and binding obligation of such Lessee enforceable against such Lessee in accordance with the terms thereof, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles are considered in a proceeding in equity or at law).

        5. The Parent Guaranty has been duly authorized, executed and delivered by Parent Guarantor and constitutes the legal, valid and binding obligation of Parent Guarantor enforceable against Parent Guarantor in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

        6. The Subsidiary Guaranty has been duly authorized, executed and delivered by each Subsidiary Guarantor.

        7. The issuance, sale and delivery of the Certificates under the circumstances contemplated by the Lease do not, under existing law require the registration of the Certificates under the Securities Act of 1933, as amended or the qualification of the Trust Agreement under the Trust Indenture Act of 1939, as amended.

        Our  opinions as to the matters  referred  to in  Paragraphs  1, 2 and 3 above are based and given in sole reliance upon an examination of the Certificate of Incorporation or Articles of Incorporation, as the case may be, and By-laws of Lessees, Subsidiary Guarantors and Parent Guarantor and
Certificates of the Secretary of State of the States of Delaware and West Virginia, as the case may be. We believe that the opinion of [_____________] delivered to you on the date hereof is satisfactory in scope and form and that you are justified in relying thereon.

        Our opinion is limited to the laws of the State of Illinois, the general corporate law of the States of West Virginia and Delaware and the Federal laws of the United States of America and we express no opinion on the laws of any other jurisdiction. We give no opinion whatsoever on the legal, valid, binding and enforceable nature of the Subsidiary Guaranty.


                                            C-4-2

                    EXHIBIT D TO LEASE INTENDED AS SECURITY
                          DATED AS OF JANUARY 15, 1998


                          FORM OF DELIVERY DATE NOTICE

                                January ___, 1998



TO: Lessor and Certificate Purchasers, pursuant to that certain Lease Intended as Security (the "Lease"), dated as of January 15, 1998 among: Apogee Coal
             Company, a Delaware corporation, Catenary Coal Company, a Delaware corporation and Hobet Mining,
             Inc., a West Virginia corporation; the Persons identified on Schedule I thereto as the "Certificate Purchasers"; and First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Certificate Trustee ("Lessor"; all capitalized terms used herein without definition shall have the meaning assigned to such terms in the Lease).

FROM:        Lessees' Agent

REGARDING:   Delivery Date

      1. The Delivery Date is scheduled for January 29, 1998, at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603 at 9:00 a.m.

      2. The Units to be acquired  and accepted on such date are  identified  on
Schedule I hereto, all of which Units will be identified on Schedule II to the Lease.

      3. The  aggregate  Purchase  Price to be paid for the Units  identified on
Schedule I hereto is $_______________ , which Purchase Price is to be paid out of Funding.

      The Purchase Price shall be sent by wire transfer to Lessees in the amounts and at the accounts set forth on Schedule II hereto.

                                      ARCH COAL, INC., as Lessees' Agent



                                      By:___________________________________
                                         Name Printed:______________________
                                         Title:_____________________________




------------------------------------------

                       SCHEDULE I TO DELIVERY DATE NOTICE

                              Description of Units:




------------------------------------------

                       SCHEDULE II TO DELIVERY DATE NOTICE


            LESSEE               WIRE TRANSFER INSTRUCTIONS      AMOUNT

1.  Apogee Coal Company

2.  Catenary Coal Company

3.  Hobet Mining, Inc.

                    EXHIBIT E-1 TO LEASE INTENDED AS SECURITY
                          DATED AS OF JANUARY 15, 1998

                          FORM OF OFFICER'S CERTIFICATE

TO: Lessor and Certificate Purchasers, pursuant to that certain Lease Intended as Security (the "Lease"), dated as of January 15, 1998 among: [___________], a ______ corporation (the "Company"), and the other Lessees named therein (collectively, together with the Company, "Lessees"); the Persons identified on
             Schedule I thereto as the "Certificate Purchasers"; and First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Certificate Trustee ("Lessor"; all capitalized terms used herein without definition shall have the meaning assigned to such terms in the Lease).

      Pursuant to the Lease among Lessees, Lessor and Certificate Purchasers, I, _______________, _______________ of the Company, do hereby certify as follows:

      The representations and warranties of the Company contained in the Lease and made on behalf of the Company in the other Operative Documents are true and correct on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof; the Company has performed all agreements on its part required to be performed under the Lease and the other Operative Documents on or prior to the date hereof; and there exists on the date hereof no Incipient Default or Event of Default.

      IN WITNESS WHEREOF, I have signed my name this ________ day of January, 1998.



                                      [-----------------------]



                                      By:___________________________________
                                         Name:______________________________
                                         Title:_____________________________

                    EXHIBIT E-2 TO LEASE INTENDED AS SECURITY
                          DATED AS OF JANUARY 15, 1998

                         FORM OF SECRETARY'S CERTIFICATE

      The UNDERSIGNED ______________, [Assistant] Secretary of [_______________] (the "Company"), pursuant to that certain Lease Intended as Security, dated as of January 15, 1998 (the "Lease"), among the Company, the other Lessees named therein, First Security Bank, National Association and the Persons listed on
Schedule I thereto as Certificate Purchasers, does hereby certify as follows (capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Lease):

           1. Attached hereto as Exhibit A is a true and complete copy of the Company's [Certificate/Articles] of Incorporation as amended and in effect on the date hereof, certified by the Secretary of State of the State of [Delaware/West Virginia].

           2. The copy of the By-laws of the Company, attached hereto as Exhibit B, is true and complete and such By-laws are in full force and effect on the date hereof.

           3. Attached hereto as Exhibit C are true and correct copies of all resolutions adopted by the Board of Directors of the Company relating to the Lease and the other Operative Documents, which resolutions have not been amended or rescinded and are in full force and effect on the date hereof.

           4. The following persons are on the date hereof duly qualified and acting officers of the Company, duly elected or appointed to the offices set forth beside their respective names and signatures, and each such person who, as an officer of the Company, signed the Lease, the certificates representing interests in the Lease, any of the other Operative Documents or any other document delivered prior hereto or on the date hereof in connection with such agreements and documents and the transactions contemplated therein was, at the respective times of such signing and delivery and is now duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures:

           NAME                     OFFICE                 SIGNATURE
      ==============            ==============           ==============
      --------------            --------------           --------------

      IN WITNESS WHEREOF, I have signed my name this _____ day of January, 1998.

                                      [--------------------]



                                      By:__________________________________
                                         Name Printed:______________________
                                         Title:   [Assistant]
                                         Secretary

      I,  ______________,  ______________  of the Company,  hereby  certify that
____________________ is on the date hereof the duly elected, qualified and acting [Assistant] Secretary of the Company, and that the signature set forth above is such person's true and correct signature.

      Dated:  January __, 1998.

                                      [--------------------]



                                      By:___________________________________
                                         Name Printed:______________________
                                         Title:_____________________________

                   EXHIBIT E-3 TO LEASE INTENDED AS SECURITY
                          DATED AS OF JANUARY 15, 1998

                          FORM OF OFFICER'S CERTIFICATE

TO: Lessor and Certificate Purchasers, pursuant to that certain Lease Intended as Security (the "Lease"), dated as of January 15, 1998 among: Apogee Coal Company, a Delaware corporation, Catenary Coal Company, a Delaware corporation, and Hobet Mining, Inc., a West Virginia corporation (collectively, "Lessees"); the Persons identified on Schedule I thereto as the "Certificate Purchasers"; and First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Certificate Trustee ("Lessor"; all capitalized terms used herein without definition shall have the meaning assigned to such terms in the Lease).

      Pursuant to the Lease among Lessees, Lessor and Certificate Purchasers, I, _______________, _______________ of [INSERT NAME OF PARENT GUARANTOR OR
SUBSIDIARY GUARANTOR], a Delaware corporation ("Guarantor") do hereby certify as follows:

      The representations and warranties made by or on behalf of Guarantor in the Operative Documents are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof; Guarantor has performed all agreements on its part required to be performed under the [Parent/Subsidiary] Guaranty and the other Operative Documents on or prior to the date hereof; and there exists on the date hereof no Incipient Default or Event of Default.

      IN WITNESS WHEREOF, I have signed my name this _____ day of January, 1998.



                                      [-------------------------]

                                      By:___________________________________
                                         Name:______________________________
                                         Title:_____________________________

                    EXHIBIT E-4 TO LEASE INTENDED AS SECURITY
                          DATED AS OF JANUARY 15, 1998



                         FORM OF SECRETARY'S CERTIFICATE

      The UNDERSIGNED ______________, [Assistant] Secretary of [NAME OF PARENT GUARANTOR OR SUBSIDIARY GUARANTOR] ("Guarantor"), pursuant to that certain Lease Intended as Security, dated as of January 15, 1998 (the "Lease"), among Apogee Coal Company, Catenary Coal Company, Hobet Mining, Inc., First Security Bank, National Association and the Persons listed on Schedule I thereto, does hereby certify as follows (capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Lease):

           1. Attached hereto as Exhibit A is a true and complete copy of Guarantor's Certificate of Incorporation as amended and in effect on the date hereof, certified by the Secretary of State of the State of Delaware.

           2. The copy of the By-laws of Guarantor, attached hereto as Exhibit B, is true and complete and such By-laws are in full force and effect on the date hereof.

           3. Attached hereto as Exhibit C are true and correct copies of all resolutions adopted by the [Finance Committee and] Board of Directors of Guarantor relating to the [Parent/Subsidiary] Guaranty and the other Operative Documents, which resolutions have not been amended or rescinded and are in full force and effect on the date hereof.

           4. [The following persons are on the date hereof duly qualified and acting officers of Guarantor, duly elected or appointed to the offices set forth beside their respective names and signatures, and each such person who, as an officer of Guarantor, signed the [Parent/Subsidiary] Guaranty, any of the other Operative Documents or any other document delivered prior hereto or on the date hereof in connection with such agreements and documents and the transactions contemplated therein was, at the respective times of such signing and delivery and is now duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures:] [The following person is on the date hereof duly authorized as attorney in fact to execute and deliver the Subsidiary Guaranty, any of the other Operative Documents or any other document delivered prior hereto or on the date hereof in connection with such agreements and documents and the transactions contemplated therein; set forth opposite his/her name is his/her genuine signature; such person was at the time of such execution and delivery an authorized attorney in fact; and the signature of such person appearing on such documents is his/her genuine signature:]

           NAME                     OFFICE                 SIGNATURE
      ==============            ==============           ==============
      --------------            --------------           --------------

      IN WITNESS WHEREOF, I have signed my name this _____ day of January, 1998.

                                      [NAME OF GUARANTOR]



                                      By:__________________________________
                                         Name Printed:______________________
                                         Title:   [Assistant]
                                         Secretary

      I,  ______________,  ______________  of  Guarantor,  hereby  certify  that
__________________________ is on the date hereof the duly elected, qualified and acting [Assistant] Secretary of Guarantor, and that the signature set forth above is such person's true and correct signature.

      Dated:  January  __, 1998.

                                      [NAME OF GUARANTOR]



                                      By:___________________________________
                                         Name Printed:______________________
                                         Title:_____________________________

                    EXHIBIT E-5 TO LEASE INTENDED AS SECURITY
                          DATED AS OF JANUARY 15, 1998

                          FORM OF OFFICER'S CERTIFICATE

TO: Lessees and Certificate Purchasers, pursuant to that certain Lease Intended as Security (the "Lease"), dated as of January 15, 1998 among:
             Apogee Coal Company, a Delaware corporation, Catenary Coal Company, a Delaware corporation, and Hobet Mining, Inc., a West Virginia corporation (collectively, "Lessees"); the Persons identified on Schedule I thereto as the "Certificate Purchasers"; and First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Certificate Trustee ("Lessor"; all capitalized terms used herein without definition shall have the meaning assigned to such terms in the Lease).

      Pursuant to the Lease among Lessees, Lessor and Certificate Purchasers, I, _______________, _______________ of First Security Bank, National Association, do hereby certify as follows:

      The representations and warranties made by or on behalf of Lessor in the Operative Documents are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof; Lessor has performed all agreements on its part required to be performed under the Lease and the other Operative Documents on or prior to the date hereof; and there exists on the date hereof no Incipient Default or Event of Default.

      IN WITNESS WHEREOF, I have signed my name this _____ day of January, 1998.



                                      FIRST SECURITY BANK,
                                         NATIONAL ASSOCIATION

                                      By:___________________________________
                                         Name:______________________________
                                         Title:_____________________________

                     EXHIBIT F TO LEASE INTENDED AS SECURITY
                          DATED AS OF JANUARY 15, 1998

                          FORM OF ASSUMPTION AGREEMENT

      Reference is hereby made to their certain Lease Intended as Security dated as of January 15, 1998 (the "Lease") among Apogee Coal Company, a Delaware corporation, Catenary Coal Company, a Delaware corporation, and Hobet Mining, Inc., a West Virginia corporation (collectively, "Lessees"), First Security Bank, National Association, as Certificate Trustee, as lessor ("Lessor") and the several Certificate Purchasers named therein. Unless otherwise defined herein, or the context hereof otherwise requires, terms which are defined or defined by reference in the Lease shall have the same meanings when used herein.

     ___________________  ("Assignor")  and  _____________________  ("Assignee")
hereby agree as follows:

      1. Assignor hereby irrevocably sells and assigns to Assignee, without recourse to Assignor, and Assignee hereby irrevocably agrees to purchase from Assignor, without recourse to Assignor, ____% of Assignor's right, title and interest in and to the Lease and the Trust Agreement, as evidenced by the Certificate (the "Certificate") issued in the name of Assignee (or its nominee) on the date hereof (the "Assigned Rights").

      2. Assignee hereby agrees to assume all obligations of Assignor under, and to be bound by all terms and conditions of, the Lease, the Trust Agreement and any other Operative Document to which Assignor is a party, in each case, solely to the extent of the Assigned Rights, and Assignor and Assignee hereby agree that any reference in the Operative Documents to "Certificate Purchaser" shall be deemed to refer to Assignee.

       3. Assignee hereby represents and warrants:

          (a) Assignee has complied with all securities or blue sky laws of any applicable jurisdiction;

          (b) the representations and warranties in Section 12.2 of the Lease are true and correct with respect to Assignee; and

          (c) Assignee will not sell, assign or transfer any of its right, title and interest in Assigned Rights or the Certificate (i) without the transferee thereof making the representations and warranties herein and (ii) in violation of Article XIV of the Lease and Article V of the Trust Agreement.

      4. Assignor and Assignee hereby agree that Lessor, Lessees, Parent Guarantor, Subsidiary Guarantors and the other Certificate Purchasers are entitled to rely upon the representations made by it in this Assumption Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be duly executed and delivered by one of its officers thereunto duly authorized this _____ day of _________________.

                                      [-----------------------]



                                      By:___________________________________
                                         Name Printed:______________________
                                         Title:_____________________________



                                      [-----------------------]



                                      By:___________________________________
                                         Name Printed:______________________
                                         Title:_____________________________

[Consented and Agreed to this ___ day
of ___________, ____

ARCH COAL, INC.

By: ____________________________
   Name Printed: __________________
   Title: _________________________]